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                                                                   EXHIBIT 10.17



                      PIPELINE AND TERMINAL LEASE AGREEMENT


                            DATED AS OF MAY 25, 2001,

                                 BY AND BETWEEN

                         COASTAL LIQUIDS PARTNERS, L.P.,

                                   AS LESSOR,

                                       AND

                     VALERO MARKETING AND SUPPLY COMPANY AND

                            VALERO PIPELINE COMPANY,

                                    AS LESSEE


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                  THIS PIPELINE AND TERMINAL LEASE AGREEMENT (this "Lease"), dated as of May 25, 2001, is entered into by and between Coastal Liquids Partners, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor"), and Valero Marketing and Supply Company, a Delaware corporation, and Valero Pipeline Company, a Delaware corporation (collectively hereinafter referred to as "Lessee").

                  WHEREAS, Lessor is the owner of the Leased Property, Inventory and Equipment; and

                  WHEREAS, Lessor desires to lease the Leased Property and sell the Inventory and Equipment to Lessee, and Lessee desires to lease the Leased Property and purchase the Inventory and Equipment from Lessor;

                  NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND OF the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in Appendix A attached hereto and incorporated herein shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

         1.2 References, Gender, Number. All references in this Lease to an "Article," "Section," or "subsection" shall be to an Article, Section, or subsection of this Lease, unless the context requires otherwise. Unless the context otherwise requires, the words "this Lease," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Lease as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

                                    ARTICLE 2
                             PRE-CLOSING AGREEMENTS

         2.1 Agreement to Lease. Upon the Closing, subject to the terms and conditions of this Lease, (i) Lessor agrees to lease the Leased Property to Lessee, and Lessee agrees to lease the Leased Property from Lessor, and (ii) the parties agree to execute and deliver (or cause the execution and delivery of) the Related Agreements (other than those to be executed after the Closing pursuant to Section 10.3) as more fully provided in Section 2.11.

                  (a) As of the Effective Time, subject to the terms and conditions of this Lease and for the consideration specified below, Lessor shall sell, assign, transfer, grant, bargain, deliver and convey to Lessee, free and clear of all Liens, all of Lessor's and its Affiliates' right, title and interest in, to and under the Inventory. In consideration of the transfer to Lessee of the Inventory,


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Lessee shall deliver to Lessor the Estimated Inventory Sale Price set forth in
SCHEDULE 2.2, PART I BY WIRE transfer of immediately available funds at the Closing. The Estimated Inventory Sale Price is subject to later adjustment pursuant to Section 2.2(e).

                  (b) As of the Effective Time, subject to the terms and conditions of this Lease and for the consideration specified below, Lessor shall sell, assign, transfer, grant, bargain, deliver and convey to Lessee, free and clear of all Liens, all of Lessor's and its Affiliates' right, title and interest in, to and under the Equipment. In consideration of the transfer to Lessee of the Equipment, Lessee shall deliver to Lessor $426,384.

                  (c) The Estimated Inventory Sale Price will be adjusted following Closing based on a physical inventory (the "Physical Inventory") commenced no more than two Business Days prior to the Closing. The Physical Inventory shall be conducted in accordance with the measurement and other procedures specified in Schedule 2.2, Part I and shall be conducted by independent inspectors.

                  (d) Within ten Business Days of receipt of the Final Inventory Quantity Report (as provided in Section 0 of Schedule 2.2 PART I), LESSOR shall deliver the Statement (defined below) to Lessee. As used herein, the Statement shall mean an invoice, based on the valuation formulae set forth in Schedule 2.2
PART II AND the Final Inventory Quantity and Final Inventory Quality set forth in the Final Inventory Quantity Report, that indicates by product and in the aggregate the final value for the Inventory conveyed to Lessee pursuant hereto.

                  (e) Lessee shall have ten Business Days from receipt of the Statement to review the Statement. During this ten Business Day period, Lessee shall be permitted to review the working papers of Lessor relating to, and shall be given access to the employee of Lessor primarily responsible for the preparation of, the Statement. The Statement shall become final and binding upon the parties on the tenth Business Day following delivery thereof to Lessee, unless Lessee gives written notice of its disagreement with the Statement ("Notice of Disagreement") to Lessor prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) include only disagreements based on mathematical or typographical errors or the amount to be paid for Inventory not being calculated in accordance with this Section 2.2 or Schedule 2.2 If a Notice of Disagreement is received by Lessor in a timely manner, then the Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon Lessor and Lessee upon the earlier of (A) the date Lessor and Lessee resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Arbitrator (as defined below). The Statement, upon becoming final and binding in accordance with this Section 2.2, and as the same may be revised in accordance with the preceding clause (A) or (B), is hereinafter referred to as the "Final Statement".

                  (f) During the ten Business Day period following the delivery of a Notice of Disagreement, Lessor and Lessee shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Lessor shall have access to the working papers of Lessee prepared in connection with its certification of the Notice of Disagreement. At the end of such ten Business Day period, Lessor and Lessee shall submit to an independent arbitrator (the "Independent Arbitrator") for review and resolution of any and all matters which remain in dispute and which were properly included in the


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Notice of Disagreement, in the form of a written brief. The Independent
Arbitrator shall be Ernst & Young. The Independent Arbitrator shall make a final and binding determination as to the submitted matters within 45 days after its appointment. The Independent Arbitrator's determination shall be in the form of an opinion as is appropriate under the circumstances and shall confirm that IT was rendered in accordance with this Section 2.2(f) Lessor and Lessee agree that judgment may be entered upon the determination of the Independent Arbitrator in any court having jurisdiction over the party' against which such determination is to be enforced. The fees and expenses of the Independent Arbitrator and the reasonable attorney's fees and expenses of the parties incurred in connection with the matters submitted to the Independent Arbitrator shall be borne by Lessor and Lessee in inverse proportion as they may prevail on matters resolved by the Independent Arbitrator, which proportionate allocations shall also be determined by the Independent Arbitrator at the time the determination of the Independent Arbitrator is rendered on the merits of the matters submitted. Notwithstanding the foregoing, the fees and expenses of Lessor incurred in connection with its preparation and certification of the Statement and its review of the Notice of Disagreement shall by borne by Lessor, and the fees and expenses of Lessee incurred in connection with its review of the Statement and the preparation and certification of any Notice of Disagreement shall be borne by Lessee.

                  (g) If the amounts indicated in the Final Statement are, in the aggregate, more than the Estimated Inventory Sale Price, Lessee shall, within 10 days after the Statement becomes final and binding pursuant to Section
2.2 hereof, make payment to Lessor by wire transfer in immediately available funds of the amount of such difference not otherwise paid by Lessee, together with interest thereon at a rate equal to the Agreed Rate, calculated on the basis of the actual number of days elapsed over 365, from and including the Effective Time to but excluding the date of payment if paid by 12:00 noon Central Time. If the amounts indicated in the Final Statement are, in the aggregate, less than the Estimated Inventory Sale Price, Lessor shall, within 10 days after the Statement becomes final and binding pursuant to Section 2.2 hereof, make payment to Lessee by wire transfer in immediately available funds of the amount of such difference overpaid by Lessee, together with interest thereof at a rate equal to the Agreed Rate, calculated on the basis of the actual number of days elapsed over 365, from and including the Effective Time to but excluding the date of payment if paid by 12:00 noon Central Time. Either party may elect, at any time in advance of the Statement becoming final and binding, to pay to the other party any portion which is not in dispute of such difference in the amount between the Estimated Inventory Sale Price and in the Statement, which such payment shall include interest thereon at the foregoing rate from and including the Effective Time to but excluding the date of payment if paid by 12:00 noon Central Time.

                  (h) Not later than ten Business Days following Lessee's receipt of the Final Inventory Quantity Report referred to in Section 2.2(e), Lessee shall give Lessor written notice of any solid Hazardous Material (other than tank bottoms and sediment) stored in the tanks on the Leased Property as of the Effective Time that Lessee requires to be disposed of by Lessor. Lessor, at Lessor's risk and expense, agrees to promptly dispose of any solid Hazardous Waste (other than tank bottoms and sediment) stored in tanks on the Leased Property as of the Effective Time of which Lessee gives Lessor timely written notice in accordance with the preceding sentence.

                  (i) Within a reasonable time after the Effective Time and subject to any storage rights contemplated by Section 10.3, (i) Lessee, at its cost and expense, will remove any items of Equipment that are located on any property (other than Leased Property) owned or leased by Lessor


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or its Affiliates and (ii) Lessor, at its cost and expense, will remove any warehouse inventory (including tools, parts, supplies and other similar items) that is not included in the Equipment and is located on the Leased Property. Until removed pursuant to the foregoing, either party or its Affiliates shall be entitled to use such Equipment or warehouse inventory which is owned by the other party in connection with any safety or emergency related repair or maintenance work, and in each such event shall promptly notify the other of such use and shall promptly replace such item of Equipment or warehouse inventory with a like item of Equipment or warehouse inventory of the same type, description, design and quality.

         2.3 Access to Information.

                  (a) General Access. Subject to Sections 2.3(a)(3) and 2.3(b), promptly following the execution of this Lease and until the Closing Date (or earlier termination of this Lease):

                           (1) Books and Records. Lessor shall permit Lessee and its representatives to have reasonable access at reasonable times in Lessor's offices, and in a manner so as not to interfere unduly with the business operations of Lessor, to all Lessor's books and records, including contracts, title opinions, title files, ownership maps, assignments and documents, relating to the Leased Property, Inventory and Equipment insofar as Lessor may do so without (i) violating legal constraints or any legal obligation or (ii) waiving any attorney/client, work product or like privilege.

                           (2) Limitation on Access. Nothing in this Lease shall be construed to permit Lessee or its representatives to have access to any files, records, contracts or documents of Lessor or any Affiliate of Lessor relating to (i) Lessor's or any of its Affiliate's inter-company or intra-company feedstock and product pricing information, internal transfer prices, hedging activity records and hydrocarbon inventory valuation procedures and records or (ii) this transaction.

                  (b) Confidential Information. The Confidentiality Agreements are incorporated by reference into this Lease and made a part hereof.

         2.4 Conduct of Business Pending Closing. Except as otherwise contemplated herein or agreed to by Lessee in writing (which agreement shall not be unreasonably withheld or delayed), from the date hereof until the Closing Date, Lessor shall:

                  (a) conduct its operations of the Leased Property according to its ordinary and usual course of business consistent with past practice,

                  (b) use reasonable efforts to keep available the services of Lessor's or its Affiliate's employees who are currently employed in connection with the operation of the Leased Property,

                  (c) use reasonable efforts to maintain Lessor's present relationships with customers, service providers and others having business relationships with the Leased Property,

                  (d) maintain the Leased Property in accordance with its current plans and


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practices, including the conduct of scheduled maintenance, the replacement or upgrades of facilities, piping and storage, the continuation of capital improvement projects and the treatment and disposal of Hazardous Materials prior to closing, in each case to the extent required by Law or a reasonable and prudent operator would do so to maintain safety conditions,

                  (e) not transfer or dispose of any Equipment or other tangible property, including vehicles or computer equipment, or remove any books and records at the sites of the Leased Property used or useful in the business being conducted at the Leased Property, except for (i) sales of Inventory in the ordinary course of business and (ii) Excluded Assets,

                  (f) place any Lien on the Leased Property, Inventory or Equipment except (i) Permitted Liens or (ii) any Lien arising from Lessor's enforcement of its rights under this Lease or from Lessor's compliance with its obligations under this Lease,

                  (g) not grant any general wage or benefit increase to persons who will not be Retained Employees except consistent with past practice or the May 1, 2001 wage increase heretofore disclosed to Lessee,

                  (h) notify Lessee promptly, and in any event prior to the Closing, of any written notice of violation or written threatened notice of violation received from any Governmental Body after the date of this Agreement relating to Environmental Laws or Permits at the Leased Property, and

                  (i) not enter into any new commitment for capacity on the Pipeline Systems or at the Terminals if such commitment extends for more than 60 days.

Notwithstanding the foregoing, Lessor may take (or not take, as the case may be) any actions contrary to the foregoing to the extent reasonably necessary under emergency circumstances (or if required or prohibited, as the case may be, pursuant to Law) and provided Lessee is notified as soon thereafter as practicable.

         2.5 Public Announcements. Prior to the Closing Date, without the prior written approval of the other party hereto, which approval shall not be unreasonably withheld or delayed, no party hereto will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Lease and the transactions contemplated hereby, except where such release or statement is deemed in good faith by the releasing party to be required by Law or under the rules and regulations of any public stock exchange on which the shares of such party or any of its Affiliates are listed. In each case to which such exception applies, the releasing party will use its reasonable best efforts to provide a copy of such release or statement to the other party prior to releasing or making the same.

         2.6 Actions and Efforts by Parties.

                  (a) Reasonable Efforts. Without limiting the respective warranties, representations, covenants and agreements of the parties contained herein, each of the parties agrees to use its reasonable efforts to satisfy the conditions to Closing set forth in Section 2.10 and to refrain from taking any action within its control which would cause a breach of a representation or warranty set forth herein. Without limiting the respective warranties, representations, covenants and


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agreements of the parties contained herein, each of the parties agrees to use its reasonable efforts (and to cause its Affiliates to use their reasonable efforts) to refrain from taking any action within its control which would cause a breach of any of its representations and warranties contained in Articles 7 or 8, as the case may be, or which would prevent it from delivering to the other party the certificate which it is required to deliver pursuant to Section 2.10(a)(2) or 2.10(b)(2), as the case may be. In connection with the continuing operations of the Leased Property between signing of this Lease and the Closing, Lessor shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives of Lessee to report material operational developments and the general status of ongoing operations. Lessor and Lessee acknowledge that any such consultation shall not constitute (i) a waiver by Lessee or Lessor of any rights it may have under this Lease or any Related Agreements or (ii) any warranty or representation by Lessor.

                  (b) Further Assurances. Lessor and Lessee each agrees that from time to time after the Closing Date, each of them will execute and deliver or cause their respective Affiliates to execute and deliver such further instruments, and take (or cause their respective Affiliates to take) such other action, as may be necessary to carry out the purposes and intents of this Lease. Nothing in this Section shall cause any representation, warranty, covenant or agreement contained in other Sections or provisions of this Lease to survive later than the time stipulated for the survival of such representation, warranty, covenant or agreement in Section 2.12. To the extent that any Affiliate of Lessor has legal or beneficial title to any of the Leased Property, Inventory or Equipment, Lessor will cause such Affiliate to convey (or lease, as appropriate) such legal or beneficial title in the Leased Property, Inventory or Equipment to Lessee on the same terms and to the same extent that Lessor is obligated under this Lease to convey (or lease, as appropriate) such legal or beneficial title in the Leased Property, Inventory or Equipment to Lessee.

                  (c) Restrictions. If there are prohibitions against, or conditions to, the transfer of any permit, license, easement, contract or other property (other than Environmental Permits), or if the transfer, apportionment or division of any permit, license, easement, contract or other property (other than Environmental Permits), contemplated to be transferred to Lessee (or to be apportioned or divided) pursuant to this Lease, the Related Agreements or the Special Warranty Conveyance without the prior written consent of third parties, including Governmental Bodies whose consent is needed for permits to be issued to Lessee or modified, which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate or limit any right of Lessee or Lessor with respect to any such permit, license, easement, contract or other property (herein called a "Restriction"), then, without delaying the Closing, any provision contained in this Lease, the Related Agreements or the Special Warranty Conveyance shall not become effective with respect to such permit, license, easement, contract or other property unless and until such Restriction is satisfied, waived or no longer applies. Following the Closing, when and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by Law and any applicable contractual provisions, the assignment of the permit, license, easement, contract or other property subject thereto shall become effective automatically as of the applicable closing date, without further action on the part of Lessor or Lessee and without payment of further consideration. Each of Lessor and Lessee agrees to use its commercially reasonable best efforts to obtain satisfaction of any Restriction on a timely basis post-Closing. To the extent that any Restriction exists, Lessor agrees to use its commercially reasonable best efforts (without infringing upon the legal rights of such third party or outside party or violating any Law) to provide Lessee with the equivalent assets or benefits thereof by subcontract or otherwise, at no additional cost to Lessee (other than the assumption of any related liability and the performance and compliance by


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Lessee with the terms of such permit, license, easement, contract or other property) effective as of the applicable closing date. Lessee agrees (without infringing upon the legal rights of such third party or outside party or violating any Law) to bear the economic burden of any related liability and of the performance and compliance with the terms of the permit, license, easement, contract or other property subject to the Restriction, at no additional cost to Lessor, effective as of the applicable closing date to the same extent as Lessee would have borne such liability and other obligations if this Lease, the Related Agreements or the Special Warranty Conveyance, as the case may be, had been effective as of the applicable closing date with respect to such permit, license, easement, contract or other property. In the case of a contract, Lessor agrees (without infringing upon the legal rights of such third party or outside party or violating any Law) to exercise its rights under such contract at the direction and/or for the benefit of Lessee. Notwithstanding the foregoing, nothing in this Section 2.6(c) shall require or obligate Lessee or Lessor to purchase or pay consideration to acquire any new or additional permit, license, easement, contract or other property right or interest.

                  (d) Environmental Permits. If there are prohibitions against, or conditions to, the transfer of any Environmental Permit contemplated to be transferred to Lessee pursuant to this Lease, the Related Agreements or the Special Warranty Conveyance without the prior written consent of third parties, including Governmental Bodies whose consent is needed for such Environmental Permit to be issued to Lessee or modified, which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate or limit any right of Lessee with respect to any such Environmental Permit, then, without delaying the Closing, (i) any provision contained in this Lease, the Related Agreements or the Special Warranty Conveyance shall not become effective with respect to such Environmental Permit and (ii) Lessor, at Lessee's cost and expense, agrees to use reasonable commercial efforts to assist Lessee in obtaining consent to the transfer of such Environmental Permits to Lessee or the issuance or modification of such Environmental Permits in Lessee's name. Until the earlier of the closing of the Option or the termination of this Lease, Lessor agrees that it shall maintain its existing coverage in connection with the Pipeline System Interests and the Terminal Interests under the Environmental Protection Agency's NPDES multi-sector general permit until the proposed Texas Natural Resource Conservation Commission multi-sector general permit is issued and effective, and thereafter for such period of time as is necessary to ensure continuous coverage under at least one of the two general permits pending Lessee's obtaining coverage under the new TNRCC general permit, which Lessee agrees to accomplish promptly after the new permit has been issued and has become effective. Nothing hereunder shall in any way affect Lessee's obligations in this Lease, including, without limitation, its obligation to comply with Environmental Law and to indemnify Lessor for Assumed Environmental Claims and Costs of Compliance related thereto.

                  (e) Cooperation. Lessor and Lessee shall cooperate in obtaining any required consents and permits to permit the transactions contemplated by this Agreement. Lessee shall take the primary role in obtaining any Environmental Permits and the transfer of technology licenses, and Lessor shall take the primary role in obtaining consents to the transfer of contracts other than technology licenses.

                  (f) Lease Consents and Expiration.

                           (1) Lease Consents. To the extent that the sublease of any land or facilities included in the Leased Property to Lessee, or the assignment to Lessee pursuant to


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         the Option of a lease covering any land or facilities included in the
         Leased Property, pursuant to the terms of this Lease requires consent of a third party lessor under such lease and such consent is not obtained by the Closing Date, then such failure to obtain consent by the Closing Date shall not prevent or delay the Closing and, to the extent necessary for Lessee to receive the benefits of this Lease, Lessor (or El Paso Field Services Company) pursuant to the terms of the Operating Agreement included in the Related Agreements (i) will provide Lessee throughput services for refined petroleum products through the facilities subject to such lease until such consent is obtained and/or
         (ii) will continue to operate the dock facilities subject to such lease until such consent is obtained. Each of Lessor and Lessee agrees to use its commercially reasonable best efforts to obtain any such consent on a timely basis post-Closing. Notwithstanding the foregoing, nothing in this Section 2.6(f)(1) shall require or obligate Lessee or Lessor to pay consideration to obtain any such consent.

                           (2) Lease Expiration. In the event the term of any real property lease included in the Leased Property expires after the Effective Time and prior to the earlier of the closing of the Option or the termination of this Lease, Lessee, at Lessee's cost and expense, agrees to use all reasonable commercial efforts to extend or renew such lease (or obtain a replacement lease) on terms and conditions substantially similar to the currently existing terms and conditions of such lease; provided that, Lessee shall not be obligated to extend, renew or replace any real property lease that is not necessary for Lessee to comply with Lessee's obligations under Article 16. Any such extended, renewed or new real property lease which is on terms and conditions substantially similar to the currently existing terms and conditions of such lease (or which is approved by Lessor) shall be considered to be part of the Leased Property. Any such extended, renewed or new real property lease which is not on terms and conditions substantially similar to the currently existing terms and conditions of such lease and is not approved by Lessor shall not be considered to be part of the Leased Property; provided, however, Lessor shall have the option, exercisable within 30 days after the termination of this Lease (other than by reason of the closing of the Option), to elect to cause such extended, renewed or new lease to be deemed to have been part of the Leased Property. Lessee assumes all risk of acquiring any extension, renewal or replacement of a real or personal property lease that expires after the Effective Time and, notwithstanding any other provision of this Lease, Lessor shall not have any liability to Lessee if Lessee is unable to acquire an extension, renewal or replacement of any such expired real or personal property lease on similar or reasonable terms.

                  (g) Multiple Line Interests. Notwithstanding anything in this Lease to the contrary, Lessor makes no warranty or representation, express or implied, that the Multiple Line Interests are divisible or partially assignable. Although Lessor and Lessee believe that the division or partial assignment of the Multiple Line Interests will not breach or violate, or cause or result in any termination or limitation of all or any part of, any Multiple Line Interest and intend for Section 2.6(c) to operate to prevent any such breach, violation, termination or limitation, if any such breach, violation, termination or limitation nevertheless occurs, then (i) Lessor shall solely bear and be responsible for all Covered Liabilities arising out of or attributable to such breach, violation, termination or limitation with respect to the Multiple Line Reserved Interests and (ii) Lessee shall solely bear and be responsible for all Covered Liabilities arising out of or attributable to such breach, violation, termination or limitation with respect to the portion of the Multiple Line Interests that does not constitute Multiple Line Reserved Interests.


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         2.7 Casualty and Condemnation.

                  (a) Material Casualty. If after the date of this Lease and prior to the Closing, all or any part of the Leased Property is damaged or destroyed by fire or other casualty and such damage or destruction has a Material Adverse Effect:

                           (1) Lessee shall have the option, exercisable within ten days after receiving written notice thereof from Lessor (but before Closing), to elect by written notice to Lessor to terminate this Lease; provided, however, that such election by Lessee to terminate this Lease shall not be effective if

                                    (i) such damaged or destroyed Leased
                  Property can be repaired or replaced to the state in which it existed immediately preceding such damage or destruction within 180 days from the date of Lessor's receipt of Lessee's notice of termination, and

                                    (ii) within ten days after Lessor's receipt
                  of Lessee's notice of termination, Lessor gives Lessee written notice of Lessor's election to repair or replace such damaged or destroyed Leased Property at Lessor's sole expense (including any insurance proceeds attributable thereto under insurance policies of Lessor or its Affiliates).

         If Lessor elects to repair or replace such damaged Leased Property pursuant to the foregoing, Lessor shall be obligated to proceed in good faith to diligently repair or replace such damaged or destroyed Leased Property to the state in which it existed immediately preceding such damage or destruction and the Closing Date shall be extended until the third Business Day following the date on which Lessor and Lessee mutually agree that such damaged Leased Property has been so repaired or replaced, such mutual agreement not to be unreasonably withheld or delayed; provided, however, this Lease shall terminate, at Lessee's option, if such damaged Leased Property is not so repaired or replaced within 180 days from the date of Lessor's receipt of Lessee's aforesaid notice of termination.

                           (2) If Lessee does not exercise its option to terminate this Lease within the time period provided in Section 2.7(a), Lessor shall have the option, exercisable within 25 days after Lessor gives Lessee written notice of such damage or destruction pursuant to
         Section 2.7(a) (but before Closing), to elect by written notice to Lessee to terminate this Lease; provided, however, that such election by Lessor to terminate this Lease shall not be effective if within ten days after Lessee's receipt of Lessor's notice of termination, Lessee gives Lessee written notice of Lessee's election to repair or replace such damaged or destroyed Leased Property to the state in which it existed immediately preceding such damage or destruction using any net insurance proceeds attributable thereto under insurance policies of Lessor or its Affiliates, but otherwise at Lessee's sole expense (including any insurance proceeds attributable thereto under insurance policies of Lessee or its Affiliates). If Lessee elects to repair or replace such damaged Leased Property pursuant to the foregoing, then following the Closing Lessee shall be obligated to proceed in good faith to diligently repair or replace such damaged or destroyed Leased Property to the state in which it existed


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         immediately preceding such damage or destruction. In such event, (i)
         all insurance proceeds paid on account of such damage or destruction under insurance policies held by Lessor or its Affiliates (less any reasonable costs and expenses incurred in collecting same) shall be made available for the payment of the cost of such Work of repairing or replacing the same subject to Lessee furnishing reasonable evidence of the costs incurred by Lessee for such Work to Lessor or Lessor's or its Affiliate's insurance carrier(s) and (ii) all such insurance proceeds not applied to such Work shall be delivered to Lessee up to the amount of the deductible applicable to such insurance and any excess shall be retained by Lessor or its Affiliates as its or their sole property.

                  (b) Other Casualty Repair by Lessor. If after the date of this Lease and prior to the Closing, all or any part of the Leased Property is damaged or destroyed by fire or other casualty and either (i) such damage or destruction does not have a Material Adverse Effect or (ii) neither party elects to terminate this Lease pursuant to Section 2.7(a), then this Lease shall remain in full force and effect notwithstanding any such damage or destruction, and Lessor at Lessor's sole expense (including any insurance proceeds attributable thereto under insurance policies of Lessor or its Affiliates) shall be obligated to proceed in good faith to diligently repair or replace such damaged or destroyed Leased Property to the state in which it existed immediately preceding such damage or destruction and the Closing Date shall not be extended on account thereof. In the event Lessee wishes to repair or replace such damaged or destroyed Leased Property to a state other than that in which it existed immediately preceding such damage or destruction, Lessor shall be obligated to do so only if (A) Lessee agrees to indemnify and hold harmless the Lessor Indemnitees from all Covered Liabilities attributable to such extra cost, risk and expense under clause (a) of Section 17.2 as a Post-Closing Liability and (B) the same would otherwise have been permitted under Section 11.5 if carried out by Lessee.

                  (c) Condemnation. If after the date of this Lease and prior to the Closing, all or any part of the Leased Property is taken in condemnation or if proceedings for such purpose shall be pending, and such taking or threatened taking has a Material Adverse Effect, the provisions of Section 2.7(a) shall apply to such circumstance as if such taking or threatened taking were a casualty, mutatis mutandis, except that (A) if Lessee elects to terminate this Lease based on condemnation which has a Material Adverse Effect, Lessor shall not have the right to make an election analogous to the election it may make pursuant to Section 2.7(a)(1) and (B) if this Lease is not terminated, any portion of the condemnation award received by Lessor as a result of such condemnation shall be and remain the sole property of Lessor and the amount of such condemnation award so received by Lessor (less any reasonable costs and expenses incurred in collecting same) shall operate to reduce the Purchase Price. If after the date of this Lease and prior to the Closing, all or any part of the Leased Property is taken in condemnation or if proceedings for such purpose shall be pending, and either (i) such taking or threatened taking does not have a Material Adverse Effect or (ii) neither party elects to terminate this Lease pursuant to the preceding sentence, then this Lease shall remain in full force and effect notwithstanding any such taking or threatened taking, and the provisions of Section 2.7(b) shall apply to such circumstance as if such taking or threatened taking were a casualty, mutatis mutandis.

         2.8 Lessor Name, Logos, etc. Following the Closing, Lessee will not be entitled to use (a) the names "El Paso" or "Coastal" or any variations and derivations thereof (including any logo, trademark or design containing such name) or (b) any logo, service mark, trade name or trademark which constitutes an Excluded Asset. Accordingly, as soon as reasonably practicable, but in any event within six months following the Closing, Lessee will remove or paint over, as appropriate, any logo, service mark, trade name or trademark which constitutes an Excluded Asset and is on any of the Leased Property, Inventory or Equipment.

         2.9 Release and Replacement of Bonds, Guarantees, etc. At the Closing, Lessee shall deliver to the applicable beneficiary replacement or substitute guaranties, letters of credit, bonds, and other surety obligations for those set forth on Schedule 2.9 and Lessee, in form and substance acceptable to Lessor, shall have caused the release as of the Closing Date of Lessor and its Affiliates from all obligations relating to any such guaranties, letters of credit, bonds, or other surety obligations and any liabilities related thereto.

         2.10 Closing Conditions.

                  (a) Lessor's Closing Conditions. The obligation of Lessor to proceed with the Closing contemplated hereby is subject, at the option of Lessor, to the satisfaction on or prior to the Closing Date of all of the following conditions:

                           (1) Representations, Warranties and Covenants. The
         (i) representations and warranties of Lessee contained in this Lease shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or by the requirement of a Material Adverse Effect) on and as of the Closing Date as though made as of the Closing Date, and (ii) covenants and agreements of Lessee to be performed on or before the Closing Date in accordance with this Lease shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

                           (2) Officer's Certificate. Lessor shall have received a certificate dated as of the Closing Date, executed on behalf of each Lessee by a duly authorized officer of Lessee, to the effect that the conditions set forth in subsection (1) of this Section 2.10(a) have been satisfied.

                           (3) Closing Documents. On or prior to the Closing Date, Lessee shall have delivered, or be standing ready to deliver (or cause to be delivered) at Closing, all agreements, instruments and other documents that Lessee is required to deliver or cause to be delivered pursuant to Section 2.11(c).

                           (4) No Existing Order. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Body, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                           (5) Guaranties and Sureties. Lessor shall have received from Lessee replacement or substitute guaranties, letters of credit, bonds, and other surety obligations for those set forth on
         Schedule 2.9 and Lessee, in form and substance acceptable to Lessor, shall have caused the release as of the Closing Date of Lessor and its Affiliates from all obligations relating to any such guaranties, letters of credit, bonds, or other surety obligations and any liabilities related thereto.

                           (6) Consents. Except for such consents, licenses and approvals the failure of which to obtain or with which to comply will not be reasonably likely to have a Material Adverse Effect, Environmental Permits, and Post-Closing Consents, the consents, licenses and approvals from all third parties or Governmental Bodies necessary or appropriate for Lessor to consummate the transactions contemplated by this Lease shall have been received.

                           (7) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information and documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                           (8) Contemporaneous Closing. The "Closing" under the Other Lease shall occur simultaneously with the Closing under this Lease.

                  (b) Lessee's Closing Conditions. The obligation of Lessee to proceed with the Closing contemplated hereby is subject, at the option of Lessee, to the satisfaction on or prior to the Closing Date of all of the following conditions:

                           (1) Representations, Warranties and Covenants. The
         (i) representations and warranties of Lessor contained in this Lease shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or by the requirement of a Material Adverse Effect) on and as of the Closing Date as though made as of the Closing Date, and (ii) covenants and agreements of Lessor to be performed on or before the Closing Date in accordance with this Lease shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

                           (2) Officer's Certificate. Lessee shall have received a certificate dated as of the Closing Date, executed on behalf of Lessor by a duly authorized officer of a General Partner of Lessor, to the effect that the conditions set forth in subsection (1) of this
         Section 2.10(b) have been satisfied.

                           (3) Closing Documents. On or prior to the Closing Date, Lessor shall have delivered, or be standing ready to deliver (or cause to be delivered) at the Closing, all agreements, instruments and documents that Lessor is required to deliver or cause to be delivered pursuant to Section 2.11(b).

                           (4) No Existing Order. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Body, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                           (5) Consents. Except for such consents, licenses and approvals the failure of which to obtain or with which to comply will not be reasonably likely to have a Material Adverse Effect, Environmental Permits, and Post-Closing Consents, (A) the consents, licenses and approvals necessary or appropriate for Lessor to consummate the transactions contemplated by this Lease shall have been received and (B) the consents, licenses, and approvals identified in
         Schedule 2.10(b)(5) shall have been received; provided that a third party lessor's consent to the sublease of any part of the Leased Property, or the assignment to Lessee pursuant to the Option of a lease covering any part of the Leased Property, shall not be a condition to Closing under this Section 2.10(b) as long as Lessor and El Paso Field Services Company are ready and willing on the Closing Date to enter into the Operating Agreement as provided for in Section 2.6(f)(1) with respect to such lease.

                           (6) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information and documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                           (7) Contemporaneous Closing. The "Closing" under the Other Lease shall occur simultaneously with the Closing under this Lease.

         2.11 Closing.

                  (a) Place of Closing. The Closing shall be held on the Closing Date at 10:00 a.m., local time, at the office of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, or at such other time or place as Lessor and Lessee may otherwise agree in writing.

                  (b) Lessor's Closing Obligations. At or prior to Closing, Lessor shall execute and deliver, or cause to be executed and delivered, to Lessee the following:

                           (1) The Effectiveness Certificate, in the form attached hereto as Exhibit 2.11, joined in by Lessee, acknowledging and confirming that (i) the Closing has occurred, (ii) the lease of the Leased Property from Lessor to Lessee, and by Lessee from Lessor, pursuant to this Lease has become effective, (iii) that the Effective Time is as set forth in the Effectiveness Certificate, and (iv) Articles 3, 4, 5, 6, 10, 11 through 19 of this Lease have become effective and are in full force and effect;

                           (2) The officer's certificate of a General Partner of Lessor referred to in Section 2.10(b)(2), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Lease as may be necessary to make the statements contained therein true and correct;

                           (3) A non-foreign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Tax Code, in form attached hereto as Exhibit 2.11(b)(3), dated as of the Closing Date;

                           (4) A copy, certified as of the Closing Date, by a Secretary or Assistant Secretary, as the case may be, of a General Partner of Lessor of the resolutions duly adopted by the partners of Lessor authorizing the transactions contemplated by this Lease;

                           (5) Reasonable written evidence that the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated;

                           (6) A Bill of Sale and Assignment, in the form attached hereto as Exhibit 2.11(b)(6), dated as of the Effective Time;

                           (7) The other Related Agreements (other than those to be executed after the Closing pursuant to Section 10.3);

                           (8) The Guaranty Agreement of El Paso Corporation, in the form attached hereto as Exhibit 2.11(b)(8) and

                           (9) Any other agreements, instruments and documents which are required by other terms of this Lease to be executed and/or delivered by Lessor or its Affiliates to Lessee or its Affiliates at the Closing.

                  (c) Lessee's Closing Obligations. At or prior to Closing, Lessee shall (i) deliver, or cause to be delivered, the initial Lease Payment to Lessor in immediately available funds to the bank account specified in Section
5.3 and (ii) execute and deliver, or cause to be executed and delivered, to Lessor the following:

                           (1) The Effectiveness Certificate, in the form attached hereto as EXHIBIT 2.11, joined in by Lessor, acknowledging and confirming that (i) the Closing has occurred, (ii) the lease of the Leased Property from Lessor to Lessee, and by Lessee from Lessor, pursuant to this Lease has become effective, (iii) the Effective Time is as set forth in the Effectiveness Certificate, and (iv) Articles 3, 4, 5, 6, 10 through 19 of this Lease have become effective and are in full force and effect;

                           (2) The officer's certificate of Lessee referred to in Section 2.10(a)(2), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Lease as may be necessary to make the statements contained therein true and correct;

                           (3) A copy, certified as of the Closing Date, by Lessee's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Lessee authorizing the transactions contemplated by this Lease;

                           (4) Reasonable written evidence that the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated;

                           (5) The Related Agreements (other than those to be executed after the Closing pursuant to Section 10.3);

                           (6) The Guaranty Agreement of Valero Energy
         Corporation, in the form attached hereto as Exhibit 2.11(c)(6) and

                           (7) Any other agreements, instruments and documents which are required by other terms of this Lease to be executed and/or delivered by Lessee or its Affiliates to Lessor or its Affiliates at the Closing.

         2.12 Survival.

                  (a) This Section 2.12 shall not apply to the Exhibits to this Agreement, each of which shall be considered independently. Each representation, warranty, covenant and agreement made herein shall terminate and cease to be of further force and effect as of the Closing or such later date after Closing as is expressly stipulated in this Section 2.12 for the survival thereof provided, however, that any such representation, warranty, covenant or agreement shall survive beyond the applicable date specified herein with respect to any claim for indemnification under Article 17 based on such representation, warranty, covenant or agreement provided that a Claim Notice with respect to such claim has been delivered to the applicable Indemnitor on or prior to such date. Neither the officer's certificate of Lessee referred to in Section 2.10(a)(2) or 2.11(c)(ii)(2) nor the officer's certificate of Lessor referred to in Section 2.10(b)(2) or Section 2.11(b)(2) shall operate or cause any underlying representation, warranty, covenant or agreement referenced or certified to therein, or Lessee's or Lessor's obligations under said certificate with respect to such representation, warranty, covenant or agreement, to change or survive later than the time stipulated for the survival of such representation, warranty, covenant or agreement in this Section 2.12. Following the Closing or such later date stipulated in this Section 2.12 for the survival thereof, no representation, warranty, covenant or agreement shall form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, indemnity, obligation or liability which is asserted, claimed, made or filed by a party to this Lease (or its successors or assigns as permitted herein). It is expressly agreed that the terms and provisions of:

                           (1) Articles 7, 8 and 9 (except as provided in subsection (2) below) and Sections 2.2 and 2.4 shall survive the Closing for a period of one year from the Closing Date and Section 7.4 shall survive the Closing until the end of the second Lease Year,

                           (2) Sections 2.6, 2.7, 2.8, 2.9, 2.12, 7.1, 7.7, 8.1,
         8.4, 8.5, and 8.6, Articles 1, 3, 4, 5, 6, and 10 through 21, shall survive the Closing without limitation or for such shorter period of time as may be stipulated in such provisions, in Section 2.12(a)(3) or allowed by Law, and

                           (3) Article 16 shall not survive the closing of the Option and Section 4.2, Articles 10 through 15 (other than Sections 10.1(b), 10.2 and 10.3) and Sections 18.1 and 18.2 shall not survive the earlier of the closing of the Option or the termination of this Lease; provided that, such non-survival shall not affect, release, or discharge any liability for any breach of such provisions prior to the closing of the Option or the termination of this Lease.

                  (b) In addition, the definitions set forth in Appendix A to this Lease or in any other provision of this Lease which are used in the representations, warranties, covenants and agreements which survive the Closing pursuant to this Section 2.12 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements. Subject to the limitations on survival contained in this Section 2.12, the delivery by a party, and the acceptance by the other party, of an officer's certificate pursuant to Section 2.11(c)(ii)(2) or 2.11(b)(2) containing any exceptions shall not operate to release or waive any claim or cause of action which the other party might have for breach by the party delivering such officer's certificate of any of its representations and warranties made as of the date of this Lease or any of its covenants and agreements hereunder. Except to the extent terminated pursuant to the foregoing provisions of this Section 2.12, expiration or other termination of the Term of this Lease after the Effective Time shall not affect, release or discharge any liability for any breach of any covenants, agreements or obligations under this Lease, and the obligations of Lessor and Lessee under Article 17 shall survive such expiration or other termination as provided in Sections 17.1 and 17.2.

         2.13 Termination Before Closing; Pre-Closing Remedies.

                  (a) Termination of Lease. This Lease and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                           (1) By the mutual consent of Lessor and Lessee;

                           (2) If the Closing has not occurred (A) within 365 days following the date of this Lease because the conditions in Sections 2.10(a)(7) and 2.10(b)(6) have not been satisfied or (B) by the close of business on August 31, 2001 because of any other reason, then (i) by Lessor if any condition specified in Section 2.10(a) has not been satisfied on or before such close of business, and shall not theretofore have been waived by Lessor, or (ii) by Lessee if any condition specified in Section 2.10(b) has not been satisfied on or before such close of business, and shall not theretofore have been waived by Lessee; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party or parties seeking termination of this Lease to fulfill any undertaking or commitment provided for herein on the part of such party or parties that is required to be fulfilled on or prior to Closing;

                           (3) By Lessee, if a material default shall have been made in the observance or performance by Lessor of any agreements and covenants of Lessor contained herein, or if there shall have been a material breach by Lessor of any representations or warranties contained herein and, in each case, such default or breach is not cured within 30 days after receipt by Lessor of written notice from Lessee of such default or breach or is incapable of being cured;

                           (4) By Lessor, if a material default shall have been made in the observance or performance by Lessee of any agreements and covenants of Lessee contained herein, or if there shall have been a material breach by Lessee of any representations or warranties contained herein and, in each case, such default or breach is not cured within 30 days after receipt by Lessee of written notice from Lessor of such default or breach or is incapable of being cured; or

                           (5) By either party, if there shall be any order, writ, injunction or decree of any Governmental Body binding Lessor or Lessee which prohibits or restrains Lessor or Lessee from consummating the transactions contemplated hereby and such order, writ, injunction or decree shall have become final.

                  (b) EFFECT OF TERMINATION. IN THE EVENT OF TERMINATION OF THIS Lease by Lessor, on the one hand, or Lessee, on the other hand, pursuant to
Section 2.13(a), written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Lease shall thereupon terminate; provided, however, that following such termination Lessee will continue to be bound by its obligations set forth in Section 2.3(b). If this Lease is terminated as provided herein all filings, applications and other submissions made to any Governmental Body shall, to the extent practicable, be withdrawn from the Governmental Body to which they were made.

                  (c) Lessor's Remedies. Notwithstanding anything herein provided to the contrary, if this Lease is not terminated by Lessee pursuant to
Section 2.13(a) and Lessee fails to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Section 2.11(c) or subsections (1), (2), (3), (5) or (9) of Section 2.10(a), as a result of a breach of its obligations under this Lease (or a breach of its Affiliate's obligations under the Other Lease), Lessor, at its sole option, may
(i) enforce specific performance of this Lease and the Other Lease or (ii) terminate this Lease (without waiving or releasing Lessee's obligations under Section 2.3(b)) and recover from Lessee any and all actual damages, costs and expenses sustained or incurred by Lessor as a result of Lessee's failure to close and to perform Lessee's obligations under Section 2.11 and other provisions of this Lease; including the recovery of damages equal to the damages to which Lessor would be entitled under Section 19.2 if the Closing had occurred on the Closing Date (but without any Lease Payments being made) and this Lease was terminated on account of Lessee's default effective as of the Effective Time. Such remedies shall be Lessor's sole and exclusive remedies for such failure, all other remedies being expressly waived by Lessor.

                  (d) Lessee's Remedies. Notwithstanding anything herein provided to the contrary, if this Lease is not terminated by Lessor pursuant to
Section 2.13(a) and Lessor fails to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Section 2.11 (b) or subsections (1), (2), (3), or (8) of Section 2.10(b), as a result of a breach of its obligations under this Lease (or a breach of its Affiliate's obligations under the Other Lease), Lessee, at its sole option, may
(i) enforce specific performance of this Lease and the Other Lease, or (ii) terminate this Lease and recover from Lessor any and all actual damages, costs and expenses sustained or incurred by Lessee as a result of Lessor's failure to close and to perform Lessor's obligations under Section 2.11 and the other provisions of this Lease. Such remedies shall be Lessee's sole and exclusive remedies for such failure, all other remedies being expressly waived by Lessee.

                                    ARTICLE 3
                                   LEASE GRANT

         3.1 Grant of Lease. Subject to all of the terms and conditions of this Lease, effective as of the Effective Time, (i) Lessor does hereby lease, demise and let unto Lessee the Leased Property for the Term stated herein and (ii) Lessee does hereby hire, take and lease from Lessor the Leased Property for the Term stated herein.

         3.2 Quiet Enjoyment. Effective as of the Effective Time, Lessor covenants and warranties that Lessee, on payment of all Rent hereunder as and when the same comes due and payable and performance and compliance with all of the other terms and conditions hereof to be performed and complied with by Lessee, may peaceably and quietly have, hold, occupy and enjoy the Leased Property during the Term hereof provided that, Lessor reserves, and shall have, the right of access to the Leased Property as provided in this Lease.

         3.3 Net Lease. Without limiting Lessor's obligations under Section 17.1, Lessee agrees that this is an absolutely net lease and Lessor shall not be required to provide or furnish any services or do any act or thing with respect to the Leased Property (except as otherwise specifically provided in this Agreement or in any Related Agreement), or any part thereof or the appurtenances thereto, and the Lease Payments reserved herein and all other sums payable by Lessee hereunder (other than on account of Section 17.2(a) or a breach or non-fulfillment of a representation or warranty covered by Section 17.2(b)) shall be paid without any claim on the part of Lessee for diminution, setoff or abatement and nothing shall suspend, abate or reduce any rent to be paid hereunder. Except for Pre-Closing Liabilities, Lessee shall (i) pay when due all rent and other sums coming due under any lease, easement, license or other property use right included in the Leased Property and (ii) comply with (or cause to be complied with) any and all covenants and other obligations of the lessee, grantee, licensee or other transferee under any such lease, easement, license or other property use right, all at Lessee's sole cost and expense.

                                    ARTICLE 4
                          LEASE TERM AND PERMITTED USES

         4.1 Term. Subject to the earlier termination of this Lease as provided herein, this Lease shall be for a term of 20 years beginning as of the Effective Time and ending 20 years thereafter at midnight, Central time, on the same day of the month as the day on which Closing occurred (the "Term"). The "Effective Time" shall be 12:01 a.m., Central time, on the day following the day of Closing.

         4.2 Permitted Uses. Lessee shall use the Leased Property for (a) operating refined petroleum product pipeline systems and terminals, including
(i) the operation, maintenance, modification, repair, expansion, improvement, and enhancement of the existing pipelines, terminals, and other facilities included in the Leased Property; (ii) the transporting, storing, loading, unloading, sale, marketing, distributing and/or otherwise dealing with refined petroleum products; (iii) the receiving, storing, loading, unloading, transporting and/or otherwise dealing with supplies, spare parts, tools, equipment and other materials related to the operation of such pipeline systems and terminals; (iv) the conduct or provision of support services relating thereto (such as, but not limited to, managerial, sales, marketing, finance, payroll, invoicing, accounts payable, accounting, treasury, computer and data processing, communications, employee benefits, record and data storage and handling, insurance and legal services); and (v) any lawful purposes as may be related or incidental thereto and (b) with the written consent of Lessor, any other lawful purpose.

                                    ARTICLE 5
                                      RENT

         5.1 Lease Payment. On and after the Closing, Lessee, in consideration of the leasing of the Leased Property to Lessee by Lessor, hereby covenants and agrees to pay Lease Payments to Lessee during the Term in amounts as set out in
Schedule 5.1 attached hereto and incorporated by reference herein, without notice or demand and without any setoff or deduction whatsoever. The Lease Payments shall be due and payable quarterly in advance, with the first Lease Payment being due and payable at Closing on the Closing Date and the remaining Lease Payments equal to one-fourth of the annual payment being due and payable quarterly in advance during the Term on the same day of each third consecutive month following the Closing Date, with the annual Lease Payments for each of the first two years of the Term being $4,500,000 and the annual Lease Payments for each of the next 18 years of the Term being $10,000,000. By way of example, if the Closing occurs on May 1, 2001, then the quarterly Lease Payments shall be due and payable in advance on each August 1, November 1, February 1 and May 1 thereafter during the Term. If any Lease Payment falls due on a day that is not a Business Day, then such Lease Payment shall be due and payable on the next day that is a Business Day. Notwithstanding the foregoing, if Lessee is ready, willing and able to exercise the Option referred to in Article 6, but is unable to lawfully do so because an order, writ, injunction or decree shall have been entered into and be in effect by a court of competent jurisdiction that restrains or enjoins the Option Closing (other than as a result of any claim or Action under the HSR ACT), THEN:

                  (a) if primarily as a result of an act or failure to act by Lessor after the Effective Time in breach of its obligations under this Lease or any act by Lessor or any Affiliate of Lessor before or after the Effective Time, then during the period when such restriction is in effect, the annual Lease Payments shall be $4,500,000 per annum;

                  (b) if primarily as a result of an act or failure to act by Lessee after the Effective Time in breach of its obligations under this Lease or any act by Lessee or any Affiliate of Lessee before or after the Effective Time, then the annual Lease Payments shall be $10,000,000 per annum as above provided; and

                  (c) if resulting from any cause not set forth in clause (a) or
(b) above, then during the period when such restriction is in effect, the annual Lease Payments shall be $4,500,000 per annum, subject to escalation as provided in this clause (c). If the annual Lease Payment under this clause (c) continues in effect for longer than one year, then the annual Lease Payment under this clause (c) shall be increased annually as of each anniversary of the date the first Lease Payment became due pursuant to this clause (c) (each such anniversary being referred to as an "Index Date") by an amount equal to the Escalation Amount on such Index Date. The Escalation Amount for an Index Date shall be deemed to be zero if the Escalation Amount for such Index Date is zero or a negative number. Commencing with each Index Date and continuing until the next succeeding Index Date (such period being referred to as an "Index Year"), the annual Lease Payment under this clause (c) shall be an amount equal to the Lease Payment amount in effect under this clause (c) during the preceding Index Year (or $4,500,000, if the first Index Year) plus the Escalation Amount, if any. The "Escalation Amount" shall be determined as of the applicable Index Date, in accordance with the following formula, but the Escalation Amount for any Index Year shall not exceed $275,000:

                  EA        =      LP x CPI - PPI
                                        ---------
                                          PPI
                Where:
                  EA        =      Escalation Amount

                  LP        =      The annual Lease Payment in effect for the
                                   preceding Index Year (or $4,500,000, in the case of the first Escalation Amount calculation)

                  CPI       =      The Producer Index for the current Index Date

                  PPI       =       The larger of (i) the Producer Index for the
                                    immediately preceding Index Date (or the date the first Lease Payment became due pursuant to this clause (c), in the case of the first Escalation Amount calculation) or
                                    (ii) the Producer Index for any preceding
                                    Index Date or the date the first Lease
                                    Payment became due pursuant to this clause
                                    (c)

As used in the foregoing formula, "Producer Index" means the Producer Price Index -- Finished Goods (final and not seasonally adjusted), published by the Bureau of Labor Statistics (BLS). If the Producer Index is not published for an Index Date, the Producer Index for the nearest preceding date shall be used.

         5.2 SUPPLEMENTAL RENT. IF LESSEE FAILS TO PERFORM OR COMPLY WITH ANY OF ITS covenants or agreements contained in this Lease (other than on account of Section 17.2(a) or a breach or non-fulfillment of a representation or warranty covered by Section 17.2(b)), then upon not less than 20 days' prior written notice to and demand upon Lessee, and without releasing Lessee from any obligation hereunder, Lessor shall have the right, but not the obligation, to perform or comply with such covenants or agreements, and Lessee shall indemnify and pay to Lessor, on demand, all costs and expenses sustained by Lessor in complying with any such covenants or agreements (such costs and expenses being herein called the "Supplemental Rent"). Any action taken by Lessor under this Section shall not be deemed to cure any default or Event of Default hereunder (except to the extent all related Supplemental Rent is paid by Lessee).

         5.3 Payment of Rent. The Lease Payments and Supplemental Rent are referred to herein as "Rent." Payments of Rent shall be made by wire transfer in immediately available funds to First Union Natl BK NC, Automated Clearing House Bank Routing Number 053000219, D/5000000016439 - Corp Trust Ops, Reference:
1572004879/EPC/Coastal Liquid, Attn to: CT1870 (or any other banking institution as Lessor may specify in writing to Lessee from time to time, provided that any such change shall not become effective until the second (2nd) Business Day following delivery to Lessee of written notice thereof, including the bank name and address, the account name and number and routing number). To the extent permitted by Law, Rent not paid when due shall bear interest from the date due until paid at the Default Rate. The expiration or other termination of Lessee's obligation to pay Lease Payments shall not limit or modify the obligations of Lessee with respect to the Supplemental Rent as provided hereunder.

                                    ARTICLE 6
                                 PURCHASE OPTION

         6.1 Option. Lessor hereby grants to Lessee an option (the "Option") to purchase the Leased Property pursuant to the terms of this Article for the Purchase Price provided in Section 6.2; provided, however, Lessee shall not have the right to purchase the Leased Property pursuant to the Option unless (i) at the time of exercise of the Option and the time of the closing of Lessee's purchase of the Leased Property, an Event of Default as a result of failure to pay any Lease Payment does not exist under this Lease, (ii) at the time of exercise of the Option and the time of the Option Closing, the Other Lease is in full force and effect and an "Event of Default" as a result of failure to pay any "Lease Payment" thereunder does not exist under the Other Lease, (iii) contemporaneous with Lessee's exercise of the Option, the Other Lessee exercises its option to purchase the Other Leased Property pursuant to the Other Lease Option, and (iv) contemporaneous with Lessee's purchase of the Leased Property pursuant to the Option, the Other Lessee purchases the Other Leased Property pursuant to the Other Lease Option.

         6.2 Purchase Price. The purchase price (the "Purchase Price") that Lessee shall pay to Lessor for the Leased Property pursuant to the Option shall be a lump sum cash payment equal to the fixed purchase price amount which is set forth in Schedule 6.2 next to (a) the Lease Year during which Lessee delivers the Option Notice to Lessor or (b) the third Lease Year if Lessee delivers the Option Notice to Lessor during the 30 days preceding the commencement of the third Lease Year. If any Rent or other amount (other than the Purchase Price) is due and payable by Lessee to Lessor (or would be due and payable but for the fact that the grace period for curing an Event of Default has not yet expired) on the Option Closing Date, such unpaid Rent and other amounts plus the Purchase Price (collectively, the "Option Closing Payment") shall be due and payable at the Option Closing; provided, however, that the Option Closing Payment shall not include (i) any disputed item of Supplemental Rent or (ii) any amounts owed on account of Section 17.2(a) or a breach or non-fulfillment of a representation or warranty covered by Section 17.2(b), however, the exclusion of such amounts from the Option Closing Payment, or the failure to include in the Option Closing Payment any other amount which may be payable by Lessee to Lessor under this Lease, shall not release or impair any liability or obligation of Lessee therefor under this Lease and such liabilities and obligations shall survive the Option Closing. The quarterly Lease Payment for the quarter during which the Option Closing occurs shall be apportioned to the Option Closing Date and Lessee shall be entitled to a refund or credit for any portion of a Lease Payment theretofore paid under this Lease which is attributable to the period after the Option Closing Date. Otherwise, Lessee shall not be entitled to any refund or pro ration of Rent or other amounts theretofore paid or due and payable under this Lease on or before the Option Closing as a result of Lessee's exercise of the Option and purchase of the Leased Property. The term "Lease Year" means any 12-month period commencing at the Effective Time or any anniversary thereof and ending on the first or a subsequent anniversary of the Effective Time. By way of example, first Lease Year shall begin at the Effective Time and end on the first anniversary thereof, and the second Lease Year shall begin on the first anniversary of the Effective Time and end on the second anniversary of the Effective Time.

         6.3 Option Exercise and Closing. Lessee may exercise the Option by delivering to Lessor written notice of Lessee's election to exercise the Option (the "Option Notice") at any time after the 30 days preceding the commencement of the third Lease Year and on or before the expiration of the Term or the earlier termination of this Lease. If Lessee timely gives the Option Notice, then as of the delivery of the Option Notice Lessee shall be legally obligated to purchase the Leased Property in accordance with this Section 6.3 and the closing of the sale of the Leased Property from Lessor to Lessee (the "Option Closing") shall occur (i) on the first Business Day of the third Lease Year if Lessee exercises the Option more than five Business Days prior to the first Business Day of the third Lease Year and (ii) otherwise on the fifth Business Day following the date of delivery of the Option Notice or such earlier or later date as Lessee and Lessor may mutually agree in writing. The date on which the Option Closing is required to occur under this Section shall be referred to as the "Option Closing Date". If Lessee exercises the Option during the second Lease Year as permitted above and closes its purchase of the Leased Property on the Option Closing Date as herein provided, no Lease Payment shall be due with respect to the third Lease Year. If Lessee has delivered the Option Notice in a timely manner to Lessor, then on the Option Closing Date:

         (a) Lessee shall be legally obligated (i) to purchase the Leased Property from Lessor for the Purchase Price, (ii) to pay the Option Closing Payment to Lessor in the manner provided in this Section, and (iii) to duly and properly execute, acknowledge and deliver, as grantee therein, an original counterpart of Lessor's Special Warranty Conveyance.

         (b) Subject to the full and complete satisfaction of all requirements of Section 6. 1 (or the waiver thereof, in whole or in part, in writing by Lessor at Lessor's option) and compliance by Lessee with Section 6.3(a), Lessor shall be legally obligated (i) to sell the Leased Property to Lessee for the Purchase Price, (ii) to duly and properly execute, acknowledge and deliver, as grantor therein, an original counterpart of Lessor's Special Warranty Conveyance and (iii) to deliver to Lessee an owner's title policy covering the portion of the Terminals and Terminal Interests that constitutes land and improvements to real property issued by LandAmerica Financial Group (the "Title Policy") in the amount of $10,000,000, being the portion of the Purchase Price that Lessor and Lessee, for purposes of the title policy only, have allocated to the portion of the Terminals and Terminal Interests that constitutes land and improvements to real property. The Title Policy shall be in the standard form promulgated by the Texas State Board of Insurance or other appropriate Governmental Body. It shall not be a requirement of the Option Closing that the Title Policy have the survey exception modified in any manner or that any other special endorsements be made to the Title Policy, including any endorsement regarding restrictive covenants.

         (c) The Purchase Price shall be paid to Lessor by wire transfer in immediately available funds to First Union Natl BK NC, Automated Clearing House Bank ROUTING Number 053000219, D/5000000016439 -- Corp Trust Ops, Reference: 1572004879/EPC/
                  Coastal Liquid, Attn to: CT1870 (or any other banking institution as Lessor may specify in writing to Lessee from time to time, provided that any such change shall not become effective until the next Business Day following delivery to Lessee of written notice thereof, including the bank name and address, the account name and number and routing number).

         (d) Except for the provisions of this Lease which survive the Option Closing as provided in Section 2.12, this Lease shall terminate and merge into Lessor's Special Warranty Conveyance upon the Option Closing. Following the Option Closing the sole obligations of Lessor to Lessee, and of Lessee to Lessor, with respect to the transaction evidenced by this Lease shall be
                  (i) under Lessor's Special Warranty Conveyance and (ii) under the provisions of this Lease which survive the Option Closing as provided in Section 2.12, but only to the extent provided in Section 2.12.

If Lessee fails to deliver the Option Notice to Lessor on or before the expiration of the Term or the earlier termination of this Lease, then the Option shall terminate and be of no further force and effect. If Lessee delivers an Option Notice to Lessor and fails to purchase the Leased Property on the Option Closing Date as provided above for any reason other than a legal restriction referred to in the last sentence of Section 5.1 or fails to satisfy all requirements of Section 6.1 and Lessor is able to deliver the Special Warranty Conveyance without exception to the warranties set forth therein and the Title Policy, then the Option shall terminate and be of no further force and effect. If

Lessee timely delivers the Option Notice to Lessor, and Lessor or Lessee fails to comply with its obligations under this Article 6 for any reason other than a legal restriction referred to in the fifth sentence of Section 5.1, the other shall have all rights and remedies available at law or in equity (all of which shall be cumulative), including the right to specifically enforce Lessee's purchase of the Leased Property and payment of the Option Closing Payment (plus interest thereon at the Default Rate from the Option Closing Date until paid), to specifically enforce Lessor's obligation to sell the Leased Property or to recover damages on account of such non-compliance. If title to the whole of the Leased Property shall be "taken" as provided in Section 15.2, then the Option shall be deemed to have been exercised as provided in Section 15.2, and this
Article 6 shall be modified by the provisions of Section 15.2.

                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF LESSOR

         Except as set forth in this Article 7 and the Schedules hereto prepared by Lessor and attached hereto at the time of the execution hereof, Lessor represents and warrants to Lessee that all of the following statements contained in this Article 7 are true as of the date of this Lease:

         7.1 Organization and Authority. Lessor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Lessor has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business in the manner currently conducted, except where the failure to have that power and authority would not have a Material Adverse Effect. Lessor is licensed or qualified to transact business as a foreign limited partnership and is in good standing in the State of Texas. Lessor has all requisite limited partnership power and authority to enter into this Lease, to perform its obligations under this Lease and to consummate the transactions contemplated hereby. This Lease, and the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of Lessor, including the approval of the general partner(s) of Lessor and, to the extent required by law, its limited partner(s). This Lease has been duly executed and delivered by Lessor and is a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         7.2 Consents; Conflict with Other Instruments.

                  (a) Except as set forth in Schedule 7.2(a), compliance with and filings under the HSR Act, and the transfer or obtaining of any Environmental Permit, no order, license, consent, waiver, permit, authorization or approval of, or exemption by, or the giving of notice to, or the qualification, registration with, or the taking of any other action in respect of, any Person not a party to this Lease, including any Governmental Body, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Lessor to authorize its execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, or to effect the legality, validity, binding effect or enforceability hereof except for any of the foregoing which would not have or reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance of this Lease (including the

Option), the consummation of the transactions contemplated hereby and the compliance by Lessor with the provisions hereof will not, with or without the passage of time or the giving of notice or both:

                           (1) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any material right or benefit or both, under any agreement, indenture, instrument, lease, contract or other undertaking to which Lessor is a party or by which Lessor or its assets may be bound;

                           (2) result in an acceleration or increase of any amounts due from Lessor to any Person;

                           (3) conflict with or violate the Certificate of Limited Partnership or limited partnership agreement of Lessor;

                           (4) give rise to any preferential or other right of any third party to purchase the Facilities, Pipeline System Interests or Terminal Interests;

                           (5) result in the creation or imposition of any Lien on the Facilities, Pipeline System Interests or Terminal Interests; or

                           (6) violaTE any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Lessor or any of its material properties, except, with respect to clauses (1), (2) and (6), for such violations, conflicts and other matters which will not (i) prevent or materially delay the consummation of the transactions contemplated by this Lease, (ii) prevent Lessor from performing its obligations under the Lease or (iii) result or reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, Lessor makes no representation or warranty, express or implied, under this
Section 7.2 relating to any Environmental Law or Environmental Permit. The representations and warranties in this Section 7.2 are subject to and limited by
Section 2.6(g).

         7.3 Licenses and Authorizations.

                  (a) To the knowledge of Lessor, Schedule 7.3(a) sets forth (i) a true and complete list of all material Intellectual Property, (ii) the name of the Person who owns such Intellectual Property, and (iii) in the case of such Intellectual Property not owned by Lessor, other than licenses for software having a value of less than $1,000.00 per license, identifying information regarding the agreement pursuant to which Lessor uses any such Intellectual Property ("Intellectual Property Contracts"). Except as otherwise specified on
SCHEDULE 7.3(A), Lessor has the right to assign to Lessee the Intellectual Property and Intellectual Property Contracts upon the consummation of the transactions contemplated hereunder. Lessor has taken reasonable precautions to protect its rights in and to the Intellectual Property, including maintaining the confidentiality of trade secrets, pending patent applications, know-how, and other confidential Intellectual Property; provided that Lessor does not represent or warrant that any of the Intellectual Property is proprietary to Lessor or that Lessor has any proprietary rights to assign in the Intellectual Property.

To the knowledge of Lessor, Lessor is not in material breach of any agreement, commitment, contractual understanding, license, sublicense, assignment, or indemnification which relates to any of the Intellectual Property.

                  (b) To the knowledge of Lessor, Schedule 7.3(b) sets forth an accurate and complete list of all Environmental Permits that are in force and effect with respect to the operations or ownership of the Assets by Lessor. Lessor makes no representation or warranty, express or implied, under this
Section 7.3(b) relating to whether any other Environmental Permits are necessary to the operation or ownership of the Assets.

                  (c) To the knowledge of Lessor, Schedule 7.3(c) sets forth an accurate and complete list of all material permits, licenses, or similar rights from any Governmental Body (other than Environmental Permits) that are in force and effect with respect to the operations or ownership of the Assets by Lessor. Lessor makes no representation or warranty, express or implied, under this
Section 7.3(c) relating to whether any other permits, licenses, or similar rights are necessary to the operation or ownership of the Assets.

                  (d) Lessor has not assigned or encumbered its interest in the "Contracts" included in the "Conveyed Personalty" (as such terms are defined in the Bill of Sale and Assignment included in the Related Agreements) and there is no default under such "Contracts" that would have a Material Adverse Effect on the operations of the Leased Property after the Effective Time.

         7.4 Title.

                  (a) Except for failures that would not have a Material Adverse Effect, (i) Lessor has Defensible Title in and to the Pipeline System Interests,
(ii) the Pipeline System Interests on which each Pipeline System is located (other than pump stations, storage sites or work sites adjacent to or near the Pipeline System as to which public and/or private ingress and egress rights adequate for their present use exist and will be useable by Lessee for such present use) are contiguous, and (iii) the entirety of each Pipeline System is located on or beneath land covered by the Pipeline System Interests. Except for purposes of Sections 2.10 and 2.11, the reference in the preceding sentence to "Material Adverse Effect" shall mean failures which result in an adverse effect of more than $600,000 on the value, or the results of operations, of the Assets, taken as a whole and as currently operated. To the extent Lessee or Lessor has or can legally obtain the right of eminent domain or condemnation with respect to the Pipeline System Interests or the affected portion thereof, the Agreed Cost shall be used for purposes of determining whether any such failure with respect to a Pipeline System Interest has or results in a Material Adverse Effect. Lessor has Defensible Title in and to the Pipeline Systems, the Terminals, the other portions of the Leased Property that constitute tangible personal property, and the Terminal Interests.

                  (b) Except as set forth in Schedule 7.4(b) AND EXCLUDING any representation or warranty relating to Environmental Laws or Environmental Permits, Lessor has not received any written notice to the effect that (i) any betterment assessments have been levied against, or condemnation or re-zoning proceedings are pending or threatened with respect to the Leased Property, or
(ii) any zoning, building or similar law or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on the Leased Property as used and operated on the date of this Lease. There are no outstanding abatement proceedings or appeals with respect to the assessment of the Leased Property for the purpose of real property taxes, and there is no written agreement with any Governmental Body with respect to such assessments or tax rates on the Leased Property. Schedule 7.4(b) sets forth a list of material leases related to the Leased Property where Lessor is the lessee or lessor.

                  (c) All pipelines, pipeline easements, utility lines, utility easements and other easements, leaseholds, servitudes and rights-of-way burdening or benefiting any of the Leased Property will not at Closing unreasonably and materially interfere with or prevent any material operations conducted on the Leased Property by Lessor in the manner operated on the date of this Lease. Except as set forth on Schedule 7.4(c) and for Permitted Encumbrances, with respect to any pipeline, utility, access or other easements, servitudes or leaseholds located on or directly serving the Leased Property and owned or used by Lessor in connection with its operations at the Leased
Property: (i) Lessor either has the contractual right to use or is the exclusive or non-exclusive legal and beneficial owner of the respective easement and leasehold established thereunder; (ii) such leaseholds, easements and the rights and interests of Lessor thereunder are in all material respects in full force and effect; and (iii) to Lessor's knowledge, no material defaults exist thereunder and no events or conditions exist which, with or without notice of lapse of time or both, would constitute a material default thereunder or result in a termination; provided, however, that clauses (i) and (ii) above shall not apply to the Pipeline System or Pipeline System Interests and, in lieu thereof, Lessee has agreed to rely on the representations and warranties in the first sentence of Section 7.4(a).

                  (d) Lessor has good and valid title to the Equipment and Inventory, free and clear of all Liens except Permitted Liens.

         7.5 Tax Matters. With respect to Lessor's business and the Facilities, Pipeline System Interests and Terminal Interests, Lessor has filed or will timely file or send all applicable federal, state, county and local returns, declarations and reports and information returns and statements required to be filed by or with respect to them in respect of any Taxes for any period ending on or before the date hereof (collectively, "Returns") where the failure to so file would have a Material Adverse Effect. Lessor has timely paid or will timely pay all Taxes that it owes, including all Taxes that have been shown or will be shown as due and payable on its Returns and Lessor is not delinquent in the payment of any Taxes; except those which would not have or reasonably be expected to have a Material Adverse Effect and those being contested in good faith. Schedule 7.5 lists the pending tax disputes with respect to the Assets.

         7.6 No Violations or Litigation. Subject to the exclusions set forth in this Section 7.6 and except as set forth in Schedule 7.6, (i) there is no Action or any change in any zoning or building ordinance pending or, to the knowledge of Lessor, threatened (A) against or affecting the Facilities, Pipeline System Interests or Terminal Interests or otherwise affecting operations at the Facilities or (B) relating to the transactions contemplated by this Lease, at law or in equity, before or by any Governmental Body which would have a Material Adverse Effect, and (ii) there is no outstanding order, writ, injunction, decree judgment or award or action, suit, claim, investigation or legal, administrative, arbitration or other proceeding against or affecting the Assets which would have a Material Adverse Effect. Notwithstanding the foregoing, Lessor makes no representation or warranty, express or implied, under this
Section 7.6 relating to (a) any Environmental Claims, Environmental Law, Environmental Permit, or Tax Law or (b) Lessor's title to any Assets or the existence or non-existence of any title defect.

         7.7 Finder's Fees. Lessor has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the lease by Lessor of the Leased Property or with respect to the transactions contemplated by this Lease, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

         7.8 Compliance with Laws. Subject to the exclusions set forth in this
Section 7.8 and except as disclosed in Schedule 7.8, (i) Lessor has complied in all material respects with all Laws with respect to the Facilities, Pipeline System Interests and Terminal Interests and has filed with the proper Governmental Bodies all statements and reports with respect to the Facilities, Pipeline System Interests and Terminal Interests required by all Laws; except where the failure to so comply would not have a Material Adverse Effect, and
(ii) Lessor has not received any written notice from any Governmental Body or other third party that alleges any violation by Lessor of any Laws with respect to the Facilities, Pipeline System Interests or Terminal Interests. Notwithstanding the foregoing, Lessor makes no representation or warranty, express or implied, under this Section 7.8 relating to (a) any Environmental Law, Environmental Permit, or Tax Law, including any compliance therewith or any filings or notices with respect thereto, or (b) Lessor's title to any Assets or the existence or non-existence of any title defect.

         7.9 Employee and Labor Matters. Lessor has delivered to Lessee complete and correct lists of (i) all current directors and officers of Lessor employed at the Facilities and (ii) all employees of Lessor employed at the Facilities indicating each such employee's expected salary and minimum bonus for 2001. Except as described in Schedule 7.9, there are no material labor-related disputes of any kind asserted against Lessor in connection with the operation of any of the Assets pending before or, to Lessor's knowledge, threatened before, any Governmental Body. With respect to the Assets and except to the extent set forth in Schedule 7.9: (i) there is no unfair labor practice charge or complaint against Lessor actually pending or, to Lessor's knowledge, threatened, before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage actually pending or, to Lessor's knowledge, threatened against or affecting the Assets; (iii) none of the operations of any of the Assets have experienced any material labor disputes or any material work stoppage due to labor disagreements within the past three years; and (iv) no attempt to organize employees has resulted in an election within the past three years or, to Lessor's knowledge, is threatened with respect to the Assets. None of the Assets are now, nor at any time within the past three years have been, subject to any collective bargaining agreement, contract, letter of understanding or other similar arrangement with any labor union or organization.

         7.10 Disclosure Relating to Environmental Matters. Lessor has disclosed to Lessee all judgments, orders, consent decrees and written notices of violation received from any Governmental Body during the last five years relating to Environmental Laws or Permits at the Facilities, Pipeline System Interests or Terminal Interests.

         7.11 No Material Changes. To the knowledge of Lessor, except as set forth in SCHEDULE 7.11, there has not occurred at, on or under the Leased Property (a) any event or. occurrence giving rise to a release, emission, spill or discharge or (b) any other event or occurrence not relating to Environmental Claims or Hazardous Materials since December 31, 2000 that has caused or would reasonably be expected to cause an adverse change in the value, or results of operations, of the

Leased Property of more than $600,000. For avoidance of doubt, as used in this
Section 7.11, an "event or occurrence" shall not include the continuation of any event or occurrence which existed on or prior to December 31, 2000.

         7.12 Sufficiency of Assets. The assets included in the Leased Property, the Inventory, the Equipment, the Assignment of the Environmental Permits and the Related Agreements constitute substantially all the assets currently used by Lessor in conducting its business at the Facilities prior to the Closing.

                                    ARTICLE 8
                    REPRESENTATIONS AND WARRANTIES OF LESSEE

         Except as set forth in this Article 8 and the Schedules hereto prepared by Lessee and attached hereto at the time of the execution hereof, Lessee represents and warrants to Lessor that all of the following statements contained in this Article 8 are true as of the date of this Lease:

         8.1 Organization and Authority. Each Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Lessee has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business in the manner currently conducted, except where the failure to have that power and authority would not have a Material Adverse Effect. Each Lessee is licensed or qualified to transact business as a corporation and is in good standing in the State of Texas. Each Lessee has all requisite corporate power and authority to enter into this Lease, to perform its obligations under this Lease and to consummate the transactions contemplated hereby. This Lease, and the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of each Lessee, including the approval of the directors of each Lessee. This Lease has been duly executed and delivered by each Lessee and is a legal, valid and binding obligation of each Lessee enforceable against each Lessee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         8.2 Consents; Conflict with Other Instruments.

                  (a) Except as set forth in Schedule 8.2(a) attached hereto and compliance with and filings under the HSR Act, and the transfer or obtaining of any Environmental Permit, no order, license, consent, waiver, permit, authorization or approval of, or exemption by, or the giving of notice to, or the qualification, registration with, or the taking of any other action in respect of, any Person not a party to this Lease, including any Governmental Body, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Lessee to authorize its execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, or to effect the legality, validity, binding effect or enforceability hereof except for any of the foregoing which would not have or reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance of this Lease, including the Option, the consummation of the transactions contemplated hereby and the compliance by Lessee with the provisions hereof will not, with or without the passage of time or the giving of notice or both:

                           (1) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any material right or benefit or both, under any agreement, indenture, instrument, lease, contract or other undertaking to which Lessee is a party or by which Lessee or its assets may be bound;

                           (2) result in an acceleration or increase of any amounts due from Lessee to any Person;

                           (3) conflict with or violate the Certificate of Incorporation or bylaws of Lessee; or

                           (4) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Lessee or any of its material properties, except, with respect to clauses (1), (2) and (4), for such violations and conflicts which will not (i) prevent or materially delay the consummation of the transactions contemplated by this Lease, (ii) prevent Lessee from performing its obligations under this Lease or (iii) result or reasonably be expected to result in a Material Adverse Effect.

         8.3 No Violations or Litigation. Except as disclosed in the reports, schedules, forms, statements and other documents required to be filed by Valero Energy Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, since January 1, 1999 or in Schedule 8.3, there is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, at law or in equity which would delay the transactions contemplated hereby or would have a material impact on Lessee's ability to perform its obligations hereunder.

         8.4 Independent Decision. Lessee has made its own independent judgment of the commercial potential, condition and usefulness of the Facilities, Pipeline System Interests and Terminal Interests, taking into consideration all current Laws, including Environmental Laws, and assuming all risks associated with the likelihood that such Laws will change in the future. Lessee has such experience in business and financial affairs in general, and of the oil refining business as conducted and regulated in Texas in particular, as to be capable of evaluating the merits and risks of this transaction.

         8.5 Finder's Fees. Lessee has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the lease to Lessee of the Leased Property or with respect to the transactions contemplated by this Lease, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

         8.6 Disclaimer. THE LEASED PROPERTY IS LEASED (AND THE INVENTORY AND EQUIPMENT ARE TRANSFERRED), AND IF THE OPTION IS EXERCISED THE LEASED PROPERTY WILL BE TRANSFERRED, TO LESSEE ON AN "AS-IS, WHERE-IS" BASIS WITHOUT ANY IMPLIED OR EXPLICIT REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPLICITLY PROVIDED IN THIS LEASE OR THE RELATED AGREEMENTS. LESSEE HEREBY ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED AND CONDUCTED ENVIRONMENTAL DUE DILIGENCE SATISFACTORY TO LESSEE WITH RESPECT TO THE ASSETS AND HAS BEEN REPRESENTED BY, AND HAD THE ASSISTANCE OF, COUNSEL IN THE CONDUCT OF SUCH DUE DILIGENCE, THE PREPARATION AND NEGOTIATION OF THIS LEASE AND THE RELATED AGREEMENTS, AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, LESSOR HAS MADE AVAILABLE TO LESSEE AND ITS REPRESENTATIVES CERTAIN INFORMATION, BOOKS, RECORDS, DOCUMENTS, REPORTS AND ASSOCIATED DATA RELATING TO THE ASSETS. EXCEPT AS EXPLICITLY PROVIDED IN THIS LEASE OR THE RELATED AGREEMENTS, IT IS UNDERSTOOD AND AGREED BY THE PARTIES THAT NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY LESSOR, ANY AFFILIATE OF LESSOR OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, INVESTMENT BANKER, COUNSEL, CONSULTANT OR ADVISOR OF LESSOR OR ANY AFFILIATE OF LESSOR REGARDING THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION, BOOKS, RECORDS, DOCUMENTS, REPORTS AND ASSOCIATED DATA, AND THAT NEITHER LESSOR, ITS AFFILIATES NOR SUCH OTHER PERSONS WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO LESSEE OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO LESSEE OR LESSEE'S USE OF ANY SUCH INFORMATION, DOCUMENTS, STATEMENTS, REPORTS OR RECORDS. ALL STATEMENTS OF FACT OR DISCLOSURES, IF ANY, MADE IN THIS LEASE OR THE RELATED AGREEMENTS OR IN CONNECTION WITH THIS LEASE OR THE RELATED AGREEMENTS ARE FOR INFORMATIONAL PURPOSES ONLY AND SUCH STATEMENTS DO NOT CONSTITUTE WARRANTIES OR REPRESENTATIONS OF ANY NATURE.

                                    ARTICLE 9
                                EMPLOYEE MATTERS

         9.1 Employment. Schedule 9.1 sets forth the list of each employee of Lessor whom Lessor does not intend to continue to employ after the date when neither Lessor nor El Paso Field Services Company is providing services under the Operating Agreement that are related to the specific area of employment in which such employee is currently employed or such earlier date after the Effective Time as Lessor determines such employee's services are no longer needed by Lessor or El Paso Field Services Company (each such date, which shall be respectively applicable to each employee listed in Schedule 9.1, is referred to as the "Service Termination Date"). Lessor will give Lessee prompt notice of the specific Service Termination Date with respect to each employee listed in
Schedule 9.1. Lessee may offer employment to any employees of Lessor working at the Facilities, in Lessee's sole discretion. Any such employee that Lessee in fact employs upon or promptly following the Effective Time (or in the case of employees listed in Schedule 9.1, upon the later of such employee's Service Termination Date or within ten Business Days after Lessee receives notice from Lessor of such employee's specific Service Termination Date) shall be referred to as a

"Transferred Employee". Any employee engaged in Lessor's business at the Facilities who is not employed by Lessee upon or promptly following the Effective Time (or, if applicable, such employee's Service Termination Date), or any Transferred Employee who is identified in writing by Lessee to Lessor within six months of the Effective Time (or, if applicable, such employee's Service Termination Date) as an employee whose employment Lessee intends to terminate, shall be referred to as a "Retained Employee".

         9.2 Retained Employees. Lessor may retain the services of any Retained Employee or terminate any such Retained Employee's employment by Lessor on or following the Effective Time (or, if applicable, such employee's Service Termination Date). Except to the extent otherwise described in this Article 9 as the responsibility of Lessee, Lessor shall retain liability and be responsible for (including after the Effective Time or such employee's Service Termination Date, as applicable) all claims, costs, expenses, liabilities and other obligations, including liability for severance benefits, accrued vacation, benefits under SFAS 106, benefits required by Section 4980(f) of the Tax Code, or other applicable statute and all other retiree medical benefits that any Retained Employee may otherwise be entitled to received under any employee benefit plan, related to the retention, termination or transfer of any Retained Employee; provided, however, that Lessee shall reimburse Lessor for the cost of any severance payments (including payments made for the termination of employment agreements) provided by Lessor to any Retained Employee if Lessee or any of its Affiliates hires such Retained Employee in any capacity (including as a consultant) within one year of the Effective Time (or, if applicable, such employee's Service Termination Date) for a period in excess of 30 days, except as provided in the Operating Agreement. Lessor shall be responsible for complying with all requirements of the WARN Act applicable to its business prior to, on and following the Effective Time. Lessee shall be responsible for complying with all such requirements applicable to it or its business prior to, on and following the Effective Time.

         9.3 Transferred Employees Except to the extent otherwise described in this Article 9 as the responsibility of Lessor, Lessee shall assume and be responsible for (including after the Effective Time or such employee's Service Termination Date, as applicable) all claims, costs, expenses, liabilities and other obligations related to each Transferred Employee, including for compensation (salary and bonuses), for post-retirement medical and insurance benefits under SFAS 106 and for all other employee benefits. Lessor shall be responsible for all claims, costs, expenses, liabilities and other obligations related to each Transferred Employee (other than for compensation) to the extent attributable to the employment of such Transferred Employee by Lessor prior to the Effective Time or such employee's Service Termination Date, as applicable. Lessee shall provide, or cause to be provided, compensation packages and benefits plans and programs to each Transferred Employee substantially comparable in the aggregate to those provided by Lessee for its other employees and, for eligibility and vesting purposes only, each Transferred Employee shall be given full credit for such Transferred Employee's prior service with Lessor and its predecessors as if such service was with Lessee. Lessee agrees to cause all waiting periods and pre-existing condition exclusions to be waived for the Transferred Employees under Lessee's medical, dental, disability and life insurance benefits. The schedule of information delivered by Lessor to Lessee with respect to the employees at the Facilities and their respective ages, tenure and salaries is complete and accurate in all material respects.

                                   ARTICLE 10
                                    COVENANTS

         10.1 Post-Closing Access.

                  (a) Access to Leased Property. In addition to, and without in any manner limiting, the access provided in Section 17.6, from and after the Effective Time, during the Term, Lessee shall afford the duly authorized representatives of Lessor, upon reasonable prior notice, access to the Leased Property (i) to inspect the Leased Property for compliance by Lessee with the terms of this Lease and (ii) such access is reasonably required in connection with any Action or other obligation under this Lease or required by Law involving Lessor which pertains to the Leased Property. Lessor shall indemnify Lessee against any Covered Liabilities to the extent resulting from such access by Lessor's representatives.

                  (b) Access to Records and Personnel.

                           (1) Property Records. During the Term, each of Lessor and Lessee agrees to maintain the Property Records in its possession substantially in the manner maintained by Lessor prior to Closing and Lessee shall deliver the Property Records to Lessor upon the expiration or earlier termination of this Lease or if Lessee purchases the Leased Property pursuant to the Option, Lessee shall maintain the Property Records in its possession substantially in the manner maintained by Lessor prior to Closing until the sixth anniversary of the Option Closing (or for such longer period of time as one party shall advise the other party in writing is necessary in order to have Property Records available with respect to open years for tax audit purposes), or, if any of the Property Records pertain to any claim or dispute pending by or against a party or its Affiliates on the sixth anniversary of the Option Closing, the other party shall maintain any of the Property Records designated by the first party until such claim or dispute is finally resolved and the time for all appeals has been exhausted ("Document Retention Period"). Each of Lessor and Lessee agrees to maintain the Property Records in its possession so that they may be reasonably retrievable and shall provide the other party and its representatives reasonable access during business hours to and the right to copy the Property Records in its possession, at the other's expense, for the purposes of (i) preparing and delivering any accounting provided for under this Lease and adjusting, prorating and settling the charges and credits provided for in this Lease, (ii) complying with any Law relating to the Leased Property, (iii) preparing Tax returns, (iv) responding to or disputing any Tax audit, (v) asserting, defending or otherwise dealing with any claim or dispute, known or unknown, under this Lease or with respect to the Leased Property, or (vi) asserting, defending or otherwise dealing with any Third Party claim or dispute by or against Lessor, Lessee or their respective Affiliates relating to the Leased Property or any activities or operations relating to the Leased Property, including any claim or Action for death, injury or damage to person or property and specifically including but not limited to the pending matters set forth in Schedule 10.1(b)(1). During the Document Retention Period, none of Lessee or Lessor or any of their Affiliates shall destroy any Property Records without giving the other party 60 days' advance written notice thereof and the opportunity during such 60-day period, at such other party's expense, to obtain such Property Records prior to their destruction.

                           (2) Special Documents. Lessor shall retain custody of all documents listed on the index provided by Lessor to Lessee at Closing and which are stored at the File Pro warehouse in Corpus Christi, Texas as of the date of Closing. Lessor agrees to retain and store said documents in the File Pro warehouse for so long as Lessor believes that it needs access to the documents to defend any claim or Action relating to the Leased Property or any activities or operations relating to the Leased Property. Lessor, at Lessee's expense, shall make all such documents reasonably available to Lessee at the File Pro warehouse on an as needed basis during normal business hours. All such documents shall constitute Confidential Information of Lessor and Lessee's access thereto shall be subject to the requirements of Section
         10.2. At such time as Lessor no longer needs access to said documents, Lessor shall so advise Lessee in writing and Lessee shall have 60 days thereafter to obtain permanent custody of the documents. In the event Lessee does not take custody of the documents at that time, Lessor shall be free to destroy said documents.

                           (3) Personnel.

                                    (i) Lessee shall permit Lessor and its
                  representatives, at Lessor's expense, to have reasonable access to all former employees and other personnel of Lessor or its Affiliates who are employed or retained by Lessee or any of Lessee's Affiliates and who have relevant information regarding any claim or dispute referenced in clause (vi) of
                  Section 10.1(b)(1).

                                    (ii) Lessor shall permit Lessee and its
                  representatives, at Lessee's expense, to have reasonable access to those employees and other personnel of Lessor or its Affiliates who are or have been employed by Lessor or any of Lessor's Affiliates in connection with the Assets or the Other Leased Property and who have relevant information regarding any claim or dispute referenced in clause (vi) of Section 10.1(b)(1).

                                    (iii) Lessee and Lessor agree, for purposes
                  of this Section 10.1(b)(3), that:

                                             (A) the requesting party must
                           provide advance notice to the providing party of its request to obtain access to specified employees with sufficient enough time to allow the providing party to rearrange work schedules to accommodate the absence of the specified employee(s) from their work;

                                             (B) access to the specified
                           employees must be during reasonable work hours (or as otherwise agreed to by the parties and the specified employees) and be conducted in a manner so as not to interfere unduly with the business operations of the providing party;

                                             (C) the requesting party will have
                           access to the specified employees only at the providing party's offices, unless otherwise agreed to by the providing party (such agreement not to be unreasonably withheld);

                                             (D) when a requesting party
                           requires access to any employee in excess of three Business Days in any calendar year, the expenses to be borne by the requesting party will include reimbursement for such employee's wages upon receipt of an invoice from the providing party;

                                             (E) the providing party will not be
                           held responsible for the specified employee's actions taken or testimony given on behalf of the requesting party; and

                                             (F) access to any employees or
                           other personnel pursuant to this Section 10.1(b)(3) shall be limited to information which (i) is relevant to a claim or dispute referenced in clause (vi) of
                           Section 10.1(b)(1) and (ii) relates to the period prior to the earlier of the expiration of the Term or the closing of the Option.

         10.2 Confidentiality. It is anticipated that from time to time after Closing, in the course of the activities relating to this Lease, a party to this Lease will directly or indirectly disclose to the other party to this Lease certain proprietary information and material developed or acquired by such party or an Affiliate of such party ("Confidential Information"). The party disclosing such Confidential Information shall be designated as the disclosing party and the party receiving Confidential Information shall be designated the receiving party. The disclosing party shall designate and identify in writing (electronically or otherwise) the information and materials it considers Confidential Information.

                  (a) In consideration of any disclosure referred to above, the receiving party agrees that the Confidential Information is proprietary and is the property of the disclosing party or its Affiliate. The receiving party agrees such Confidential Information shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever or photocopied or reproduced in any way, without the disclosing party's prior written consent, except as provided below.

                  (b) The receiving party may disclose the Confidential Information without the disclosing party's prior written consent only to the extent such information is:

                           (1) already known to the receiving party or any of its Affiliates as of the date of disclosure hereunder or becomes available from a source other than the disclosing party who is entitled to make such disclosure;

                           (2) already in possession of the public or becomes available to the public other than through the act or omission of the receiving party;

                           (3) required to be disclosed under Law or judicial proceeding, by a Governmental Body, or by a rule of any recognized stock exchange affecting the receiving party or any of its Affiliates and to the extent permitted under Law after notification to the disclosing party; or

                           (4) independently developed by the receiving party or any of its Affiliates without reference to the Confidential Information.

                  (c) The receiving party shall be entitled to disclose the Confidential Information (including making photocopies or reproduction of such Confidential Information for purposes of such disclosure) without the disclosing party's prior written consent to persons (said persons to be limited to employees, officers, directors, agents, attorneys, accountants, consultants, or representatives of the receiving party or any of its Affiliates) who have a clear need to know in order for the receiving party or its Affiliates (i) to perform or comply with its obligations under this Lease or the Related Agreements, (ii) to exercise or enforce its rights under this Lease or the Related Agreements, or (iii) to comply with Laws. The receiving party shall be responsible for ensuring that all persons to whom the Confidential Information is disclosed by the receiving party under this Lease shall keep such information confidential.

                  (d) The restrictions and obligations on disclosure or use of Confidential Information contained in this Section shall survive and continue in full force and effect for a period of two years after the earlier of the closing of the Option or the termination of this Lease. Such restrictions and obligations shall terminate upon the expiration of such 2-year period, however, such termination shall not affect, release, or discharge any liability for any breach of such provisions prior to such termination.

         10.3 Easements, Property Allocations, etc. After Closing, Lessor and Lessee agree to perform their respective obligations as provided in Schedule
10.3 attached hereto.

         10.4 Liens. After Closing and prior to the Option Closing, Lessor agrees not to take any action which would result in placement of any Lien on the Leased Property except (i) a memorandum of this Lease, (ii) any Lien arising from Lessor's enforcement of its rights under this Lease or from Lessor's compliance with its obligations under this Lease, (iii) any right-of-way, easement or other taking of any of the Leased Property granted or conveyed by Lessor pursuant to Section 15.2 or at Lessee's written request, and (iv) any Lien or encumbrance created or granted at Lessee's written request. Any Lien which results from any action taken by, through or under Lessee shall not be considered to have been placed on the Leased Property by Lessor.

                                   ARTICLE 11
                   USE, MAINTENANCE, ALTERATIONS, AND REPAIRS

         11.1 Use by Lessee.

                  (a) Lessee shall at all times use reasonable care in the use of the Leased Property.

                  (b) At Lessee's sole cost and expense, Lessee shall obtain and comply with (or cause to be obtained or complied with) any and all Permits necessary for any use of the Leased Property or any operations thereon by Lessee, Lessee's employees, Affiliates, contractors or agents, or anyone claiming by, through or under Lessee, except those which would not have (or the failure to comply with which would not have) a Material Adverse Effect.

                  (c) Except with respect to Retained Environmental Claims, at Lessee's sole cost and expense, Lessee shall comply with (or cause to be complied with) all Laws relating to the use of the Leased Property or any operations thereon, and shall promptly comply with all orders and directives of any Governmental Body for the correction, prevention and abatement of nuisances, wastes or hazards in, upon, or in connection with the Leased Property or any operations thereon, all at Lessee's sole cost and expense, except those which would not have (or the failure to comply with which would not have) a Material Adverse Effect.

                  (d) In its use, occupancy and operation of the Leased Property, Lessee shall not take any action (or allow Lessee's employees, Affiliates, contractors or agents, or anyone claiming by, through or under Lessee to take any action) that would cause the termination, revocation or denial of any insurance policies required to be maintained under this Lease or that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy required by this Lease in respect of the Leased Property, and Lessee shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance required by this Lease in respect of the Leased Property, failure with which to comply would cause cancellation of the policy, provided that Lessee shall be afforded a reasonable time to comply with any insurance requirements.

                  (e) Lessee shall have no right or power to grant or create any Lien in or against the Leased Property or Lessee's or Lessor's interest therein except for the filing of a memorandum of this Lease in the property records and except for Permitted Encumbrances which will not survive the termination of this Lease (other than Permitted Encumbrances under clauses (b), (c) or (d) of the definition of Permitted Encumbrances). Lessee shall not allow the Leased Property or Lessee's or Lessor's interest therein to become subject to any Liens in connection with or as a result of any activities or actions by Lessee, its employees, Affiliates, contractors or agents, or anyone claiming by, through or under Lessee (or anyone acting for or on behalf of any of the foregoing), and shall at all times keep the Leased Property and Lessee's and Lessor's respective interests therein free and clear of all Liens on account of such matters except for Permitted Encumbrances which will not survive the termination of this Lease (other than Permitted Encumbrances under clauses (b), (c) or (d) of the definition of Permitted Encumbrances) and to the extent Section 11.9 (Permitted Contests) applies.

         11.2 Operation, Maintenance and Repairs.

                  (a) Operations. Except with respect to Retained Environmental Claims, Lessee, at its sole cost and expense, shall operate the Leased Property in a manner consistent with (i) Prudent Operating Practices, (ii) Codes and
(iii) Laws, except to the extent Section 11.9 (Permitted Contests) shall apply, except those which would not have (or the failure to comply with which would not have) a Material Adverse Effect.

                  (b) Maintenance and Repairs. Lessee, at its sole cost and expense, shall maintain, service and repair the Leased Property in use (or temporarily out of use due to turnarounds or unscheduled outages) at the time of Closing in accordance with standards of prudence applicable to the United States petroleum industry consistent with Lessor's past practices, ordinary wear and tear excepted, but in any event (a) in accordance with Laws, subject to the application of Section 11.9 (Permitted Contests), and (b) to the extent required to (i) maintain the Leased Property in good operating condition, (ii) cause the Leased Property to have the capacity and functional ability to perform on a continuing basis, in normal commercial operation (whether or not then operating), the functions for which it was designed, subject to actions required in Lessee's discretion to comply with Assumed Environmental Claims, to Section
11.4 (Alterations Required by Law) and Lessee's rights to make any Alterations permitted by Section 11.5 (Optional Alterations), and (iii) comply with such standards and periodic maintenance inspections as shall be required to enforce warranty claims which Lessor or Lessee may have against third parties, except those which would not have (or the failure to comply with which would not have) a Material Adverse Effect.

                  (c) Utilities. Lessee, at its sole cost and expense, shall provide, or cause to be provided, all electricity, telephone, water, wastewater, sewage, garbage and other utilities or utility services necessary for the operation, maintenance, repair and other use of the Leased Property.

                  (d) Environmental. Except with respect to Retained Environmental Claims, Lessee, at its sole cost and expense, shall:

                           (1) provide and be responsible for the proper handling, treatment, storage and disposal of all Hazardous Materials and waste products produced, generated, used, stored, handled or present at, in or on the Leased Property in accordance with all Environmental Laws and other Laws except to the extent Section 11.9 (Permitted Contests) shall apply;

                           (2) cause the Leased Property and all operations conducted thereon by Lessee, its employees, Affiliates, contractors or agents, or anyone claiming by, through or under Lessee (or anyone acting for or on behalf of any of the foregoing) to be in compliance with all Environmental Laws, except to the extent Section 11.9 (Permitted Contests) shall apply;

                           (3) from time to time undertake and implement, or cause to be undertaken or implemented, all Environmental Activities with respect to the Leased Property which are required by Environmental Law or which would be undertaken or implemented by a reasonably prudent owner or operator of the Leased Property, except to the extent Section
         11.9 (Permitted Contests) shall apply;

                           (4) maintain in good standing and in full force and effect, all Environmental Permits required by applicable Environmental Law, it being agreed that any and all costs of obtaining, renewing, or maintaining all such Environmental Permits, including the cost of obtaining, installing, and operating any new or upgraded environmental controls, is a Cost of Compliance;

                           (5) provide Lessor written notice of any anticipated new or renewal Environmental Permit and provide Lessor a copy the proposed draft of any new, renewal or modification application at least ten days prior to its submission to the relevant Governmental Body;

                           (6) subject to Sections 2.6(d) and (e), take all measures necessary to have the Facility Environmental Permits transferred to Lessee or to otherwise obtain the Facility Environmental Permits, it being agreed that Lessor will execute any documents or take such additional actions as Lessee, at Lessee's expense, may reasonably require to transfer or obtain the Facility Environmental Permits; and

                           (7) maintain in force the any financial
         responsibility required under Environmental Laws with respect to the Leased Property or operations conducted in connection therewith.

except, in each case, those which would not have (or the failure to comply with which) would not have a Material Adverse Effect.

         11.3 Replacement of Parts. Lessee, at its expense, shall (unless prohibited by Law) replace all necessary or useful appliances, parts, instruments, appurtenances, accessories and miscellaneous equipment of whatever nature (hereinafter collectively referred to as "Parts") that may from time to time be incorporated or installed in or attached to the Leased Property and that may from time to time fail to function or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever in accordance with Prudent Operating Practices, except to the extent the failure to do so would not have a Material Adverse Effect. In addition, in the ordinary course of maintenance, service, repair or testing, Lessee may remove any Parts if Lessee causes such Parts to be replaced as promptly as practicable. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

         11.4 Alterations Required By Law. Lessee, at its own expense, shall make such alterations, modifications and additions (herein collectively referred to as "Alterations") to the Leased Property as may be required or as may be anticipated by Lessee to be required from time to time to meet the requirements of Laws as soon as practicable after such requirements shall arise, except to the extent Section 11.9 (Permitted Contests) shall apply, except those which would not have (or the failure to comply with which would not have) a Material Adverse Effect.

         11.5 Optional Alterations. Unless an Event of Default shall have occurred and be continuing, Lessee, at its own expense, may from time to time make any Alteration to the Leased Property unless such Alteration (a) will materially impair the value or utility of the Leased Property or (b) will cause the Leased Property at the time of termination of the Lease not to have the capacity and functional ability to perform on a continuing basis, in normal commercial operation (whether or not then operating) the functions it was performing or capable of performing at Closing; provided, however, that to the extent it shall be reasonably feasible to do so, any such Alteration shall be made in such a manner that title thereto will not pass to Lessor for the reasons described in 11.6 (Title to Parts).

         11.6 Title to Parts.

                  (a) Title to each Part (including any Alteration) incorporated or installed in or attached to the Leased Property pursuant to this Article 11 shall without further act vest in Lessor and shall be deemed to constitute a part of the Leased Property and be the property of Lessor subject to this Lease if:

                           (1) such Part shall be in replacement of or in substitution for, and not in addition to, any Part originally incorporated in or installed as a part of the Leased Property at the Effective Time or any Part title to which shall have vested in Lessor pursuant to this Section 11.6;

                           (2) such Part shall be incorporated or installed in or attached to the Leased Property pursuant to Section 11.3 (Replacement of Parts) or Section 11.4 (Alterations Required by Law);

                           (3) such Part cannot be readily removed from the Leased Property without materially diminishing or impairing the value, utility or condition that the Leased Property would have had at such time had such Part not been so incorporated or installed; or

                           (4) such Part shall be paid for by Lessor.

                  (b) Title to all other property incorporated or installed in or attached to the Leased Property as a result of Alterations made pursuant to
Section 11.5 (Optional Alterations) shall vest in Lessee (or in such other Person as is entitled thereto) and such property shall not be part of the Leased Property.

                  (c) All Parts, title to which is vested in Lessor, that are at any time removed from the Leased Property shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to the Leased Property and that meet the requirements for replacement Parts specified in
Section 11.3 (Replacement Parts). Immediately upon any replacement Part becoming incorporated or installed in or attached to the Leased Property as provided in
Section 11.3 (Replacement Parts) without further act, (a) title to the removed Part shall vest in Lessee or such Person as shall be designated by Lessee, free and clear of all rights of Lessor, (b) title to such Replacement Parts shall vest in Lessor, and (c) such Replacement Parts shall become subject to this Lease and be deemed part of the Leased Property for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Leased Property.

         11.7 Removal of Parts. Parts installed or incorporated in or attached to the Leased Property to which Lessee (or any other Person other than Lessor) shall have title pursuant to the provisions of Section 11.6 (Title to Parts) may be removed at any time by Lessee (or such other Person) so long as such removal shall not result in any violation of Laws and, unless an Event of Default shall have occurred and be continuing before the delivery of the Leased Property to Lessor in accordance with the provisions of this Lease, and title to such Parts shall at all times remain in Lessee (or such other Person). Lessor may, prior to the removal of such Parts pursuant to this Section, elect to purchase for cash any such Parts owned by Lessee (or such other Person) at the time of re-delivery of the Leased Property to Lessor in accordance with the provisions of this Lease. To exercise such rights, Lessor shall give Lessee (or such other Person) written notice of its election to purchase at least fifteen (15) days before such re-delivery. The purchase price of the Parts shall be the fair market value thereof as of the date of purchase.

         11.8 Parts Free and Clear of Liens. Lessee shall insure that any Part, title to which shall vest in Lessor pursuant to Section 11.6 (Title to Parts), shall be free and clear of all Liens except Permitted Encumbrances which will not survive the termination of this Lease (other than Permitted Encumbrances under clauses (b), (c) or (d) of the definition of Permitted Encumbrances).

         11.9 Permitted Contests. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any applicable requirement of Law or of a Governmental Body relating to the operation or maintenance of the Leased Property shall be prosecuted in good faith by Lessee (or an appropriate representative of Lessee's interest in such test, challenge, appeal or proceeding) or (b) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance believed in good faith by Lessee to excuse or exempt it from such requirement, Lessee shall not be required to comply with such requirement, if, but only if, such test, challenge, appeal, proceeding or noncompliance shall not involve any material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of any Lien except Permitted Encumbrances which will not survive the termination of this Lease (other than Permitted Encumbrances under clauses (b), (c) or (d) of the definition of Permitted Encumbrances), on any part of the Leased Property (or Lessee's or Lessor's interest therein) or of impairment of the operation of the Leased Property, (ii) extending the ultimate imposition of such requirement beyond the termination of the Term then in effect, as the case may be, (iii) any material claim against Lessor or the Leased Property, (iv) the nonpayment of Rent, or (v) subjecting Lessor to criminal liability.

         11.10 Operating Logs; Plans and Specifications. Lessee shall (a) keep maintenance and repair reports in sufficient detail to indicate the nature and date of major work done by Lessee, and (b) to the extent Lessor has delivered to Lessee "as built" plans of any facilities, maintain a complete set of "as-built" plans and specifications (which shall reflect all Parts incorporated in the Leased Property and all Alterations). Such reports and plans shall be kept on file by Lessee at its offices and shall be made available to Lessor upon reasonable request solely for purposes of determining compliance with the terms of this Lease or complying with Lessor's legal obligations as owner of the Leased Property; provided, however, that such logs and reports may be destroyed in accordance with a reasonable and prudent document retention program.

                                   ARTICLE 12
                             [INTENTIONALLY OMITTED]


                                   ARTICLE 13
                                   IMPOSITIONS

         13.1 Responsibility for Impositions. Lessee shall pay or cause to be paid, as and when the same shall become due, all Impositions, except that:

                  (a) All Impositions for the tax year or other taxable period in which the Term begins as well as for the tax year or other taxable period in which the Term of this Lease expires or is otherwise terminated shall be apportioned so that Lessee shall pay its proportionate share of the Impositions which are attributable to such tax period in which the Term begins and in such tax period in which the Term of this Lease expires or is otherwise terminated, and Lessor shall pay its proportionate part; provided, however, that if Lessee purchases the Leased Property pursuant to the Option, Lessee shall pay all Impositions attributable to any tax period other than the tax period in which the Term begins.

                  (b) Where any Imposition is permitted by law to be paid in installments, Lessee may pay such Imposition in installments as and when such installments become due; provided, however, that the amount of all installments of any such Impositions which are to become due and payable after the expiration of the Term or earlier termination of this Lease shall not be apportioned (except to the extent such Imposition would have been apportioned between Lessor and Lessee under Section 13.1(a) if not paid in installments) but shall be and become due and payable to Lessor or the taxing authority six (6) months before the date of the expiration of the Term or earlier termination of this Lease.

         13.2 Payment of Impositions. Lessee shall pay all such Impositions directly to the taxing authority, and shall exhibit and deliver to Lessor photostatic copies of the receipted bills or other evidence reasonably satisfactory to Lessor showing such payment promptly after written request from Lessor for such receipts shall have been received by Lessee.

         13.3 Contest of Impositions. Lessee may, if Lessee shall so desire, contest the validity or amount of any Imposition, in which event, Lessee may defer the payment thereof during the pendency of such contest; provided that, Lessee shall be fully liable for and shall indemnify Lessor against such contested item together with all interest, fines, and penalties thereon and additions thereto. Nothing herein contained, however, shall be so construed as to allow such items to remain unpaid for such length of time as shall permit the Leased Property, or any part thereof, to be sold by Governmental Body for the non-payment of the same; and if at any time, in the judgment of Lessor, reasonably exercised, it shall become necessary so to do, Lessor, after written notice to Lessee, may require Lessee (under protest if so requested by Lessee) to immediately pay all amounts as may be required to prevent the sale of the Leased Property or any part thereof, or foreclosure of the lien created thereon by such item.

         13.4 Evidence of Payment. The certificate, advice, bill or statement issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of any Impositions, of the existence, non-payment or amount of such Imposition shall be prima facie evidence for all purposes of the existence, non-payment or amount of such Imposition.

         13.5 Rendering of Leased Property. Lessee may render the Leased Property for all taxing jurisdictions and may, if Lessee so desires, endeavor at any time or times to obtain a lowering of the assessed valuation upon the Leased Property for any tax year or other taxable period that does not include the Effective Time (and for the period that does include the Effective Time, with Lessor's prior written consent) for the purpose of reducing taxes thereon and, in such event, Lessor will offer no objection, and, at the request of Lessee, will cooperate with Lessee, but without expense to Lessor, in effecting such a reduction. Lessee shall be authorized to collect any tax refund payable as a result of any proceeding Lessee may institute for that purpose and any such tax refund shall be the property of Lessee to the extent to which it may be based on a payment made by Lessee, subject, however, to an apportionment between Lessor and Lessee with respect to taxes paid or contributed by Lessor for the tax period in which this Lease began and the tax period in which the Term ends or this Lease is otherwise terminated, after deducting from such refund the reasonable costs and expenses, including reasonable legal fees, incurred in connection with obtaining such refund.

         13.6 Joinder by Lessor. Lessor shall not be required to join in any action or proceeding referred to in Section 13.3 or Section 13.5 unless required by Law in order to make such action or proceeding effective, in which event, any such action or proceeding may be taken by Lessee in the name of, but without expense to, Lessor, Lessee hereby agreeing to indemnify and hold harmless Lessor and all Lessor Indemnitees from all Covered Liabilities by reason of, in connection with, on account of, growing out of, or resulting from, any such action or proceeding.

         13.7 Apportionment of Impositions. Whenever it is necessary for purposes of Section 13.1(a) or 13.5 to determine the proportionate share of any Impositions apportioned between Lessee or Lessor under Section 13.1(a) or 13.5:

                  (a) the determination of Lessee's proportionate share for a tax year or other taxable period beginning on or before and ending after the Effective Time, shall be made, by multiplying such Impositions by a fraction, the numerator of which is the number of days in such tax period after the Effective Time and the denominator of which is the total number of days in such tax period,

                  (b) the determination of Lessee's proportionate share for a tax year or other taxable period beginning on or before and ending after the expiration of the Term or earlier termination of this Lease, shall be made, by multiplying such Impositions by a fraction, the numerator of which is the number of days before the expiration of the Term or earlier termination of this Lease and the denominator of which is the total number of days in such tax period, and

                  (c) Lessor's proportionate share of such Impositions shall be the share not apportioned to Lessee pursuant to (a) or (b) above; provided that, this Section shall not operate to apportion to Lessor any Impositions or share thereof which are the obligation of Lessee under Sections 13.1(b) or 13.3.

                                   ARTICLE 14
                                    INSURANCE

         14.1 Coverage.

                  (a) Without limiting any obligations or liabilities under this Lease, Lessee shall, at its own expense, provide and maintain or cause to be maintained for the life of this Lease, the following minimum insurance coverage with insurers reasonably acceptable to Lessor:

                           (1) Workers' Compensation Insurance in accordance with all applicable state, federal and maritime laws (including protection under the U.S. Longshore and Harbor Worker's Act, Outer Continental Shelf lands Act, and Maritime Law, including Jones Act and Death on the High Seas Act, where applicable) and Employers' Liability coverage in the amount US$1,000,000 per accident. Coverage shall include an alternate employers endorsement.

                           (2) Automobile Liability Insurance including owned, hired, rented or non-owned vehicles for both bodily injury and property damage (and containing appropriate no fault insurance provisions or other endorsements as are required under State and Federal regulations), with Combined Single Limit Each Occurrence: US$1,000,000 or amount required by Applicable Law, whichever is greater.

                           (3) Commercial General Liability Insurance including coverage for bodily injury (including mental injury/mental anguish) and property damage with a combined single limit of not less, on an occurrence basis, One Million Dollars (US$1,000,000) each occurrence and in the annual aggregate. Coverage shall include such terms and conditions as are usually carried by Persons operating similar properties in the same general region.

                           (4) Terminal Operators Liability Insurance (or the equivalent), if not provided for elsewhere in the insurance program carried by Lessee, including Stevedores Liability; pollution liability from loading and unloading operations); Products Liability; third party bodily injury and death, all with a combined single limit per occurrence for these coverages of at least $1,000,000.

                           (5) Excess/Umbrella Liability Insurance coverage in excess of the limits, terms and conditions in 14.1(a)(1), (2), (3) &
         (4) above, with a combined single limit for Bodily Injury and/or Property Damage of US$100,000,000 for each occurrence and in the annual aggregate.

                           (6) Property damage insurance (including boiler and machinery coverage) with respect to the Leased Property insuring against loss or damage from all risks, including flood and earthquake, customarily included under all-risk policies available with respect to facilities similar in construction, location and occupancy to the Facilities, in amounts equal to not less than the greater of $63,000,000 or the Option Price; and

                           (7) such other insurance with respect to the Leased Property in such amounts and against such insurable hazards as Lessor may from time to time reasonably request and as is usually carried by Persons operating similar properties in the same general region.

                  (b) Any insurance policies carried in accordance with this
Section 14.1(Coverage) may be subject to (i) such normal exclusions as are usual and customary for companies similarly situated, and (ii) such deductible amounts and retentions, which shall be for the sole account of Lessee, as shall be reasonable in the circumstances and shall be normal and customary for similar facilities, if any, owned or leased by Lessee or its Affiliates.

                  (c) Notwithstanding anything to the contrary in this Article 14 (Insurance), Lessee shall at all times maintain insurance with respect to the Leased Property at least in accordance with its standard corporate practice with respect to other similar facilities, including the use of self-insurance, deductibles, insurance subsidiaries and industry-captive insurance companies, provided that such standard corporate practice is not lower than the standard practiced by the United States petroleum refining industry.

         14.2 Policy Provisions. Any insurance policy maintained by Lessee pursuant to Section 14.1 (Coverage) shall to the extent permissible under the policy:

                  (a) name Lessor as additional insured as respect to the Property Insurance (referred to in 14.1(a)(6)) and, except for workers' compensation insurance, name Lessor as an additional insured with respect to all other insurance (but only to the extent required in (b) below) and as its respective interests may appear;

                  (b) include effective waivers by the insurer of all claims for insurance premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments against Lessor;

                  (c) to the extent commercially available, include non-vitiation clause which provides that in respect of the interests of Lessor, such policies shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure to Lessor, regardless of any claims for losses shall be payable notwithstanding;


                           (1) any act of negligence, including any breach of any condition or warranty in any policy of insurance, of Lessee, Lessor, or any other Person, or

                           (2) any change in the title to or ownership of any of the Leased Property;

                  (d) provide that such insurance shall be primary insurance with respect to claims attributable solely to events occurring completely after the Effective Time and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of Lessor under any other insurance policies covering the loss;

                  (e) provide that any cancellation thereof or material change therein shall not be effective as to Lessor until at least 30 days after receipt by Lessor of written notice thereof and

                  (f) WAIVE any right of subrogation of the insurers against Lessor, in its capacities as Lessor under this Lease and owner of the Leased Property, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, in its capacities as Lessor under this Lease and owner of the Leased Property, with respect to claims attributable solely to events occurring completely after the Effective Time.

         14.3 Delivery of Policies. Lessee shall deliver to Lessor on or prior to the Closing Date, certificates of insurance signed by the insurance underwriters or their duly authorized agents or an insurance broker knowledgeable with respect to the insurance of Lessee (and, upon request, copies of all insurance policies) with respect to the Leased Property that Lessee shall be required to maintain pursuant to this Article 14 (Insurance).

         14.4 Insurance Report. Within 30 days after any material change in the information set forth in the certificates of insurance provided pursuant to
Section 14.3 (Delivery of Policies) (including changes in deductible amounts or renewals of existing policies), Lessee shall deliver to Lessor a certificate of an officer of Lessee certifying compliance with this Article 14 (Insurance).

         14.5 Insurance Maintenance. If Lessee should fail to maintain or cause to be maintained such required insurance for the benefit of Lessor as specified under 14.1 (Coverage), Lessor may effect the same at Lessee's expense (with such amounts immediately payable to Lessor by Lessee). Lessor shall not be limited in the proof of any damages which Lessor may claim against Lessee arising out of Lessee's failure to provide and keep in force such policies as are required hereunder to the amount of the insurance premium or premiums not paid or incurred by Lessee which would have been payable on such insurance, but shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, liability, damages, claims, costs and expenses of suit, judgements and interest, suffered, or incurred by Lessor by reason of Lessee's failure to maintain insurance for any occurrence on the Leased Property which should have been insured in accordance with this Lease.

         14.6 Notice by Insurers. Lessee shall cause the insurers with which it maintains insurance required by this Article 14 (Insurance) to advise Lessor in writing promptly of any act or omission on the part of Lessee of which such insurer has knowledge that may invalidate or render unenforceable, in whole or in part, any such insurance.

         14.7 Straddle Claims. With respect to injuries and damages which are of a continuous or ongoing nature and extend over the Effective Time and are apportioned between Pre-Closing Liabilities and Post-Closing Liabilities, Lessor's insurance shall be the primary insurance for Pre-Closing Liabilities and the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of Lessee under any other insurance covering the loss relating to the period prior to Closing, and Lessee's insurance shall be the primary insurance for Post-Closing Liabilities and the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of Lessor under other insurance covering the loss relating to the period after Closing.

         14.8 Capacity of Lessor. Notwithstanding anything in this Article 14, including the naming of Lessor as additional insured or the waiver of subrogation in Section 14.2, Lessee's insurer shall be permitted to subrogate against Lessor, to the extent Lessee would have a claim against Lessor under
Article 17 in the absence of insurance. The waiver of subrogation provided in
Section 14.2 and the legal effect of naming Lessor as an additional insured under Lessee's insurance policies shall not extend beyond the scope of Lessor's capacity as Lessor under the Lease.

                                   ARTICLE 15
                            CASUALTY AND CONDEMNATION

         15.1 Damage or Destruction.

                  (a) After the Effective Time, if the buildings, improvements, equipment, fixtures and personal property constituting part of the Leased Property are damaged or destroyed by fire or other casualty, the Term of this Lease shall not be reduced or affected in any way, this Lease shall nevertheless continue in full force and effect, and Lessee at its sole cost and expense (but with the use of available insurance proceeds as provided in Section 15.3) shall promptly and diligently replace, rebuild, repair and restore the damaged or destroyed buildings, improvements, equipment, fixtures and personal property to substantially the same condition and to their productive capacity existing at the Effective Time (such replacement, rebuilding, repair and restoration being referred to in this Article as the "Work"). All insurance money paid on account of such damage or destruction under insurance policies provided for in Article 14 (less any reasonable costs and expenses incurred in collecting same) shall be available for the payment of the cost of the Work as provided in Section 15.3. Under no circumstances shall Lessor be obligated to make any payment, disbursement, contribution or reimbursement towards the cost of the Work. Upon completion of the Work, any insurance money paid on account of such damage or destruction under insurance policies provided for in Article 14 and not applied to the payment of the cost of the Work shall be retained by Lessee as Lessee's sole property, Lessor hereby expressly assigning to Lessee any and all right, title and interest of Lessee now or hereafter arising in or to any such proceeds.

                  (b) In no event shall Lessee be entitled to any abatement, allowance, reduction or suspension of Rent or other payments under this Lease because all or any part of the Leased Property shall be untenantable owing to the partial or total damage or destruction of the Leased Property; and notwithstanding anything herein to the contrary, no such damage or destruction shall affect in any way the obligation of Lessee to pay the Rent and other payments herein reserved or required to be paid by Lessee or release Lessee of or from any obligations imposed upon Lessee under this Lease.

         15.2 Condemnation. In the event condemnation proceedings for the taking of title to the whole of the Leased Property are commenced against the Leased Property during the Term, Lessee shall have control of such proceedings. In the event any other condemnation proceedings for the taking of title to the Leased Property are commenced against the Leased Property during the Term, Lessor shall have control of such proceedings; provided that, prior to the third Lease Year Lessee and Lessor shall have joint control with respect to any such proceedings.

                  (a) If, at any time during the Term of this Lease, title to the whole of the Leased Property shall be taken in condemnation proceedings or by any right of eminent domain or any transfer thereof shall be made by Lessor at the request and with the consent of Lessee in lieu or under threat thereof, Lessee shall be deemed to have exercised the Option as of the date of such taking or transfer in lieu or threat thereof and the Lease Payments reserved shall be apportioned and paid to the date of such taking or transfer in lieu or threat thereof; provided, however, if such taking occurs prior to the third Lease Year, Lessee shall be deemed to have exercised the Option on the first day of the third Lease Year, no Lease Payments shall be due for the third Lease year, and the closing of the Option shall occur on the first Business Day of the third Lease Year. For purposes of this Article 15, any transfer by Lessor at the request and with the consent of Lessee of the Leased Property or any part thereof in lieu or under threat of condemnation or taking under right of eminent domain shall be deemed a "taking" and all payments received by Lessor as consideration for such transfer shall be deemed an "award" for such deemed taking. In the event of any such taking of the whole of the Leased Property, Lessee shall be entitled to receive the whole of any and all awards which may be paid or made on account of any such taking, and Lessor will promptly forward any payments received by it to Lessee; provided, however, any such proceeds or payments which are received by or payable to Lessor or Lessee prior to the third Lease Year shall be placed in escrow. Such escrowed funds, plus any income earned thereon, shall be applied to pay the costs and expenses of such escrow and the balance thereof shall be paid to Lessee upon the Option Closing. The escrow agent and the terms and conditions of such escrow shall be determined by Lessor, subject to the consent of Lessee which shall not be unreasonably withheld or delayed. In lieu of placing such proceeds and payments in escrow pursuant to the foregoing, Lessee may instead furnish Lessor with a letter of credit in an amount equal to the aggregate amount of such proceeds and payments which would otherwise be required to be placed in escrow; provided, however, such letter of credit must be from a financial institution and on terms and in form approved by Lessor, which approval shall not be unreasonably withheld or delayed.

                  (b) In the event of any such taking of less than the whole of the Leased Property, the Term of this Lease shall not be reduced or affected in any way, this Lease shall nevertheless continue in full force and effect, and Lessee at its sole cost and expense (but with the use of available awards received on account of such taking as provided in Section 15.3) shall promptly and diligently replace, rebuild, repair and restore the buildings, improvements, equipment, fixtures and personal property not taken, but adversely affected by such taking, to substantially the same condition and to their productive capacity at the Effective Time (such replacement, rebuilding, repair and restoration being referred to in this Article as the "Work"). All awards paid on account of such taking (less any reasonable costs and expenses incurred in collecting same) shall be available for the payment of the cost of the Work as provided in Section 15.3. Under no circumstances shall Lessor be obligated to make any payment, disbursement, contribution or reimbursement towards the cost of the Work. Any awards paid to Lessor on account of such a taking under this
Section 15.2(b) and not applied to the payment of the cost of the Work (i) shall be retained by Lessor as

Lessor's sole property, Lessee hereby expressly assigning to Lessor any and all right, title and interest of Lessee now or hereafter arising in or to any such awards, and (ii) the amount so retained by Lessor (less any reasonable costs and expenses incurred in collecting same) shall operate to reduce the Purchase Price.

                  (c) In the event Lessor or Lessee shall receive notice of any proposed or pending condemnation proceeding affecting the Leased Property, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

                  (d) In no event shall Lessee be entitled to any abatement, allowance, reduction or suspension of Rent or other payments under this Lease because all or any part of the Leased Property shall be untenantable owing to the partial or total taking of the Leased Property; and notwithstanding anything herein to the contrary, no such taking shall affect in any way the obligation of Lessee to pay the Rent and other payments herein reserved or required to be paid by Lessee or release Lessee of or from any obligations imposed upon Lessee under this Lease.

         15.3 Disbursement of Insurance and Condemnation Proceeds. All insurance proceeds under insurance policies provided for in Article 14 on account of any damage or destruction referred to in Section 15.1 and all awards received on account of any taking referred to in Section 15.2(b), in each case less any reasonable costs and expenses incurred in collecting same, shall be handled in accordance with this Section 15.3 for the express purpose of paying the cost of the Work necessitated as a result of such damage, destruction, or taking. Such proceeds and awards shall be received, held, and disbursed for the cost of the Work as follows:

                  (a) As to any loss not in excess of $20,000,000, all insurance proceeds shall be paid to Lessee (or, if received by Lessor, forwarded promptly to Lessee) for application to the cost of the Work.

                  (b) As to any loss in excess of $20,000,000, all insurance proceeds shall be paid to Lessee (or, if received by Lessor, forwarded promptly to Lessee); provided that Lessee must first secure Lessor's approval of the plans and specifications for the proposed Work (which approval will not be unreasonably withheld).

                  (c) The insurance proceeds under insurance policies provided for in Article 14 on account of any damage or destruction referred to in Section
15.1 shall be applied by Lessee to such Work as above provided and all excess insurance proceeds under such policies shall be retained by Lessee or promptly delivered to Lessee.

                  (d) The funds that are attributable to a taking giving rise to such Work shall be applied by Lessee to such Work as above provided and all excess funds shall be promptly delivered to Lessor as Lessor's sole property.

                                   ARTICLE 16
                               SURRENDER OF LEASE

         16.1 Surrender of Leased Property. Upon the expiration or earlier termination of this Lease, Lessee shall peaceably surrender to Lessor and place Lessor in peaceful possession of the

Leased Property (and shall assign and transfer to Lessor any extended, renewed or replacement lease included in the Leased Property pursuant to Section 2.6(1)), including all Alterations, improvements and changes (except as provided in Section 16.2), free and clear of any and all Liens (except Permitted Encumbrances under clauses (b), (c) or (d) of the definition of Permitted Encumbrances) created by or growing out of Lessee's construction, improvement, modification, repair, maintenance, operation, possession or use thereof, in the same condition that the Leased Property was in at the Effective Time, subject only to (i) ordinary and customary wear and tear and (ii) damage resulting from fire or other casualty; provided that all insurance proceeds with respect to such casualty have been deposited with Lessor or are applied to the Work with respect thereto in accordance with Section 15.3. Lessee, at Lessee's sole cost and expense, shall be obligated to cause the Leased Property so surrendered to Lessor pursuant to this Section to constitute and contain all assets necessary for Lessor to conduct, as a separate economic operating unit, substantially the same business and pipeline system and terminal configurations on the Leased Property that was conducted on the Leased Property on the Closing Date. If this Lease expires or is terminated for any reason, other than the exercise of the Option, Lessee shall immediately (a) transfer and assign to Lessor all assignable Environmental Permits for the Leased Property in effect at that time,
(b) transfer and deliver to Lessor all files, books and records of Lessee related to the operation, construction, maintenance, or repair of the Leased Property (including plans, operational manuals and operational files, but excluding any marketing, financial and tax (except property tax) records and any litigation and other legal department records subject to work product, attorney-client or other privilege), (c) at Lessor's option, reassign, convey, transfer, and deliver to Lessor any Assigned Contracts (as amended and to the extent then in existence) and any third party warranties, guarantees, indemnities, and claims related to the Leased Property, and (d) at Lessor's option, enter into an operating or transition services agreement with Lessor under which Lessee would provide to Lessor the same operating or transition services (or those services as Lessor may elect) as Lessor (or its Affiliate) provided to Lessee under the Operating Agreement, all on terms and conditions (including remuneration) which are substantially the same as those contained in such Related Agreements, mutatis mutandis. Lessee shall cooperate with Lessor in obtaining the assignment of all legally assignable Environmental Permits.

         16.2 Removal of Alterations and Lessee's Property. If any furnishings, equipment, furniture, trade fixtures or other removable equipment not included in the Leased Property initially leased hereunder are not removed on or before the expiration or earlier termination of this Lease, then Lessee hereby grants to Lessor the option, exercisable at any time thereafter without the requirement of any notice to Lessee, (a) to treat such property, or any portion thereof, as being abandoned by Lessee to Lessor, whereupon Lessor shall be deemed to have full rights of ownership thereof (b) to elect to remove and store such property, or any portion thereof, on Lessee's behalf (but without assuming any liability to any Person) and at Lessee's sole cost and expense, with reimbursement therefor to be made to Lessor upon demand; and/or (c) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Lessee any proceeds therefrom. Lessor shall have no liability of any kind whatsoever to Lessee in respect of the exercise or failure to exercise the options set forth in this Section. Specifically, Lessee shall not have the right to assert against Lessor a claim either for the value, or the use, of any such property, either as an offset against any amount of money owing to Lessor or otherwise. The provisions of this Section shall supersede the provisions of Section 93.002(d) and (e) of the Texas Property Code, as such may be amended from time to time, and any other law which purports to restrict the options granted to Lessor herein.

         16.3 Holding Over. If Lessee or any Person claiming by, through or under Lessee remains in possession of the Leased Property after the expiration or earlier termination of the tenancy created hereunder and without execution of a new lease or other written agreement, Lessee shall be deemed to be occupying the Leased Property as a tenant at sufferance and subject to all of the provisions of this Lease except those relating to term and except that the Lease Payments shall be one hundred fifty percent (150%) of the amount payable during the last quarter of the Term (without waiver of Lessor's right to recover damages as permitted by this Lease or by Law). Said tenancy may be terminated by Lessor or Lessee by giving written notice to the other at any time. Lessor's acceptance during any such holdover period of any Rent and/or any other payments from Lessee of less than the full amounts to which Lessor is entitled under this Section shall not be deemed to constitute a waiver of Lessor's right to later collect from Lessee the difference between the amounts actually paid by Lessee and the full amounts due hereunder. Additionally, Lessee shall pay to Lessor all damages sustained by Lessor on account of such holding over by Lessee. No holding over by Lessee, whether with or without consent of Lessor, and without the execution of a new lease or other written agreement shall operate to extend the Term or this Lease.

                                   ARTICLE 17
                                 INDEMNIFICATION

         17.1 Indemnification by Lessor. From and after the Closing, Lessor shall indemnify, hold harmless and defend Lessee, Lessee's respective Affiliates, each of their respective directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Lessee Indemnitees") from and against (a) the Retained Environmental Claims and the Pre-Closing Liabilities and (b) all Covered Liabilities resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Lessor which is expressly set forth in this Lease. Lessor's indemnification obligation under clause (a) of this Section shall expressly include indemnification of the Lessee Indemnitees against ANY LIABILITY BASED IN WHOLE OR IN PART ON NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE LESSEE INDEMNITEE OR ON ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY. The obligations of Lessor in this Article 17 shall survive, without limitation, the expiration or other termination of the Term of this Lease, and shall continue in full force and effect following the expiration or other termination of the Term or this Lease.

         17.2 Indemnification by Lessee. From and after the Closing, Lessee shall assume, pay, perform, fulfill, and discharge all Assumed Environmental Claims and the Post-Closing Liabilities and shall indemnify, hold harmless and defend Lessor, Lessor's respective Affiliates, each of their respective directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Lessor Indemnitees") from and against (a) Assumed Environmental Claims and the Post-Closing Liabilities and (b) all Covered Liabilities resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Lessee which is expressly set forth in this Lease. Lessee's indemnification obligation under clause (a) of this Section shall expressly include indemnification of the Lessor Indemnitees against ANY LIABILITY BASED IN WHOLE OR IN PART ON NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE LESSOR INDEMNITEE OR ON ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL

OR STATUTORY) OR EQUITY. The obligations of Lessee in this Article 17 shall survive, without limitation, the expiration or other termination of the Term of this Lease, and shall continue in full force and effect following the expiration or other termination of the Term or this Lease.

         17.3 Indemnification and Defense Procedures. A Person which is entitled to be indemnified under Section 17.1 or 17.2 is herein referred to as an "Indemnitee" and the party which is obligated to indemnify an Indemnitee under
Section 17.1 or 17.2 is herein referred to as the "Indemnitor" with respect to the matter for which it is obligated to indemnify such Indemnitee. All claims for indemnification under Sections 17.1 and 17.2 shall be asserted and resolved as follows:

                  (a) If a Third Party Claim for which an Indemnitee is entitled to indemnity under Sections 17.1 and/or 17.2 (an "Indemnified Claim") is made against an Indemnitee, and if Lessor or Lessee intends to seek indemnity with respect thereto by or from an Indemnitor pursuant to Sections 17.1 and/or 17.2, then the party electing to seek indemnity on behalf of such Indemnitee shall promptly transmit to the Indemnitor a written notice ("Claim Notice") (i) notifying such Indemnitor of such Indemnified Claim and request indemnity on behalf of such Indemnitee with respect to such Indemnified Claim under Sections
17.1 and/or 17.2, as the case may be, (ii) setting forth the full name, address for all notices and the authorized representatives of such Indemnitee with respect to such Indemnified Claim, and (iii) describing in reasonable detail the nature of the Indemnified Claim, including a copy of all papers served with respect to such Indemnified Claim (if any) and the basis of such request for indemnification under Sections 17.1 and/or 17.2, as the case may be. Failure to provide such Claim Notice promptly shall not affect the right of the Indemnitee to indemnification hereunder except to the extent the Indemnitor is prejudiced thereby; provided that, the Indemnitor shall not be obligated to defend, indemnify or otherwise hold harmless an Indemnitee with respect to a Third Party Claim until a Claim Notice meeting the foregoing requirements is furnished to the Indemnitor by the party seeking indemnity hereunder. Within 10 days after receipt of any Claim Notice (the "Election Period"), the Indemnitor shall notify the party who sent the Claim Notice (A) whether the Indemnitor disputes its potential liability to indemnify the Indemnitee under Sections 17.1 and/or 17.2, as the case may be, with respect to such Third Party Claim and (B) whether the Indemnitor desires to defend the Indemnitee against such Third Party Claim; provided that, if the Indemnitor fails to so notify the Indemnitee during the Election Period, the Indemnitor shall be deemed to have elected to dispute such liability and not to defend against such Third Party Claim. The aforesaid election or deemed election by the Indemnitor not to assume the defense of the Indemnitee with respect to such Indemnified Claim, however, shall be subject to the right of the Indemnitor to subsequently assume the defense of the Indemnitee with respect to such Indemnified Claim at any time prior to settlement or final determination thereof.

                  (b) If the Indemnitor notifies the party who sent the Claim Notice within the Election Period that the Indemnitor (i) does not dispute its liability to indemnify the Indemnitee under Sections 17.1 and/or 17.2, as the case may be (or reserves the right to dispute whether such claim is an Indemnified Claim under Sections 17.1 and/or 17.2) and (ii) elects to assume the defense of such Indemnitee with respect to such Third Party Claim, then the Indemnitor shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor in accordance with this Section 17.3(b). If an Indemnitor elects pursuant to the foregoing to assume the defense of an Indemnitee with respect to a Third Party Claim which is subsequently determined not to be an Indemnified Claim, then, without limiting any action the Indemnitor may have on account of actual fraud, the Indemnitor shall not be entitled to recover from the other party or the Indemnitee the costs and expenses incurred by the Indemnitor in providing such defense. The Indemnitor shall have full control of such defense and proceedings, including any compromise or settlement thereof provided, however, the Indemnitor shall not enter into any settlement agreement (or settle or compromise any such Third Party Claim in a manner) which provides for or results in any payment by or liability of the Indemnitee of or for any damages or other amount, any Lien on any property of the Indemnitee, any finding of responsibility or liability on the part of the Indemnitee or any sanction or restriction upon the conduct of any business by the Indemnitee or any obligation or action on the part of the Indemnitee without the Indemnitee's express written consent, which consent shall not be unreasonably withheld. The Indemnitee is hereby authorized, at the sole cost and expense of the Indemnitor (but only if the Indemnitee is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnitee shall deem necessary or appropriate to protect its interests or those of the Indemnitor and not reasonably expected to be prejudicial to the Indemnitor. If requested by the Indemnitor, the Indemnitee agrees, at the sole cost and expense of the Indemnitor, to cooperate with the Indemnitor and its counsel in contesting any such Third Party Claim which the Indemnitor elects to contest, including the making of any related counterclaim or cross-complaint against any Person (other than a Lessor Indemnitee, if the Indemnitee is a Lessor Indemnitee, or a Lessee Indemnitee, if the Indemnitee is a Lessee Indemnitee). The Indemnitee may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this Section 17.3(b), and the Indemnitee shall bear its own costs and expenses with respect to such participation. The prosecution of the defense of a Third Party Claim with reasonable diligence shall include the taking of such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of the property of the Indemnitee for payment of such Third Party Claim.

                  (c) If the Indemnitor (i) fails to notify the party who sent the Claim Notice within the Election Period that the Indemnitor elects to defend the Indemnitee pursuant to Section 17.3(b) or (ii) elects to defend the Indemnitee pursuant to Section 17.3(b) but fails to prosecute the defense of the Third Party Claim with reasonable diligence, then the Indemnitee shall have the right to defend, at the sole cost and expense of the Indemnitor (but only if the Indemnitee is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnitee to a final conclusion or settled. Unless and until such defense is assumed by the Indemnitor as permitted in Section 17.3(a), the Indemnitee shall have full control of such defense and proceedings; provided, however, that the Indemnitor, without assuming the defense of such Indemnified Claim, may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this Section 17.3(c), and the Indemnitor shall bear its own costs and expenses with respect to such participation. The Indemnitee may not enter into any compromise or settlement of such Third Party Claim, without the Indemnitor's express written consent, which shall not be unreasonably withheld.

                  (d) If an Indemnitee is entitled to indemnity under Sections
17.1 and/or 17.2 for a claim or other matter which does not involve a Third Party Claim, and if Lessor or Lessee intends to seek indemnity on behalf of an Indemnitee with respect thereto by or from an Indemnitor pursuant to Sections
17.1 and/or 17.2, then the party electing to seek indemnity on behalf of an Indemnitee shall promptly transmit to the Indemnitor a written notice describing in reasonable detail the nature of such claim or other matter, the Indemnitee's best estimate of the amount of damages attributable to such claim or other matter and the basis for the Indemnitee's entitlement to indemnification under Sections 17.1 and/or 17.2, as the case may be. If the Indemnitor does not notify the party who sent such notice within 30 days from its receipt of such notice that the Indemnitor does not dispute such claim for indemnity, the Indemnitor shall be deemed to have disputed such claim.

                  (e) To the extent any claim, action, suit or proceeding includes one or more Indemnified Claims with respect to an Indemnitee and one or more Third Party Claims which are not Indemnified Claims with respect to such Indemnitee, any such non-Indemnified Claim insofar as it is with respect to such Indemnitee shall not be covered by the indemnity in Sections 17.1 and 17.2, the Indemnitor shall not be obligated to undertake, conduct and control the defense or settlement of such non-Indemnified Claim insofar as it is with respect to such Indemnitee, and such Indemnitee shall be responsible for its own defense and settlement of such non-Indemnified Claim. The seeking by a party of indemnity hereunder on behalf of any Indemnitee with respect to any Third Party Claim or other claim or matter shall not prevent such. party from then or thereafter also seeking indemnity hereunder on behalf of any other Indemnitee with respect to such Third Party Claim or other claim or matter and shall not prevent the other party from seeking indemnity hereunder on behalf of any Indemnitee with respect to the same Third Party Claim or other claim or matter.

         17.4 Liability Limitations.

                  (a) Notwithstanding anything herein provided to the contrary, but subject to the last sentence of this subsection, Lessor shall have no liability to Lessee or any other Lessee Indemnitee pursuant to Section 17.1 or for any breach by Lessor of this Lease, unless and until the aggregate amount of all Covered Liabilities covered by Section 17.1 or attributable to all breaches by Lessor of this Lease exceeds $250,000. After the aforesaid $250,000 limit is reached, Lessor shall be liable in accordance with the other terms of this Lease for those Covered Liabilities in excess of $250,000, subject to the further provisions of this Section 17.4; provided, however, for purposes of determining the scope of indemnification under this Section 17.4(a) any qualification as to materiality or Material Adverse Effect shall be disregarded (it being understood that such qualifications as to materiality or Material Adverse Effect shall apply for purposes of determining whether there is a breach in the first place). The foregoing limitations shall not apply to (i) the failure by Lessor to pay any Imposition, (ii) the failure by Lessor to comply with Section 10.3, (iii) any amounts payable under or pursuant to Article 9, Article 15, clause (a) of
Section 17.1, Section 17.6, or Section 21.4, or (iv) any breach by Lessor with respect to its representations and warranties in the first sentence of Section 7.4(a). Notwithstanding anything herein provided to the contrary, in the event of one or more breaches by Lessor with respect to its representations and warranties in the first sentence of Section 7.4(a), Lessor shall have no liability for the portion of the aggregate amount of Covered Liabilities attributable to such breach(es) which is below the threshold amount for the Material Adverse Effect, as defined in Section 7.4(a), giving rise to such breach(es).

                  (b) Notwithstanding anything herein provided to the contrary, but subject to the last sentence of this subsection, Lessee shall have no liability to Lessor or any other Lessor Indemnitee pursuant to Section 17.2 or for any breach by Lessee of this Lease, unless and until the aggregate amount of all Covered Liabilities covered by Section 17.2 or attributable to all breaches by Lessee of this Lease exceeds $250,000. After the aforesaid $250,000 limit is reached, Lessee shall be liable in accordance with the other terms of this Lease for those Covered Liabilities in excess of $250,000; provided, however, for purposes of determining the scope of indemnification under this Section 17.4(b) any qualification as to materiality or Material Adverse Effect shall be disregarded (it being understood that such qualifications as to materiality or Material Adverse Effect shall apply for purposes of determining whether there is a breach in the first place). The foregoing limitations shall not apply to (i) the failure by Lessee to pay any Rent, the Option Closing Payment or any Imposition, (ii) the failure by Lessee to comply with Section 10.3, or (iii) any amounts payable under or pursuant to Article 9, Article 15, clause (a) of
Section 17.2, Section 17.6, or Section 21.4.

                  (c) Lessor, Lessee, and each other Indemnitee shall cooperate with the Indemnitor with respect to resolving any Indemnified Claim with respect to which either Lessor or Lessee is obligated to indemnify an Indemnitee under this Article 17, including making commercially reasonable efforts to mitigate or resolve any such Indemnified Claim and providing the others with reasonable access to such Indemnitee's records (other than those subject to attorney-client or attorney work product privilege) and personnel having relevant information with respect to the Indemnified Claim. Without limiting the foregoing, to the extent it may legally do so each party agrees to assign or cause the assignment to the Indemnitor with respect to an Indemnified Claim any and all of the rights and remedies that the Indemnitee may have with respect to such Indemnified Claim against any Person (other than Lessor, Lessee, or any Affiliate of Lessor or Lessee or any insurance carrier or bonding or surety company of the Indemnitee) pursuant to any claims, rights and agreements of or for indemnification, guarantee, contribution, reimbursement or similar assurances which are the subject of such Indemnified Claim.

                  (d) Each party agrees to maintain all records and information made available to it pursuant to Section 17.4(c) confidential and to cause its directors, officers, employees, agents, representatives, consultants and advisors to maintain all records and information made available to them pursuant to this Section confidential, except (i) as required by Law, administrative process or any standards or rules of any stock exchange to which such party or any of its Affiliates is subject, (ii) for information which is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this Section 17.4(d), and (iii) to the extent that such party must disclose the same in any court or arbitration proceedings brought by it to enforce its rights hereunder.

                  (e) To the extent Lessee has or can legally obtain the right of eminent domain or condemnation with respect to the Pipeline System Interests or the affected portion thereof, the limit of Lessor's liability hereunder for Lessor's failure to have Defensible Title to any Pipeline System Interests, for any failure of the Pipeline System Interests to be contiguous or for any failure of the Pipeline Systems to be located on or beneath the Pipeline System Interests shall be the Agreed Cost for any portion of such Pipeline System Interests as to which Lessor fails to have Defensible Title or for any required easements, rights-of-way, surface leases, fee parcels or licenses, as applicable, that are reasonably necessary to fill gaps between non-contiguous portions of the Pipeline System Interests or to give Lessee the right to use the land on which the Pipeline Systems are located. To the extent Lessor has common carrier status with respect to any portion of the Pipeline Systems, Lessee agrees not to change such common carrier status with respect to such portions of the Pipeline Systems until after the closing of the Option.

         17.5 Exclusive Remedy. After Closing, the indemnity provisions of this
Article 17 (including the obligations under the Affiliate Guarantees with respect to this Article 17) shall be the sole and exclusive remedy of each party for or on account of any breach by the other party of any of such other party's representations and warranties under this Lease except for actual fraud. THE

PARTIES ACKNOWLEDGE AND AGREE THAT THE REMEDIES SET FORTH IN THIS LEASE, INCLUDING THE DEDUCTIBLES, LIABILITY LIMITS, SURVIVAL PERIODS, DISCLAIMERS AND LIMITATIONS ON REMEDIES, ARE INTENDED TO BE, AND SHALL BE, THE EXCLUSIVE REMEDIES WITH RESPECT TO ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS LEASE EXCEPT FOR THE ACTUAL FRAUD (OTHER THAN ANY FRAUD UNDER SECTION 27.01 OF THE TEXAS BUSINESS AND COMMERCE CODE). EACH PARTY HEREBY RELEASES, WAIVES AND DISCHARGES, AND COVENANTS NOT TO SUE WITH RESPECT TO, ANY CAUSE OF ACTION OR CLAIM NOT EXPRESSLY PROVIDED FOR IN THIS LEASE INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER STATE OR FEDERAL SECURITIES LAWS, AVAILABLE AT COMMON LAW OR BY STATUTE (EXCEPT FOR ACTUAL FRAUD CLAIMS, OTHER THAN ANY FRAUD CLAIM UNDER
SECTION 27.01 OF THE TEXAS BUSINESS AND COMMERCE CODE).

         17.6 OSHA Fines. Notwithstanding Section 17.2(a), if, within one year after the Effective Time, any fine or penalty is imposed on or levied against Lessee pursuant to any OSHA rules or regulations existing on the Effective Time as a result of any non-compliance of the Leased Property or operations conducted thereon, both before and after the Effective Time, the payment of such fine or penalty shall be shared by Lessee and Lessor as follows:

                  (a) if such fine or penalty is specifically determined and calculated on the basis of the time the violation existed, then such fine or penalty shall be apportioned between Lessor and Lessee on the basis of the number of days such violation existed before the Effective Time and the number of days such violation existed after the Effective Time, with Lessor being liable for the portion thereof attributable to the period before the Effective Time and Lessee being liable for the portion thereof attributable to the period after the Effective Time;

                  (b) if such fine or penalty is not specifically determined and calculated on the basis of the time the violation existed, then Lessee shall be responsible for one-half of such fine or penalty and Lessor shall be responsible for one-half of such fine or penalty; and

                  (c) if such fine or penalty is imposed after the Effective time but solely based on an inspection by OSHA before the Effective Time and is not specifically determined and calculated based in part on a period after the Effective Time, Lessor shall be responsible for all of such fine or penalty.

Any fine or penalty for which Lessor would any have responsibility pursuant to this Section 17.6 shall be an Indemnified Claim to the extent of Lessor's responsibility therefor pursuant to this Section 17.6, and Lessee shall be required to comply with the provisions of Section 17.3 in regard to such Indemnified Claim, including the sending of a Claim Notice to Lessor with respect thereto.

                                   ARTICLE 18
                             ASSIGNMENT AND SUBLEASE

         18.1 Assignment by Lessee. Lessee shall not be entitled to sublease the Leased Property or assign this Lease or its rights, duties or obligations hereunder without the prior written consent of Lessor. Lessee shall have the right to assign this Lease or sublease the Leased Property or any part thereof to any Affiliate of Lessee without Lessor's prior consent in a transaction which is not entered into or made in contemplation of directly or indirectly transferring ownership or control of such Affiliate. All assignments or subleases (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of Lessor under or in connection with this Lease and the Related Agreements, (ii) shall require that the assignee or sublessee agree to be bound by and perform all obligations of Lessee hereunder with respect to the interest so assigned or subleased, and (iii) shall be covered by the Affiliate Guaranty delivered pursuant to Section 2.11(c) which shall continue to cover and guarantee all obligations of such assignee or sublessee. Any purported assignment of this Lease without Lessor's prior written consent where required by the provisions of this Section shall be void. Lessee shall remain primarily liable in the event of permitted assignments hereunder.

         18.2 Assignment by Lessor. Lessor shall not be entitled to assign this Lease and/or any of its rights, duties or obligations hereunder without the prior written consent of Lessee. All assignments (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of Lessee under or in connection with this Lease and the Related Agreements, (ii) shall require that the assignee agree to be bound by and perform all obligations of Lessor hereunder with respect to the interest so assigned, and (iii) shall be covered by the Affiliate Guaranty delivered pursuant to Section 2.11(b) which shall continue to cover and guarantee all obligations of such assignee. Lessor shall remain primarily liable in the event of assignments hereunder.

         18.3 Successors and Assigns. Subject to the requirements of this Article, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         18.4 Surviving Rights & Obligations. Lessor's rights, duties and obligations hereunder that survive the earlier of the closing of the Option or termination of this Lease may not be assigned without the prior written consent of Lessee, except to an Affiliate of Lessor as provided in this Section, and Lessee's rights, duties and obligations hereunder that survive the earlier of the closing of the Option or termination of this Lease may not be assigned without the prior written consent of Lessor, except to an Affiliate of Lessee as provided in this Section. Lessor may assign all or any part of such surviving rights, duties and obligations of Lessor to an Affiliate of Lessor, and Lessee may assign all or any part of such surviving rights, duties and obligations of Lessee to an Affiliate of Lessee; in each case only in a transaction which is not entered into or made in contemplation of directly or indirectly transferring ownership or control of such Affiliate. All assignments under this Section (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of the non-assigning party and its successors and assigns, under or in connection with this Lease and the Related Agreements, (ii) shall require that the assignee agree to be bound by and perform all obligations of assigning party hereunder with respect to the rights, duties and obligations so assigned, and (iii) shall be covered by the applicable Affiliate Guaranty delivered pursuant to Section 2.11 which shall continue to cover and guarantee all obligations of such assignee. Any purported assignment of such surviving rights, duties and obligations without prior written consent where required by the provisions of this Section shall be void. Lessor shall remain primarily liable in the event of permitted assignments of the Lessor's surviving rights, duties and obligations hereunder and Lessee shall remain primarily liable in the event of permitted assignments of the Lessee's surviving rights, duties and obligations hereunder.


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


                                   ARTICLE 19
                              DEFAULT AFTER CLOSING

         19.1 Events of Default. For purposes hereof, the term "Event of Default" shall mean any of the following with respect to a party (such party being referred to as the "Affected Party"):

                  (a) The failure by Lessee to make, when due, any Lease Payment required under this Lease if such failure is not remedied within ten (10) Business Days after written notice of such failure is given to the Affected Party;

                  (b) The failure by the Affected Party or its Affiliate to pay any payment obligation under this Lease (other than its obligation to make any Lease Payment) or any Related Agreement (other than the Other Lease) or to perform in any material respect (unless such failure is caused by the wrongful or negligent act or omission of, or the breach of lease or contract by, the other party or its Affiliate) any covenant or agreement set forth in this Lease or any Related Agreement (other than the Other Lease), and such failure remains unexcused and uncured 30 days after the other party has given written notice thereof to the Affected Party (or to its Affiliate under the Related Agreement, as the case may be) or if subject to a good faith dispute such failure remains unexcused and uncured 30 days after the resolution of such dispute, or, if such failure cannot reasonably be cured or remedied within said 30-day period, the Affected Party (or to its Affiliate under the Related Agreement, as the case may be) shall fail to commence action in good faith to cure or remedy such failure within said 30-day period or shall fail thereafter to complete curing or remedying such failure as promptly as it is reasonably possible;

                  (c) The occurrence of a Bankruptcy Event with respect to the Affected Party. "Bankruptcy Event" with respect to the Affected Party means the occurrence of any of the following events with respect to such Affected Party:
(i) the filing of a petition by it seeking relief as debtor under any bankruptcy or similar law; (ii) the filing of a petition against it as debtor by a creditor under any bankruptcy or similar law, and such petition is consented to by such debtor or, if contested, is not withdrawn or dismissed within sixty (60) days after such filing; (iii) it is insolvent or unable to pay its debts as they become due or admits such in writing; (iv) a trustee, conservator or receiver is appointed for it or all or a material part of its property; or (v) the Affected Party shall take any corporate or partnership action to authorize any of the actions set forth in this Section 19.1(c); or

                  (d) The occurrence of an "Event of Default" by the Other Lessee under the Other Lease shall constitute an Event of Default by the Lessee under this Lease, and the occurrence of an "Event of Default" by the Other Lessor under the Other Lease shall constitute an Event of Default by the Lessor under this Lease.

         19.2 Early Termination.

                  (a) If an Event of Default occurs as a result of the failure by Lessee to pay any Lease Payment (or by the Other Lessee to pay any "Lease Payment" under the Other Lease) at any time during the Term, then regardless of and notwithstanding the fact that Lessor (or Other Lessor) has or may have some other remedy under this Lease (or the Other Lease) by virtue thereof, or in law or in equity, Lessor may give to Lessee a notice (herein called the "second notice") of intention to end the Term of this Lease specifying a day not less than thirty (30) days thereafter and, upon the giving of the second notice, this Lease and the Term and estate hereby granted shall expire and terminate upon the day so specified in the second notice if such Event of Default be still then continuing, as fully and completely and with the same force and effect as if the day so specified were the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of Lessee under this Lease shall expire and terminate, but Lessee shall remain liable for damages as hereinafter provided; provided, however, that notwithstanding the time limitation for exercising the Option pursuant to Article 6, Lessee may exercise the Option pursuant to Article 6 so long as the scheduled closing under Article 6 shall occur prior to the end of the Term of the Lease specified in Lessor's second notice and Lessee shall comply with the other requirements of Article 6, including the contemporaneous exercise and closing of the Other Lease Option. If the Other Lessor gives the Other Lessee a "second notice" under Section 19.2(a) of the Other Lease, then notwithstanding the time limitation for exercising the Option pursuant to
Article 6, Lessee may exercise the Option pursuant to Article 6 so long as the scheduled closing under Article 6 shall occur prior to the end of the "Term" of the Other Lease specified in Other Lessor's second notice and Lessee shall comply with the other requirements of Article 6, including the contemporaneous exercise and closing of the Other Lease Option. If the Option is exercised as provided in this Section 19.2(a) prior to the 30 days preceding the commencement of the third Lease Year, the Purchase Price under Section 6.2 shall be the sum of (i) the amount the Purchase Price would have been if the Option had been exercised during the 30 days preceding the commencement of the third Lease Year, plus (ii) the positive amount, if any, obtained by subtracting (A) the aggregate amount of all Lease Payments paid by Lessee through the date the Option is exercised as provided in this Section 19.2(a) from (B) $9,000,000.

                  (b) Upon the occurrence of any Event of Default listed in
Section 19.1(c) with respect to Lessee, this Lease and the Term and estate hereby granted shall automatically expire and terminate, without notice, as fully and completely and with the same force and effect as if the day of the occurrence of such Event of Default were the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of Lessee under this Lease shall expire and terminate, but Lessee shall remain liable for damages as hereinafter provided.

                  (c) In the event that Lessor elects to terminate this Lease pursuant to Section 19.2(a) and the Option is not exercised and Closed as provided in Section 19.2(a) or this Lease automatically terminates pursuant to
Section 19.2(b), then Lessor may recover from Lessee:

                           (1) any unpaid Rent which had been earned at the time of such termination, together with interest thereon at the Default Rate from the date such Rent was due until paid; plus

                           (2) the (i) amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided plus (ii) interest on the net amount in clause
         (i) at the Default Rate from the date such net amount would have been. due until paid; plus

                           (3) the worth at the time of award of the amount by which (i) the unpaid Lease Payments and other amounts payable hereunder by Lessee for the balance of the Term after the time of award exceeds
         (ii) the amount of such rental loss that Lessee proves could be reasonably avoided; plus

                           (4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                  (d) As used in Section 19.2(c)(3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of award plus one percent (1%).

                  (e) Except as expressly provided in this Section 19.2, no Event of Default with respect to Lessee or Lessor under this Lease shall give rise to any right to terminate or rescind this Lease and, except as expressly provided in this Section 19.2, all such rights of early termination or rescission are hereby expressly waived and released.

         19.3 Additional Remedies. Upon the occurrence of any Event of Default with respect to Lessee, Lessor shall have the right and option, by written notice to Valero Energy Corporation in accordance with its Guaranty Agreement, to put the Leased Property to Valero Energy Corporation for the Option Closing Payment and on the other terms set forth in Article 6 as if Valero Energy Corporation were Lessee and Lessee had properly exercised the Option upon the occurrence of the Event of Default. Upon giving of such notice to Valero Energy Corporation in accordance with its Guaranty Agreement, Valero Energy Corporation shall be obligated to purchase the Leased Property in accordance with Article 6 as if Valero Energy Corporation were the Lessee hereunder.

         19.4 Other Remedies. With respect to any Event of Default by the Affected Party, the other party (the "Other Party") shall be entitled to all rights and remedies which the Other Party may have under law or equity, including, without limitation, the right of setoff, but subject to the express limitations contained in this Lease, including Sections 3.3, 5.1, 17.4, 17.5, 19.2(e), and 20.2. All amounts payable under this Lease which are not paid when due shall bear interest at the Default Rate from the due date of such payment until paid. To the extent permitted by, and subject to the requirements of all Law, and except as otherwise expressly provided herein, all rights and remedies of the Other Party hereunder with respect to any Event of Default by the Affected Party shall be cumulative, and the exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. Neither failure nor delay by the Other Party in exercising any of its rights, powers or privileges herein with respect to any Event of Default by the Affected Party shall operate as a waiver nor shall any single or partial exercise preclude any other or further exercise of any such right, power or privilege of the Other Party.

                                   ARTICLE 20
                           DISCLAIMERS AND LIMITATIONS

         20.1 Disclaimers.

                  (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF THIS LEASE, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT LESSOR IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS LEASE AND

ANY RELATED AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE AND WITHOUT LIMITING THE EXPRESS REPRESENTATIONS AND WARRANTIES OF LESSOR CONTAINED IN THIS LEASE AND ANY RELATED AGREEMENT, LESSOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING OR WITH RESPECT TO:

         (1) THE CONDITION, VALUE OR QUALITY OF THE FACILITIES, PIPELINE SYSTEM INTERESTS, TERMINAL INTERESTS, INVENTORY, EQUIPMENT OR ANY OTHER ASSETS;

         (2) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, IT BEING UNDERSTOOD THAT ALL OF THE ASSETS ARE BEING LEASED OR ACQUIRED, AS THE CASE MAY BE, "AS IS, WHERE IS" ON THE DATE OF THIS LEASE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND THAT LESSEE SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF;

         (3) ANY INFRINGEMENT BY LESSOR OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY;

         (4) THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, DATA AND INTERPRETATIONS NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO LESSEE IN CONNECTION WITH THIS LEASE BY LESSOR, ANY AFFILIATE OF LESSOR OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, INVESTMENT BANKER, COUNSEL, CONSULTANT OR ADVISOR OF LESSOR OR ANY AFFILIATE OF LESSOR; OR

                  (b) LESSEE ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPLICITLY PROVIDED IN SECTIONS 7.3(b), 7.10, AND 7.11 NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, ARE MADE BY LESSOR, ANY AFFILIATE OF LESSOR OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, INVESTMENT BANKER, COUNSEL, CONSULTANT OR ADVISOR OF LESSOR OR ANY AFFILIATE OF LESSOR WITH RESPECT TO: (1) THE EXISTENCE OR ABSENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR OTHERWISE AFFECTING THE ASSETS OR THE SOIL, SEDIMENTS, AIR OR GROUND WATER; (2) COMPLIANCE AT THE ASSETS OR THEIR OPERATION OR USE WITH ANY ENVIRONMENTAL LAW; OR (3) THE COST OR TIME NECESSARY OR ADVISABLE TO CONDUCT OR COMPLETE ENVIRONMENTAL ACTIVITIES AT THE ASSETS.

         20.2 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS LEASE, THE PARTIES AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY, AND THE RECOVERY BY ANY PARTY OR INDEMNITEE OF ANY COVERED LIABILITIES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS OR OTHER OBLIGATIONS UNDER THIS LEASE, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL ANY PARTY OR INDEMNITEE BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY ANY PARTY OR INDEMNITEE. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a third party who is not an Affiliate of Lessor or Lessee and (ii) such damages are recovered against an Indemnitee by a Person which is a third party who is not an Affiliate of Lessor or Lessee. This Section 20.2 shall operate only to limit a party's liability and shall not operate to increase or expand any contractual obligation of a party hereunder.

         20.3 Environmental Release. From and after the Closing and except for Lessor's indemnity obligations under clause (a) of Section 17.1 and Lessor's indemnity obligations under clause (b) of Section 17.1 with respect to Sections 7.3(b), 7.10 or 7.11, the Lessee Indemnitees shall have no rights to recovery or indemnification for Environmental Claims or any environmental matters under this Lease or Law (including any Environmental Law) relating to the Assets, and all rights or remedies which any Lessee Indemnitee may have at or under Law (including any Environmental Law) with respect to any Environmental Claims or environmental matters relating to the Assets are expressly waived. FROM AND AFTER CLOSING, BUT WITHOUT LIMITING OR RELEASING LESSOR'S INDEMNITY OBLIGATIONS UNDER CLAUSE (a) OF SECTION 17.1 OR LESSOR'S INDEMNITY OBLIGATIONS UNDER CLAUSE
(b) OF SECTION 17.1 WITH RESPECT TO SECTIONS 7.3(b), 7.10 OR 7.11, LESSEE FOR ITSELF AND ALL OTHER LESSEE INDEMNITEES DOES HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE LESSOR AND ALL LESSOR INDEMNITEES FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY UNDER STATUTE, COMMON OR CIVIL LAW, WHICH COULD BE ASSERTED NOW OR IN THE FUTURE AND THAT RELATE TO OR IN ANY WAY ARISE OUT OF ENVIRONMENTAL CLAIMS OR COSTS OF COMPLIANCE RELATING TO THE ASSETS. FROM AND AFTER CLOSING AND EXCEPT FOR THE RIGHTS AND REMEDIES EXPRESSLY PROVIDED UNDER CLAUSE (a) OF SECTION 17.1 OR LESSOR'S INDEMNITY OBLIGATIONS UNDER CLAUSE (b) OF SECTION 17.1 WITH RESPECT TO SECTIONS 7.3(b), 7.10 OR 7.11, LESSEE FOR ITSELF AND ALL OTHER LESSEE INDEMNITEES WARRANTS, AGREES AND COVENANTS NOT TO SUE OR INSTITUTE ARBITRATION AGAINST LESSOR OR ANY LESSOR INDEMNITEES UPON ANY CLAIM, DEMAND OR CAUSE OF ACTION FOR INDEMNITY AND CONTRIBUTION THAT HAVE BEEN ASSERTED OR COULD BE ASSERTED FOR ANY ENVIRONMENTAL CLAIMS COSTS OF COMPLIANCE.


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


                                   ARTICLE 21
                                  MISCELLANEOUS

         21.1 Counterparts. This Lease may be executed in one or more counterparts, all of which shall be considered one and the same Lease, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         21.2 Governing Law. THIS LEASE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         21.3 Entire Agreement. This Lease and the Appendices, Schedules and Exhibits hereto (together with the Other Lease and other Related Agreements) contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         21.4 Expenses. Lessee shall be responsible for (i) any sales or use Taxes which may become due and owing by reason of the rent of the Leased Property and any other property to Lessee contemplated pursuant to this Lease or the sale of the Inventory, the Equipment, the Leased Property (pursuant to the Option), and any other property to Lessee contemplated pursuant to this Lease,
(ii) all transfer, stamp, documentary and similar Taxes imposed on the parties hereto with respect to all transfers of property to Lessee contemplated pursuant to this Lease, and (iii) all recording, filing or registration fees relating to the filing, recording or registration of this Lease or a memorandum hereof, Lessor's Special Warranty Conveyance, and any other instruments or documents transferring title in or to any assets from Lessor to Lessee pursuant to this Lease. The Taxes and fees referred to in the preceding sentence shall be paid by Lessee when due and Lessee, at Lessee's expense, shall file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Law, Lessor will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation with respect thereto. Lessee and Lessor shall each be responsible for one-half of the HSR filing fee. Lessor shall be responsible for up to $ 100,000 of the aggregate base costs of the Title Policy under this Lease and the "Title Policy" under the Other Lease (excluding any cost for modification of the survey exception or other endorsements to the policy which Lessee may at its sole cost obtain, but which shall not be a condition to the Option Closing). All costs of the Title Policy under this Lease and the "Title Policy" under the Other Lease that exceed $100,000, in the aggregate, shall be paid by Lessee. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees and accountant fees, shall be borne by the party incurring same. At Closing (and in connection with any assignment of this Lease by Lessee pursuant to Section 18.1), Lessee (or such assignee, as the case may be) shall execute and deliver to Lessor (i) a Texas Resale Certificate with respect to the Inventory in form reasonably satisfactory to Lessor and (ii) a State of Texas Direct Payment Exemption Certificate covering any sales, excise or use Tax with respect to the matters covered by this Lease in the form attached hereto as Exhibit 21.4.


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


         21.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other "evidence of receipt" obtained, in each case to the appropriate address or number as set forth below (or at such other address or number for a party as shall be specified by like notice). Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt or such earlier time confirmed by the receiving party. Until changed pursuant to the foregoing, notices to the parties shall be addressed as follows:

                   If to Lessor:  Coastal Liquids Partners, L.P.
                                  1001 Louisiana Street
                                  Houston, Texas 77002
                                  Attention: Chief Operating Officer -- El Paso
                                             Merchant Energy Group
                                  Fax Number: (713) 420-6602
                                  Phone Number: (713) 420-6601

For all purposes of this Lease, notice to or from Valero Marketing and Supply Company or Valero Pipeline Company shall be deemed notice to or from Valero Marketing and Supply Company and Valero Pipeline Company. Lessor may give notice to Lessee to either Valero Marketing and Supply Company or Valero Pipeline Company, and either Valero Marketing and Supply Company or Valero Pipeline Company, acting alone, may act for and bind Lessee. Lessor may conclusively rely and shall be protected in acting or refraining from acting upon any instruction, request, statement, agreement, consent, notice or other action taken in connection with this Lease by either Valero Marketing and Supply Company or Valero Pipeline Company, acting alone.

         21.6 Attorneys' Fees. The prevailing party in any legal proceeding brought under or to enforce this Lease shall be additionally entitled to recover court costs and reasonable attorneys' fees from the nonprevailing party.

         21.7 Amendments and Waivers. This Lease may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Lease on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Lease shall not be construed as a waiver of any subsequent breach.

         21.8 Appendices, Schedules and Exhibits. All Appendices, Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.


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


         21.9 Interpretation. It is expressly agreed that this Lease shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Lease or any particular provision hereof or who supplied the form of Lease. Each party agrees that this Lease has been purposefully drawn and correctly reflects its understanding of the transaction that this Lease contemplates. In construing this Lease:

                  (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                  (b) the word "includes" and its derivatives mean "includes, but is not limited to" and corresponding derivative expressions;

                  (c) a defined term has its defined meaning throughout this Lease and each Appendix, Exhibit and Schedule to this Lease, regardless of whether it appears before or after the place where it is defined;

                  (d) each Exhibit and Schedule to this Lease is a part of this Lease, but if there is any conflict or inconsistency between the main body of this Lease (including Appendix A which shall be considered part of the main body of this Lease) and any Exhibit or Schedule, the provisions of the main body of this Lease shall prevail;

                  (e) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof; and

                  (f) the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule.

         21.10 Arbitration.

                  (a) It is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Lease, that if the parties hereto, the Indemnitees or the respective successors, assigns, heirs or legal representatives of any of the foregoing are unable to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Lease (whether contractual, tortious, equitable, statutory or otherwise), such matter shall be finally and exclusively referred to and settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any conflict between the Commercial Arbitration Rules of the AAA and the provisions of this Section 21.10, the provisions of this Section 21.10 shall govern and control.

                  (b) The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within fifteen
(15) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within fifteen (15) days following the appointment of both party-appointed arbitrators. If the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one party fails or refuses to appoint its party-appointed arbitrator within the prescribed period, the appointing authority for the presiding arbitrator and/or such party-appointed arbitrator shall be the AAA, who, in each case, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim or bear any relationship to either party. If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

                  (c) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (1) The arbitration proceedings shall be held in Houston, Texas;

                           (2) The arbitrators shall be and remain at all times wholly independent and impartial;

                           (3) The arbitration proceedings shall be conducted under the Commercial Arbitration Rules of the AAA, as amended from time to time;

                           (4) Any procedural issues not determined under the arbitration rules selected pursuant to Section 21.10(c)(3) shall be determined by the arbitration act and any other Laws of the State of Texas, other than those laws which would refer the matter to another jurisdiction;

                           (5) All decisions and awards by the arbitration tribunal shall be made by majority vote;

                           (6) The decision of a majority of the arbitrators shall be reduced to writing; shall be final and binding without the right of appeal; and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrators; any damage awards by the arbitrators shall be promptly paid free of any deduction or offset; and any costs or fees incident to enforcing the award shall to the maximum extent permitted by law be charged against the party resisting such enforcement;

                           (7) Consequential, indirect, special, exemplary, punitive or other similar damages shall not be allowed except those payable to third parties (and permitted under Section 20.2) for which liability is allocated among the parties by the arbitration award;

                           (8) Any award of damages shall include interest from the date of any breach or violation of this Lease, as determined by the arbitration award, and from the date of the award until paid in full, at the Agreed Rate in effect at the end of the first trading day of each month during which such amount was owed;

                           (9) The costs of the arbitration proceedings
         (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

                           (10) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be;


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


                           (11) The arbitration shall proceed in the absence of a party who, after due notice, fails to answer or appear; an award shall not be made solely on the default of a party, but the arbitrator(s) shall require the party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.

         21.11 Lease for the Parties' Benefit Only. This Lease is for the sole benefit of Lessee, Lessor and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Lease, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Lease. Any Indemnitee which is a third party shall be indemnified and held harmless under the terms of this Lease only to the extent that a party expressly elects to exercise such right of indemnity and hold harmless on behalf of such third party Indemnitee pursuant to Section 17.3; and no party shall have any direct liability or obligation to any third party or be liable to any third party for any election or non-election or any act or failure to act under or in regard to any term of this Lease. Any claim for indemnity or hold harmless hereunder on behalf of an Indemnitee must be made and administered by a party to this Lease.

         21.12 Severability. If any term, provision or condition of this Lease, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Lease shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Lease, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Lease so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         21.13 Time of Essence. Time is of the essence in this Lease, including the Closing Date, the dates for payment of Rent, and the Option. If the date specified in this Lease for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

                  (a) The parties recognize and agree that while the transaction contemplated hereby is described as a lease, for federal income tax purposes, it will be treated as a sale of the Leased Property.

                  (b) Upon Lessor's request to Lessee, Lessee agrees to cooperate with Lessor so that Lessor's lease and, upon exercise of the Purchase Option, the transfer, of the Leased Property to Lessee shall, at Lessor's election, be accomplished in a manner enabling the lease and subsequent transfer to qualify as part of a like-kind exchange of property by Lessor within the meaning of Section 1031 of the Tax Code (a "Like-Kind Exchange"). If Lessor so elects, Lessee shall reasonably cooperate with Lessor to effect such Like-Kind Exchange, which cooperation shall include, without limitation, taking such actions as Lessor reasonably requests in order to pay the Rent due hereunder and, upon exercise of the Purchase Option, the Purchase Price, in a manner which enables such transfer to qualify as part of a Like-Kind Exchange. Lessee agrees that Lessor may assign its rights under this Agreement to payment of Rent and, upon exercise of the Purchase Option, the Purchase Price, (all other rights, remedies, liabilities and obligations arising under this Lease are retained by Lessor) to an escrow agent acting as a qualified intermediary under United States Treasury Regulations in order to qualify the payment of amounts due hereunder as part of a Like-Kind Exchange. At the Closing, Lessee agrees to execute and deliver to Lessor the form of Transferee's Consent attached hereto as Exhibit 21.14. Lessor and Lessee agree that (1) neither party's obligations hereunder shall be increased as a result of the agreements provided in this
Section 21.14(b); (2) the Rent and the Purchase Price paid to the qualified intermediary will not be different from that which Lessee would have otherwise been obligated to pay under this Lease; (3) Lessee will not incur any additional cost, expense or liability as a result of Lessee's cooperation with Lessor in a Like-Kind Exchange; and (4) Lessor will indemnify and hold harmless Lessee for additional expenses, including, without limitation, taxes, closing costs and reasonable attorneys' fees, that Lessee may sustain or become subject to as a result of the Rent and subsequently the Purchase Price being paid to an intermediary party rather than to Lessor and the intermediary's subsequent use of the Rent and Purchase Price.

                  (c) Lessor and Lessee agree that the Purchase Price will be allocated among the properties for tax purposes as may be jointly agreed between them within 180 days after the Closing Date. In the event that the parties agree to an allocation of the Purchase Price for tax purposes within such 180-day period, Lessor and Lessee will file all Tax returns (including amended Tax returns and claims for refund) and information reports in a manner consistent with such allocation. In the event the parties do not agree on the allocation, each shall be entitled to report the allocation as it determines is appropriate.

In WITNESS WHEREOF, this Lease has been signed by or on behalf of each of the parties as of the day first above written.

                               LESSOR:

                                     Coastal Liquids Partners, L.P.
                                     By: Coastal Liquids Transportation, L.P.,
                                         Its General Partner
                                     By: Coastal States Crude Gathering Company
                                         Its General Partner

                                     By:
                                         --------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------


                               LESSEE:

                                     Valero Pipeline Company

                                     By:
                                         --------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------


                                     Valero Marketing and Supply Company

                                     By:
                                         --------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------

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


                                   APPENDIX A
                                       TO
                      PIPELINE AND TERMINAL LEASE AGREEMENT

                                   DEFINITIONS


"AAA" shall be as defined in Section 21.10.

"Action" shall mean, whether civil or criminal in nature, any action, suit, proceeding, condemnation or audit by or before any court or other Governmental Body.

"Adjacent Lessor Facilities" means pipelines, terminals, tanks and other facilities that (i) are located on property that is adjacent to or on the Leased Property and (ii) comprise part of any crude oil and/or LPG pipeline system or terminal owned or leased by Lessor or an Affiliate of Lessor, expressly excluding any part of any such system or terminal that is included in the Leased Property pursuant to Schedule 10.3 of this Lease, but including (whether or not comprising part of any crude oil and/or LPG pipeline system or terminal) the properties to be assigned, granted or transferred to Lessor, or reserved by Lessor, pursuant to Section 10.3 and the Mobil San Antonio System.

"Affected Party" shall have the meaning given to such term in Section 19.1.

"Affiliate" shall mean, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Lease.

"Affiliate Guaranty" shall mean either of the guaranty agreements delivered at Closing pursuant to Section 2.11(b) or 2.11(c).

"Agreed Cost" with respect to any portion of the Pipeline System Interests which is not contiguous or as to which Lessor fails to have Defensible Title to any land in or on which the Pipeline Systems are located, shall mean (i) the lesser of the U.S. Dollar cost per rod (or per acre in the case of tracts outside the pipeline right-of-way) prevailing in the area of such portion of the Pipeline Systems for the acquisition of similar easements, rights-of-way, surface leases, fee parcels or licenses or the actual acquisition cost paid by Lessee for such portion or such land (in each case, plus the reasonable attorney's fees and court costs incurred by Lessee in attempting or threatening to acquire such portion or land by eminent domain or condemnation) or (ii) if such portion or land is actually acquired through eminent domain or condemnation proceedings, then the purchase price or damages paid by Lessee to acquire such portion or land pursuant to such proceedings and, without duplication, the reasonable attorney's fees and court costs incurred by Lessee in such proceedings.

"Agreed Rate" shall mean an annual rate of interest equal to seven percent (7%) per annum.

"Alterations" shall have the meaning given to such term in Section 11.4.

"Arbitration Procedures" shall mean the arbitration procedures set forth in
Section 21.10.

"Assets" means the Leased Property, Inventory and Equipment.

"Assigned Contracts" means the "Contracts" and the licenses, permits or similar documents included in the "Conveyed Personally" (as such terms are defined in the Bill of Sale and Assignment included in the Related Agreements), excluding any Environmental Permits.

"Assumed Environmental Claims" means, except for and excluding the Retained Environmental Claims, any and all Environmental Claims and Costs of Compliance arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Assets, without regard to when the Environmental Claim, violation or obligation arose or occurred. If this Lease expires or is terminated after the Effective Time for any reason, other than the acquisition of the Leased Property by Lessee, any Affiliate of Lessee, or any successor or assign of Lessee or any Affiliate of Lessee, then the Assumed Environmental Claims shall be limited to any and all Environmental Claims and Costs of Compliance with respect to the Assets resulting from the use, maintenance, control, construction, occupancy, ownership or operation of the Assets prior to the expiration or other termination of the Lease, but without regard to whether the Environmental Claim, violation or obligation arose or occurred before or after the Effective Time.

"Bankruptcy Event" shall have the meaning given to such term in Section 19.1.

"Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday recognized by the United States of America.

"Claim Notice" shall be as defined in Section 17.3.

"Closing" shall be the consummation of the transaction contemplated by
Section 2.11.

"Closing Date" shall mean (a) the later of (i) May 31, 2001, or (ii) the third Business Day following the satisfaction of the conditions in Sections 2.10(a)(7) and 2.10(b)(6), or (b) such other date as may be mutually agreed to in writing by Lessor and Lessee.

"Codes" means the generally accepted codes, standards, guidelines, and other criteria of any societies, institutes, associations, Governmental Bodies or any similar organizations, which may be applicable to all or any part of the Facilities.

"Confidential Information" shall have the meaning given to such term in
Section 10.2.

"Confidentiality Agreements" means (i) that certain letter agreement dated November 9, 2000, between Valero Energy Corporation and Coastal Refining & Marketing, Inc. and (ii) that certain letter agreement dated March 27, 2001, between Valero Energy Corporation and El Paso Merchant Energy Group.

"Costs of Compliance" shall mean all costs, capital expenditures, fees, fines, penalties and expenditures of any kind associated with attaining or maintaining compliance with any Environmental Law, all costs, fees, fines, penalties and expenditures of any kind required to obtain, renew or otherwise maintain any Environmental Permits, including, without limitation, permits for the "grandfathered" units at the Facilities, or required to settle or resolve any alleged violation of any Environmental Law.

"Covered Liabilities" means any liability, obligation, Tax, loss, settlement, damage, claim, Action, demand, order, decree, directive, judgment, penalty, fine or other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action, any order or consent decree of any Governmental Body, any award of any arbitrator, any Law, on account of any former employee, or any contract, commitment or undertaking (including any employee plan or employment agreement).

"Debt Obligations" means any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

"Default Rate" shall mean an annual rate of interest equal to the lesser of (a) the greater of (i) the Agreed Rate or (ii) two percent (2%) per annum over the Prime Rate as reported in the Money Rates column (or a successor column) of The Wall Street Journal on the last Business Day of the preceding calendar month and
(b) the maximum rate of interest allowed by Law.

"Defensible Title" shall mean good and indefeasible title free and clear of all liens, security interests and encumbrances, subject to and except for any Permitted Encumbrances. The parties agree that obligations relating to imbalances with respect to the transportation, storage, distribution or other handling of refined petroleum products transported on the Pipeline Systems are dealt with elsewhere in this Lease or the Related Agreements and are not the subject of Defensible Title. Similarly, any agreement or commitment of Lessor relating to the operation or maintenance of the Pipeline Systems or the transportation, shipment, storage, treatment, processing, sale, purchase, handling or other dealing with any refined petroleum products in connection with the Pipeline Systems shall not be the subject of Defensible Title unless such agreement or commitment is (i) recorded in the applicable real or personal property records or filed as a financing statement under the uniform commercial code or other Law and (ii) creates a title encumbrance on the property in question.

"Document Retention Period" shall have the meaning given to such term in
Section 10.1(b).

"Effective Time" shall have the meaning given to such term in Section 4.1.

"Election Period" shall be as defined in Section 17.3.

"Environmental Activities" means the investigation, study, sampling, monitoring, testing, cleanup, removal activities, remedial actions, corrective measures, mitigation, response actions, and any other action to address Hazardous Materials.

"Environmental Claims" means any Covered Liability relating in any way to any Environmental Law, Hazardous Material or actual or alleged injury or threat of injury to human health, safety, natural resources or the environment, including any Covered Liability relating in any way to OSHA and any Costs of Compliance and costs of Environmental Activities, excluding, however, Covered Liabilities under (i) common law principles relating to negligence or the failure to maintain a safe working environment, in each case other than negligence or failure relating to or on account of Hazardous Materials or other environmental concerns, and (ii) workmen's compensation Laws.

"Environmental Laws" means any present or future federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, Environmental Permits, codes and regulations relating to the environment, human health, safety, natural resources or any Hazardous Material, as each may from time to time be amended, supplemented or supplanted, including the OSHA, but excluding workmen's compensation Laws.

"Environmental Permit" means any permit, authorization, license, registration, consent, order, approval, certificate, waiver, exception, variance, exemption or filing with or issued by any Governmental Body relating to or required by any Environmental Law.

"Equipment" means the warehouse inventory (including tools, parts, supplies and other similar items) that has been tagged or otherwise specifically marked by a joint team composed of respective representatives of Lessor and Lessee as items being sold by Lessor to Lessee pursuant to Section 2.2 of this Lease.

"Escalation Amount" shall have the meaning given to such term in Section 5.1.

"Event of Default" shall have the meaning given to such term in Section 19.1.

"Excluded Assets" shall mean the following:

                  (a) all accounts receivable, income, revenues, cash, bank deposits and securities and exchange imbalances;

                  (b) any (i) claims, demands and causes of action against third parties (including any claims, rights or agreements of or for guaranty, indemnity, contribution or reimbursement) which relate to the Retained Environmental Claims, Pre-Closing Liabilities or the Covered Liabilities indemnified against under Section 17.1 and defenses, warranties and other similar rights which relate to the Retained Environmental Claims, Pre-Closing Liabilities or the Covered Liabilities indemnified against under Section 17.1 and (ii) claims, demands and causes of action (including any claims, rights or agreements of or for guaranty, indemnity, contribution or reimbursement) against Lessor or any Lessor Indemnitee;

                  (c) all files, books and records of Lessor, other than those related to (i) the operation, construction, maintenance, or repair of the Assets (including plans, operational manuals and operational files), (ii) Transferred Employees, or (iii) any contracts assigned to Lessee pursuant to the Related Agreements; provided, however, (A) the files, books and records described in
(i), (ii), or (iii) shall not include any marketing, financial and tax (except property tax) records and any litigation and other legal department records subject to work product, attorney-client or other privilege and (B) Lessor, at Lessor's expense, may retain copies of any files, books and records described in
(i), (ii), or (iii);

                  (d) all rights or claims by Lessor or any Affiliate of Lessor to any Tax refund;

                  (e) all contracts and contract rights, other than those contracts and contract rights which are assigned to Lessee pursuant to the Related Agreements;

                  (f) except as provided under Article 15 and Section 2.7 with respect to condemnation awards, under Section 2.7 or 14.7 with respect to insurance proceeds and under any Related Agreement, all rights, titles, claims and interests of Lessor or any Affiliate of Lessor (i) under any policy or agreement of insurance, (ii) under any bond, (iii) to or under any condemnation awards, or (iv) to any insurance or bond proceeds;

                  (g) the right to retain copies and the non-exclusive right to use, transfer, license and sell any portion of the Intellectual Property which is proprietary to Lessor or any of its Affiliates;

                  (h) (i) the names "El Paso" and "Coastal" and (ii) any logo, service mark, copyright, trade name or trademark of or associated with Lessor or any Affiliate of Lessor or any business of Lessor or of any Affiliate of Lessor;

                  (i) any interconnecting facilities owned by the owner (other than Lessor or an Affiliate of Lessor) of any pipeline interconnecting with the Pipeline Systems, including related valves, flanges, taps and side valves, meters and measurement equipment, regulators and pressure regulation and/or overpressure protection equipment, applicable instrumentation, and associated or connecting piping;

                  (j) the Multiple Line Reserved Interests;

                  (k) the interests in properties, easements, and property use rights to be assigned, granted or transferred to Lessor, or reserved by Lessor, pursuant to Section 10.3;

                  (l) tangible personal property located on the Pipeline System Interests or Terminal Interests that is (i) owned (or leased from third parties) by contractors or service providers doing work or providing services on the Pipeline System Interests or Terminal Interests and used or held for use in connection with such work or services or (ii) owned (or leased from third parties) by employees of Lessor and not used or held for use by Lessor;

                  (m) improvements, fixtures, equipment and tangible personal property located on an easement, right-of-way, lease, license or similar land use right which encumbers the Pipeline System Interests or Terminal Interests insofar as such improvements, fixtures, equipment and tangible personal property are owned (or leased from third parties) by the holder of such easement, right-of-way, lease, license or similar land use right which encumbers the Pipeline System Interests or Terminal Interests;

                  (n) Lessor's or its Affiliates' warehouse inventory (including tools, parts, supplies and other similar items) that is not included in the Equipment;

                  (o) all vehicles covered by a certificate of title or an application for a certificate of title, other than those described in Exhibit C, and all rail cars;

                  (p) any asphalt that has been loaded on rail cars or any product owned by third party customers that has been loaded on or in rail cars, tank trucks or other vehicles owned, leased or hired by such customers; and

                  (q) the Mobil San Antonio System.

It is expressly understood and agreed that the Leased Property and other Assets do not include any of the Excluded Assets.

"Facilities" means the existing Pipeline Systems and Terminals.

"Facility Environmental Permits" means the Environmental Permits held by Lessor for the Facilities.

"Final Statement" shall have the meaning given to such term in Section 2.2.

"Governmental Body" means (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, county, municipality or other governmental subdivision within the United States of America, and (iv) to the extent having jurisdiction over Lessor or Lessee, any arbitration tribunal.

"Hazardous Material" means any (i) polychlorinated biphenyls, chromium and its derivatives, lead, radon gas, ureaformaldehyde foam insulation, asbestos, petroleum, benzene petroleum derivatives or products or crude oil or any fraction thereof, or (ii) substance, material, chemical, waste or gas (a) that is toxic, explosive, corrosive, flammable, infectious or radioactive, or defined as a "hazardous substance," "hazardous waste," "hazardous material," "hazardous chemical," "toxic chemical," "toxic substance," "pollutant," "contaminant," or the like under any Environmental Law, (b) exposure to which or the presence, use, generation, treatment, release, transport or storage of which is now or hereafter prohibited, limited, restricted or regulated under any Environmental Law or by any governmental entity, or (c) that could require Environmental Activities, or could support the assertion of an Environmental Claim.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"Impositions" means all taxes, assessments, use and occupancy taxes, water and sewer charges, rates and rents, charges for public utilities, excises, levies, license and permit fees and other charges by public authority, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may during the term of this Lease be assessed, levied, charged, confirmed or imposed by Governmental Body upon or accrue or become due or payable out of or on account of or become a lien on the Leased Property or any part thereof, the appurtenances thereto or the sidewalks, streets or vaults adjacent thereto, or the rent and income received by or for the account of Lessee from any subtenants or for any use or occupation of the Leased Property, and such franchises, licenses and permits as may be appurtenant to the use of the Leased Property, or any documents to which Lessee is a party, creating or transferring an interest or estate in the Leased Property payable to any Governmental Body; but shall not include any income taxes, capital levy, estate, succession, inheritance or transfer taxes or similar tax of Lessor, or any franchise taxes imposed upon any owner of the fee of the Leased Property, or any income, profits or revenue tax, assessment or charge imposed upon the rent or other benefit received by Lessor under this Lease, by any Governmental Body; provided, however, that if at any time during the Term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, taxes, assessments, levies, impositions, or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from said real estate or the rents reserved herein or any part thereof, then such substitute taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the term "Impositions" to the extent that such substitute tax would be payable if the Leased Property were the only property of Lessor subject to such tax.

"Indemnified Claim" shall be as defined in Section 17.3.

"Indemnitor" shall be as defined in Section 17.3.

"Indemnitee" shall be as defined in Section 17.3.

"Independent Arbitrator" shall have the meaning given to such term in
Section 2.2.

"Index Date" shall have the meaning given to such term in Section 5.1.

"Index Year" shall have the meaning given to such term in Section 5.1.

"Intellectual Property" means the U.S. and foreign intellectual and industrial property, including patent applications, patents and any reissues or reexaminations thereof, copyright registrations, mask works, copyrights, moral rights of authorship, rights in designs, trade secrets, technology, inventions, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical information, confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection, which are used or held for use with respect to the Leased Property, except trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, other names and slogans embodying business or product goodwill.

"Inventory" means inventory, including crude oil, blendstocks, feedstocks and other raw materials, intermediate stocks and finished products, including water bottoms, bottom sediment, sludge, slops, line fill and unit fill, in each case acquired for use at or produced at the "Facility" subject to the Other Lease whether at such "Facility" or Lessor's terminals included in the Leased Property or Williams Storage Facility in Corpus Christi, Texas and two 10,000 barrel interface tanks at Kinder Morgan in Pasadena, Texas, or in transit in the Pipeline Systems or otherwise in transit to the "Facility" subject to the Other Lease by vessel (as designated pursuant to Schedule 2.2 Part I) or pipeline (but, unless Lessor elects otherwise, excluding any located elsewhere), whether in the possession of Lessor or any other Person and excluding wholesale exchange imbalances and excluding catalysts, chemicals and precious metals. The definition of Inventory in this Lease is intended to describe and cover the same property that is described and covered by the definition of Inventory in the Other Lease, and it is not intended that Lessor will receive a double purchase price payment for any item of property included in Inventory.

The terms "knowledge," "known" or words of similar import when used with respect to Lessee or Lessor shall mean (i) the actual knowledge of any fact, circumstance or condition by a current officer of such Person and (ii) also, in the case of Lessor, the actual knowledge of the following Persons: Henry Cartaya, Dan Hill, Mark Keim, Glenn Schneider, John Thompson, Tom Burns, J. Jeder, and Harry Zimmerman. References herein to "actual knowledge" do not include imputed knowledge.

"Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Body.

"Lease Payments" means the rental payment amounts set forth in Schedule 5.1, as adjusted pursuant to Section 15.1.

"Lease Year" shall have the meaning given to such term in Section 6.2.

"Leased Property" means (i) the Pipeline Systems, (ii) the Pipeline System Interests, (iii) the Terminals, (iv) the Terminal Interests, (v) all of the tangible personal property (or applicable leasehold interest therein in cases where Lessor owns a leasehold interest) located at the Effective Time at, on or under the land, the fee or applicable leasehold interest which constitutes part of the Pipeline System Interests or Terminal Interests (together with Parts hereafter becoming part of the Leased Property pursuant to Article 11), including, without limitation, vehicles (other than vehicles covered by a certificate of title or an application for a certificate of title), machinery, tools, drawings, plats, files, manuals, computers, parts, furniture and fixtures, that does not constitute the Inventory or Equipment, (vi) the vehicles described in Exhibit C, and ( vii) the interests in properties, easements, and property use rights to be assigned, granted or transferred to Lessee pursuant to
Section 10.3; provided that, the Leased Property shall not include any Excluded Assets. It understood and agreed that the interests in properties, easements, and property use rights to be assigned, granted or transferred to Lessee pursuant to Section 10.3 are appurtenant to and shall run with the Pipeline System Interests or Terminal Interests to which they respectively relate, and as such are included as part of the Leased Property.

"Lessor Indemnitees" shall be as defined in Section 17.2.

"Lien" means any lien, pledge, claim, charge, security interest, mortgage, deed of trust, option or other encumbrance or similar right of any third Person.

"Like-Kind Exchange" shall be as defined in Section 21.14(b).

For purposes of this Lease, an event, action or circumstances shall be deemed to have a "Material Adverse Effect" on a party to this Lease if any of the following shall occur:

                  (a) such event, action or circumstance shall prohibit the person from leasing the Assets as contemplated hereby or shall prohibit the person from consummating the sale or purchase, as applicable, of the Assets upon exercise of the Option;

                  (b) such event, action or circumstance shall result in a material adverse effect on the value, or the results of operations, of the Assets, taken as a whole and as currently operated; or

                  (c) such event, action or circumstance shall result in a material adverse change on the financial condition, results of operation or business of such person together with its Affiliates taken as a whole;

excluding, however, in the case of (b) and (c) above, any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any change in Law or regulatory policy.


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"Mobil San Antonio System" means Lessor's "Mobil San Antonio" products pipeline system extending from Corpus Christi, Texas to San Antonio, Texas, which was previously acquired by. Lessor from Mobil Oil Corporation or an Affiliate thereof and which is not currently in use. The Mobil San Antonio products pipeline is more specifically identified as the "MS" pipeline in the Coastal States Crude Gathering Pipeline System Map Book Corpus Christi District (a copy of said map book having been furnished to Lessee).

"Multiple Line Interests" mean (i) the Pipeline System Interests described in
Part II of the Property Schedule and (ii) any other Pipeline System Interests on which are currently located a portion of the Pipeline Systems and a portion of one or more other pipeline systems currently owned by Lessor or any Affiliate of Lessor.

"Multiple Line Reserved Interests" mean all rights, title and interests in and to each Multiple Line Interest, except (i) the exclusive right (subject to the below reserved rights of ingress and egress) to use the portion of such Multiple Line Interest on which a refined petroleum product pipeline included in the Pipeline Systems is currently located plus the "agreed distance" on either side of such refined petroleum product pipeline as currently located, (ii) the exclusive right (subject to the below reserved rights of ingress and egress) to use the portion of such Multiple Line Interest on which other portions of the Pipeline Systems are currently located, and (iii) the non-exclusive right of ingress and egress over and across the other portions of such Multiple Line Interest insofar as (a) reasonable and necessary to construct, maintain, operate, repair, alter, replace, change the size of and remove or abandon any part of the Pipeline Systems currently located on such Multiple Line Interest and (b) such ingress and egress does not unduly interfere with the construction, maintenance, operation, repair, alteration, replacement, change in the size of or removal or abandonment of any pipeline, equipment or other facilities located on other parts of such Multiple Line Interest. The Multiple Line Reserved Interests shall also include the non-exclusive right of ingress and egress over and across the other portions of each Multiple Line Interest included in the Leased Property insofar as (a) reasonable and necessary to construct, maintain, operate, repair, alter, replace, change the size of and remove or abandon any part of any pipeline (other than the Pipeline System) located on such Multiple Line Interest and (b) such ingress and egress does not unduly interfere with the construction, maintenance, operation, repair, alteration, replacement, change in the size of or removal or abandonment of any pipeline, equipment or other facilities located on parts of such Multiple Line Interest which are included in the Leased Property. As used in this definition, the "agreed distance" is the lesser of ten feet or one-half of the distance between such refined petroleum product pipeline and the Adjacent Lessor Facilities.

"Notice of Disagreement" shall have the meaning given to such term in
Section 2.2.

"Operating Agreement" means a Interim Operating and Transition Agreement in the form attached hereto as Exhibit D.

"Option" shall have the meaning given to such term in Section 6.1.

"Option Closing" shall have the meaning given to such term in Section 6.3.


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


"Option Closing Date" shall have the meaning given to such term in Section 6.3.

"Option Closing Payment" shall have the meaning given to such term in
Section 6.2.

"Option Notice" shall have the meaning given to such term in Section 6.3.

"OSHA" means the Occupational Safety and Health Act of 1970 and regulations thereunder.

"Other Lease" means that certain Refinery Lease Agreement of even date with this Lease between Coastal Refining & Marketing, Inc., as lessor, and Valero Refining Company-Texas, as lessee, covering a refinery and certain related facilities in or near Corpus Christi, Texas.

"Other Lease Option" means the "Option" (as defined in the Other Lease).

"Other Leased Property" means the "Leased Property" (as defined in the Other Lease).

"Other Lessee" means the "Lessee" under the Other Lease.

"Other Lessor" means the "Lessor" under the Other Lease.

"Other Party" shall have the meaning given to such term in Section 19.4.

"Parts" shall have the meaning given to such term in Section 11.3.

"Permitted Encumbrances" shall mean any of the following matters:

                  (a) all agreements, leases, instruments, documents, liens, encumbrances, which are described in any Schedule or Exhibit to this Lease;

                  (b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to the conduct of the business or the operation, repair, construction, improvement or maintenance of the Leased Property and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of the business or the operation, repair, construction, improvement or maintenance of the Leased Property, securing amounts the payment of which is not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any Action to foreclose or attach any of the Leased Property on account thereof properly stayed; provided, that, the affected party shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest;

                  (c) any liens for Taxes not yet delinquent or, if delinquent, that are being contested by Lessor in good faith in the ordinary course of business with any Action to foreclose or attach any of the Leased Property on account thereof properly stayed; provided, that, the affected party shall be


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


responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of the other party under Article 13;

                  (d) any liens or security interests created by Law or reserved in leases, rights-of-way or other real property interests for rental or for compliance with the terms of such leases, rights-of-way or other real property interests, provided payment of the debt secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business with any Action to foreclose or attach any of the Leased Property on account thereof properly stayed; provided, that, the affected party shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of the other party under this Lease or the Related Agreements;

                  (e) all Transfer Requirements;

                  (f) any titles or rights asserted by any Person to (i) tidelands, or lands comprising the shores or beds of navigable or perennial rivers and steams, lakes, bays or other bodies of water, (ii lands beyond the line of the harbor or bulkhead lines as established or changed by any Governmental Body, (iii) filled-in lands or artificial islands, (iv) statutory water rights, including riparian rights, and (v) the area extending from the line of mean low tide of any body of water to the line of vegetation, or the rights of access to that area or any easement along or across that area;

                  (g) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Leased Property or on which any of the Leased Property is located, other than mineral reservations that would be reasonably expected to interfere in a material respect with the operation of the Facilities as currently operated by Lessor;

                  (h) all liens (other than liens for borrowed money), charges, leases, easements, restrictive covenants, encumbrances, contracts, agreements, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting the Leased Property which individually or in the aggregate are not such as to unreasonably and materially interfere with or prevent any material operations conducted on the Leased Property by Lessor in the manner operated on the date of this Lease;

                  (i) any defect that has been cured by the applicable statutes of limitations or statutes for prescription;

                  (j) any defect affecting (or the termination or expiration of) any easement, right-of-way, leasehold interest, license or other real property interest which has been replaced by an easement, right-of-way, leasehold interest, license or other real property interest constituting part of the Leased Property covering substantially the same rights to use the land or the portion thereof used by Lessor in connection with Lessor's business conducted on the Leased Property;

                  (k) the failure to locate on the ground a "blanket" or similar easement or right-of-way;


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


                  (l) rights reserved to or vested in any Governmental Body to control or regulate any of the Leased Property or the business conducted on the Leased Property and all Laws of such authorities, including any building or zoning ordinances and all Environmental Laws;

                  (m) any agreement, contract, lease, easement, instrument, lien, encumbrance, permit, amendment, extension or other matter entered into by a party to the Lease in accordance with the terms of this Lease or in compliance with the approvals or directives of the other party made pursuant to this Lease.

"Permitted Liens" means (i) Liens for current Taxes and assessments not yet due,
(ii) inchoate mechanic and materialmen Liens for construction in progress, (iii) inchoate workmen, repairmen, warehousemen and carriers Liens arising in the ordinary course of business or (iv) Liens created by Lessee.

"Person" means any Governmental Body or any individual, firm, partnership, corporation, joint venture, trust, unincorporated organization or other entity or organization.

"Pipeline Systems" mean the following tangible personal property:

                  (a) the refined petroleum products pipeline (the "Houston System") extending from Lessor's Origin Station adjacent to the refinery covered by the Other Lease to Lessor's Almeda terminal, Pasadena (Kinder Morgan) interface tanks and Hobby terminal, all in Harris County, Texas, as more fully described in Exhibit B-i hereto;

                  (b) the refined petroleum products pipeline (the "San Antonio System") extending from Lessor's Tribble Lane Station adjacent to the refinery covered by the Other Lease to Lessor's San Antonio terminal in Bexar County, Texas, as more fully described in Exhibit B-2 hereto;

                  (c) the refined petroleum products pipeline (the "R.P. Valley System") extending from Lessor's Tribble Lane Station adjacent to the refinery covered by the Other Lease to Lessor's Edinburg terminal in Hidalgo County, Texas, as more fully described in Exhibit B-3 hereto; and

                  (d) the refined petroleum products pipeline segments as more fully described in Exhibit B-4 hereto;

in each case together with all piping, valves, taps and side valves, regulators, meters, pumps, station piping and other equipment used exclusively for the transportation of refined petroleum products through each pipeline system described above, other than the Excluded Assets.

"Pipeline System Interests" means (i) the easements, rights-of-way, surface leases, fee interests, and licenses described in Parts I and II of the Property Schedule and (ii) all right, title and interest of Lessor or an Affiliate of Lessor in and to any other easements, rights-of-way, surface leases, fee interests, and licenses on which the Pipeline Systems are currently located, together with all properties described in the definition of Pipeline Systems which are real property improvements to the properties described in clauses (i) and (ii) above rather than tangible personal property; provided that, the Pipeline System Interests shall not include any Excluded Assets.

"Physical Inventory" shall have the meaning given to such term in Section 2.2.

"Post-Closing Consents" means (i) any consent, approval or permit of, or filing with or notice to, any


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


Governmental Body, railroad company or public utility which has issued or granted any permit, license, right-of-way, lease or other authorizations permitting any part of any pipeline included in the Leased Property to cross or be placed on land owned or controlled by such Governmental Body, railroad company or public utility and (ii) any consent, approval or permit of, or filing with or notice to, any third party that is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

"Post-Closing Liabilities" means Covered Liabilities incurred or imposed as a result of a Third Party Claim for injury, death or damage to person or property of or a liability (including a liability for Taxes or a liability related to the Assigned Contracts) to a Third Party or an Affiliate of Lessee occurring after the Effective Time to the extent arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Leased Property or the Assigned Contracts after the Effective Time, it being agreed that such injuries, damages, and liabilities which are of a continuous or ongoing nature and extend over the Effective Time shall be apportioned between Pre-Closing Liabilities and Post-Closing Liabilities on the basis of the respective portions of the injury or damage suffered or the liability accruing before or after the Effective Time; provided, however, that Post-Closing Liabilities shall not include (i) Covered Liabilities for any injury, death or damage to person or property of any person, presently or hereafter employed in the operation of the Leased Property which solely arises out of and is solely attributable to such person's employment in the operation of the Leased Property prior to the Effective Time, (ii) any Environmental Claims and Costs of Compliance, including the Assumed Environmental Claims and the Retained Environmental Claims, (iii) any employee liabilities covered by
Article 9, and (iv) a Third Party Claim for injury, death or damage to person or property of or a liability to a Third Party or an Affiliate of Lessee to the extent resulting from Lessor's or any of its Affiliate's past, present or future operation and use of Adjacent Lessor Facilities. Post-Closing Liabilities shall also include the Covered Liabilities which Lessee agrees to indemnify Lessor against pursuant to Section 2.7. If this Lease expires or is terminated after the Effective Time for any reason, other than the acquisition of the Leased Property by Lessee, any Affiliate of Lessee, or any successor or assign of Lessee or any Affiliate of Lessee, then the Post-Closing Liabilities shall be limited to any and all Third Party Claims for injury, death or damage to person or property of or a liability (including a liability for Taxes or a liability related to the Assigned Contracts) to a Third Party or an Affiliate of Lessee occurring after the Effective Time to the extent arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Leased Property or the Assigned Contracts after the Effective Time and prior to the expiration or other termination of the Lease, subject to apportionment as hereinabove provided and to the exclusions from Post-Closing Liabilities provided in clauses (i), (ii), (iii) and (iv) above; provided, however, that Post-Closing Liabilities shall include, and Lessee shall retain, all Covered Liabilities relating to any Assigned Contracts or extended, renewed or replaced leases which are not assigned back to Lessor pursuant to
Section 1 6.1 and any and all other contracts, agreements, commitments and other obligations entered into or incurred by Lessee or any of its Affiliates after the Effective Time.

"Pre-Closing Liabilities" means Covered Liabilities incurred or imposed as a result of a Third Party Claim for injury, death or damage to person or property of or a liability (including a liability for Taxes or a liability related to the Assigned Contracts) to a Third Party or an Affiliate of Lessor occurring prior to the Effective Time to the extent arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Leased Property or the Assigned Contracts prior to the Effective Time, it being agreed that such injuries, damages, and liabilities which are of a continuous or ongoing nature and extend over the Effective Time shall be apportioned between Pre-Closing Liabilities and Post-Closing Liabilities on the basis of the respective portions of the injury


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


or damage suffered or the liability accruing before or after the Effective Time; provided, however, that Pre-Closing Liabilities shall not include (i) Covered Liabilities for any injury, death or damage to person or property of any person, presently or hereafter employed in the operation of the Leased Property which solely arises out of and is solely attributable to such person's employment in the operation of the Leased Property on or after the Effective Time, (ii) any Environmental Claims and Costs of Compliance, including the Assumed Environmental Claims and the Retained Environmental Claims, (iii) any employee liabilities covered by Article 9, and (iv) any loss or lack of, or defect in, or encumbrance against title to any Asset (but not including a liability occurring prior to the Effective Time as a result of the obligation or claim giving rise thereto).

"Property Records" means (a) files, books and records related to (i) the operation, construction, maintenance, or repair of the Assets (including plans and specifications, operational manuals and operational files) or (ii) any contracts assigned to Lessee pursuant to the Related Agreements, and (b) title policies, title files, ownership maps or surveys, deeds, leases, assignments and other documents relating to the title to the Assets or the title to any contracts assigned to Lessee pursuant to the Related Agreements; provided, however, the files, books and records described in (a) or (b) shall not include any marketing, financial and tax (except property tax) records and any litigation and other legal department records subject to work product, attorney-client or other privilege.

"Property Schedule" means Exhibit A attached hereto and made a part hereof.

"Prudent Operating Practices" shall mean those practices, standards, designs, methods, means, techniques, equipment and acts that are then generally accepted by the pipeline, petroleum product terminal and/or petroleum products industries as commonly used in prudent engineering and operations consistent with good business practices, reliability, safety, efficiency and economy as they may apply to units of the size and service of the Facilities.

"Purchase Price" shall be as defined in Section 6.2.

"Related Agreements" means (i) the Other Lease, (ii) the Bill of Sale and Assignment in form attached hereto as Exhibit 2.11(b)(6), (iii) the Operating Agreement, (iv) the other agreements or assignments in forms attached hereto as Exhibit E, and (v) the easements, assignments and agreements contemplated by
Section 10.3.

"Rent" shall have the meaning given to such term in Section 5.3.

"Restriction" shall have the meaning given to such term in Section 2.6(c).

"Retained Employee" shall have the meaning given to such term in Section 9.1.

"Retained Environmental Claims" shall mean (a) Environmental Claims and Costs of Compliance under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., and its Texas counterpart or any other Environmental Law, for the disposal of hazardous substances generated and transported to any off-site disposal facilities prior to the Effective Time; (b) bodily injury and property damage Covered Liabilities for exposure to or contamination by Hazardous Materials, arising from Lessor's or its Affiliate's operation and use of the Leased Property prior to the Effective Time, (c) Environmental Claims and Costs of Compliance with respect to any written judgment, order, consent decree or notice of violation from any Governmental Body related to


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


the Leased Property that has not been disclosed to Lessee prior to the date of this Lease, and (d) Environmental Claims and Costs of Compliance (other than "Assumed Environmental Claims" under the Other Lease) to the extent resulting from the presence of Hazardous Materials on the Leased Property as a result of Lessor's or any of its Affiliates' past, present or future operation and use of Adjacent Lessor Facilities; provided that Retained Environmental Claims shall not include any Environmental Claims and Costs of Compliance to the extent resulting from (i) the aggravation of the Environmental Activities regarding such Hazardous Materials as a result of operation and use of the Assets after the Effective Time by any Person (other than Lessor or its Affiliates or any Person acting on behalf of Lessor or its Affiliates) or (ii) the presence of Hazardous Materials on any property as a result of operation and use of the Assets after the Effective Time by. any Person (other than Lessor or its Affiliates or any Person acting on behalf of Lessor or its Affiliates).

"Returns" shall have the meaning given to such term in Section 7.5.

"Service Termination Date" shall have the meaning given to such term in
Section 9.1.

"Special Warranty Conveyance" means, collectively, Assignments and Conveyances and Bills of Sale from Lessor, as grantor or assignor, to Lessee, as grantee or assignee, covering the Leased Property and in the forms attached hereto as Parts I, II, III and IV of Exhibit 6.3.

"Supplemental Rent" shall have the meaning given to such term in Section 5.2.

"Tax Code" means the Internal Revenue Code of 1986, as amended from time to time, together with all regulations promulgated thereunder.

"Taxes" means all foreign, federal, state, provincial, local and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, unemployment, disability, social security (or similar), registration, excise, estimated, severance, stamp, occupation, premium, real property, personal property, windfall profits, environmental, alternative or add-on minimum, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

"Term" shall have the meaning given to such term in Section 4.1.

"Terminal Interests" means (i) the fee parcels described in Part III of the Property Schedule, together with the improvements to real property located thereon, and (ii) the leasehold interests described in Part III of the Property Schedule, together with fee or leasehold interests in the improvements to real property located on such leasehold interests; provided that, the Terminal Interests shall not include any Excluded Assets

"Terminals" mean the facilities constituting tangible personal property that are located on the land covered by the Terminal Interests, including those facilities at the Almeda Terminal specifically described in Part IV of the Property Schedule; provided that, the Terminals shall not include any Excluded Assets. In instances where such facilities are located on a leased Terminal Interest, such facilities are subject to the rights of the lessor under the lease of such Terminal Interest.


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


"Third Party" means a Person which is not (i) Lessor or an Affiliate of Lessor,
(ii) Lessee or an Affiliate of Lessee, or (iii) a Person that, after the Effective Time, becomes a successor entity of Lessee, Lessor, or any of their respective Affiliates. An employee of Lessor or Lessee shall not be deemed an Affiliate thereof.

"Third-Party Claim" means (i) any written claim or Action asserted against an Indemnitee by a Third Party, (ii) any written assertion by a Third Party of any right of a Third Party against an Indemnitee, or (iii) any written allegation, claim or assertion by a Third Party of Covered Liabilities of, or amounts payable by an Indemnitee to, a Third Party arising out of clauses (i) or (ii).

"Title Policy" shall have the meaning given to such term in Section 6.3.

"Transfer Requirement" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein.

"Transferred Employee" shall have the meaning given to such term in Section 9.1.

"Work" shall have the meanings given to such term in Sections 15.1 and 15.2.


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